Exhibit 10.1

Execution Version

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT, dated as of June 9, 2015 (this “Amendment”), to the First Lien Credit Agreement (as defined below) among TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with TransFirst 1 and TransFirst 2, collectively, the “Borrowers” and each a “Borrower”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, each of the other Guarantors listed on the signature pages hereto, each Lender party hereto, and the Administrative Agent and Collateral Agent (as each term is defined below).

RECITALS

WHEREAS, pursuant to the First Lien Credit Agreement, dated as of November 12, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Agreement”), among the Borrowers, Holdings, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, the Lenders have agreed to extend credit in the form of a revolving credit facility and term loans to the Borrowers;

WHEREAS, the Borrowers have requested, pursuant to Sections 2.22 and 10.02 of the First Lien Credit Agreement, that the First Lien Credit Agreement be amended as set forth herein so as to, among other things, permit a refinancing of the Term Loans outstanding immediately prior to giving effect to this Amendment (the “Existing Term Loans”) with a new tranche of term loans pursuant to a Refinancing Amendment (after giving effect to the amendments made to the First Lien Credit Agreement pursuant to Section 2 herein), which shall provide for the extension under the Amended First Lien Credit Agreement (as defined below) of a new tranche of term loans thereunder denominated in Dollars in an aggregate principal amount of $763,250,000 (the “Term B-1 Loans”), the proceeds of which shall be used by the Borrowers (i) to repay in full the outstanding principal amount of the Existing Term Loans (other than the Exchanged Term Loans (as defined below)), (ii) to pay the Special Distribution (as defined in the Amended First Lien Credit Agreement) and (iii) to pay fees and expenses incurred in connection with the transactions contemplated by this Amendment. The Term B-1 Loans shall have the terms set forth in the Amended First Lien Credit Agreement;

WHEREAS, each Lender holding Existing Term Loans (collectively, the “Existing Term Lenders”) that executes and delivers a counterpart to this Amendment prior to 3:00 p.m. (New York time) on June 2, 2015 (a “Lender Consent”, and such consenting Existing Term Lenders, collectively, the “Exchanging Term Lenders” and each an “Exchanging Term Lender”) will be deemed (i) to have agreed to the terms of this Amendment and the Amended First Lien Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) an aggregate principal amount of its Existing Term Loans for Term B-1 Loans in a principal amount equal to the amount notified to such Existing Term Lender by the Amendment Lead Arranger (as defined below) and (iii) upon the Amendment Effective Date (as defined below), to have exchanged (as further described in the Lender Consent) such amount of its Existing Term Loans for Term B-1 Loans in an equal principal amount (such exchanged loans, the “Exchanged Term Loans”), which will be effectuated either by exercising a cashless exchange option or through a cash settlement option selected by such Lender on its Lender Consent;

WHEREAS, each Person that executes and delivers this Amendment in the capacity of an “Additional Term Lender” (each, an “Additional Term Lender” and, together with the Exchanging Term Lenders, the “Refinancing Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment and the Amended First Lien Credit Agreement and (ii) to have committed to make Term B-1 Loans to the Borrowers on the Amendment Effective Date, in the amount notified to such Additional Term Lender by the Amendment Lead Arranger (but in no event greater than the amount such Person is committed to make as set forth on its signature page hereto) (such loans, the “Additional Term B-1 Loans”);

WHEREAS, the aggregate proceeds of the Additional Term B-1 Loans will be used by the Borrowers (i) to repay in full the outstanding principal amount of the Existing Term Loans (other than the Exchanged Term Loans), (ii) to pay the Special Distribution and (iii) to pay fees and expenses incurred in connection with the transactions contemplated by this Amendment;

WHEREAS, each Credit Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby, and agrees to reaffirm its obligations under the Amended First Lien Credit Agreement, the Security Documents and the other Loan Documents to which it is a party; and

WHEREAS, the Borrowers have appointed Jefferies Finance LLC (the “Amendment Lead Arranger”), Apollo Investment Corporation, MidCap Financial, LLC and Nomura Securities International, Inc. (collectively, together with the Amendment Lead Arranger, the “Amendment Arrangers”) to solicit consents from the Lenders to amend certain terms of the First Lien Credit Agreement as hereinafter provided and to arrange the Term B-1 Loans;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended First Lien Credit Agreement.

SECTION 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Borrowers and the Lenders party hereto agree that the First Lien Credit Agreement shall be amended on the Amendment Effective Date to reflect the changes which are attached as Exhibit A hereto (the First Lien Credit Agreement as amended hereby, the “Amended First Lien Credit Agreement”), such that on the Amendment Effective Date the terms set forth in Exhibit A hereto which appear in bold and double underlined text (inserted text) shall be added to the First Lien Credit Agreement and the terms appearing as text which is stricken (deleted text) shall be deleted from the First Lien Credit Agreement. As used in the Amended First Lien Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the Amendment Effective Date, the Amended First Lien Credit Agreement.

SECTION 3. Additional Agreements.

(a) As of the Amendment Effective Date, subject to the terms hereof, (i) each Exchanging Term Lender hereby agrees that an aggregate principal amount of its Existing Term Loans equal to the amount notified to such Exchanging Term Lender by the Amendment Lead Arranger is hereby exchanged for Term B-1 Loans either through a cashless rollover or a cash settlement, as selected in such Exchanging Term Lender’s Lender Consent (and as such amount may be reduced by the Amendment Lead Arranger), (ii) the Borrowers hereby agree that all existing Notes in respect of Existing Term Loans (the “Existing Notes”) of any Exchanging Term Lender will, at the request of such Exchanging Term Lender, be exchanged for new Notes in respect of such Exchanging Term Lender’s Exchanged Term Loans, and (iii) each Exchanging Term Lender hereby agrees to promptly return the original Existing Notes to the Borrowers upon receipt of the new Notes described in the previous clause (ii).

(b) As of the Amendment Effective Date, subject to the terms hereof, (i) each Exchanging Term Lender hereby agrees that (notwithstanding Section 2.14 of the First Lien Credit Agreement) the aggregate principal amount of its Existing Term Loans not being exchanged in accordance with Section 3(a), together with all accrued and unpaid interest thereon and all accrued and unpaid interest on its Existing Term Loans that are being exchanged in accordance with Section 3(a), in each case up to and including the Amendment Effective Date, will be repaid in full and (ii) the Borrowers hereby agree that the aggregate principal amount of the Existing Term Loans, together with all accrued and unpaid interest thereon up to and including the Amendment Effective Date, of each Lender that does not execute and deliver a counterpart to this Amendment prior to 3:00 p.m. (New York time) on June 2, 2015 (each, a “Non-Consenting Lender”), will be repaid in full (all Existing Term Loans being repaid hereunder, the “Refinanced Term Loans”).

(c) As of the Amendment Effective Date, subject to the terms hereof, each Additional Term Lender hereby agrees to make Term B-1 Loans equal to the amount notified to such Additional Term Lender by the Amendment Lead Arranger (but in no event greater than the amount such Person committed to make as Term B-1 Loans as set forth on its signature page hereto).

(d) On the Amendment Effective Date, the Borrowers shall apply the aggregate proceeds of the Additional Term B-1 Loans to, among other things, prepay in full the principal amount of all Refinanced Term Loans. The commitments of the Exchanging Term Lenders and the Additional Term Lenders are several and not joint and no such Refinancing Term Lender will be responsible for any other Refinancing Term Lender’s failure to make or acquire Term B-1 Loans.

(e) Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of pre-existing Indebtedness and related agreements, as evidenced by the Amended First Lien Credit Agreement. Each Refinancing Term Lender shall be a “Lender” under the First Lien Credit Agreement as of the Amendment Effective Date. Amounts paid or prepaid in respect of Term B-1 Loans may not be reborrowed.

(f) Subject to the satisfaction of the conditions precedent set forth in Section 4, each Exchanging Term Lender hereby waives any claim for any loss, cost or expense due and payable to it by pursuant to Section 2.13 of the First Lien Credit Agreement solely with respect to the exchange of the Exchanged Term Loans in accordance with this Amendment. The waiver set forth in this Section 3(f) shall be limited precisely as written and shall not be deemed to (i) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the First Lien Credit Agreement or Amended First Lien Credit Agreement or (ii) prejudice any right or rights that the Administrative Agent or the Lenders may have or may have in the future under or in connection with the Amended First Lien Credit Agreement, except as expressly provided herein.

SECTION 4. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “Amendment Effective Date”):

(a) (i) the Administrative Agent shall have received duly executed counterparts of this Amendment from (A) the Borrowers, Holdings and the other Guarantors, (B) each Exchanging Term Lender, (C) each Revolving Lender and (D) each Additional Term Lender, (ii) the Administrative Agent shall have received a duly executed copy of that certain First Amendment to Second Lien Credit Agreement, dated as of the date hereof, among Borrowers, Holdings and the other Guarantors, the lenders party thereto, and Jefferies Finance LLC, as administrative agent and collateral agent thereunder, in form and substance reasonably satisfactory to the Administrative Agent and (iii) the Exchanging Term Lenders party hereto shall constitute the Required Lenders immediately prior to giving effect to this Amendment;

(b) the Administrative Agent shall have received a duly completed and executed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), one (1) Business Day before the date of the proposed Borrowing, in each case in respect of the Term B-1 Loans in accordance with Section 2.03 of the Amended First Lien Credit Agreement (which Borrowing Request may be conditioned on the effectiveness of this Amendment);

(c) each of the representations and warranties contained in Section 5 of this Amendment shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall have been true and correct in all respects as of such earlier date);

(d) at the time of and immediately after giving effect to this Amendment and the Credit Extensions occurring on the Amendment Effective Date and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

(e) the Administrative Agent shall have received (i) a certificate dated as of the Amendment Effective Date and signed by a Responsible Officer of Holdings, confirming compliance with the conditions set forth in Sections 4(c) and 4(d) herein and (ii) a certificate from the chief financial officer (or other officer with reasonably equivalent duties) of Holdings, on behalf of each Credit Party, in form, scope and substance reasonably satisfactory to the Administrative Agent, and demonstrating that after giving effect to the transactions contemplated hereby, the Credit Parties are and will be, on a consolidated basis, solvent;

(f) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Issuing Bank and the Lenders (including the Swing Line Lender), favorable written opinions, in each case (1) in form and substance reasonably satisfactory to the Administrative Agent, (2) dated as of the Amendment Effective Date, (3) addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders (including the Swing Line Lender) and (4) covering such corporate, security interest and related matters relating to this Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein;

(g) the Administrative Agent shall have received (i) a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Credit Party dated as of the Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Credit Party and, with respect to the articles or certificate of incorporation or formation (or similar document) certified as of a recent date by the Secretary of State (or other applicable Governmental Authority) of the jurisdiction of its organization, or with respect to any such Organizational Documents of any Credit Party that have been previously delivered to the Administrative Agent, a certification that such Organizational Documents have not changed since the Closing Date or the date such Credit Party became a Credit Party under the Loan Documents, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of each Credit Party authorizing and approving the transactions contemplated by this Amendment and the other Loan Documents and the execution, delivery and performance of this Amendment and the other Loan Documents to which such Credit Party is a party and, in the case of the Borrowers, the incurrence of Indebtedness pursuant to the Term B-1 Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate and (C) as to the specimen signature and incumbency of each officer executing this Amendment or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer as to the specimen signature and incumbency of the officer executing the certificate in this clause (i)); and (ii) to the extent applicable, a certificate as to the good standing (or equivalent certificate in the applicable jurisdiction of organization) of each Credit Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority); all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(h) the Administrative Agent shall have received:

(i) for distribution to the Amendment Lead Arranger and the Additional Term Lender, all fees and expenses agreed to by the Borrowers or Holdings that are due and payable on or before the Amendment Effective Date (including reasonable and documented out-of-pocket fees, expenses and disbursements of legal counsel);

(ii) for distribution to each Lender that holds Refinanced Term Loans immediately prior to giving effect to this Amendment, for the repayment in full of all such Refinanced Term Loans, an amount equal to the sum of (x) the principal of and unpaid interest accrued to the Amendment Effective Date on the outstanding Refinanced Term Loans of such Lender and (y) all fees and other amounts owing to or accrued for the account of each such Lender that is a Non-Consenting Lender under the First Lien Credit Agreement (including any amounts under Sections 2.12 and 2.13 of the First Lien Credit Agreement) in respect of such Refinanced Term Loans;

(iii) for distribution to each Exchanging Term Lender, an amount equal to all accrued and unpaid interest on its Existing Term Loans that are being exchanged in accordance with Section 3(a) hereof up to and including the Amendment Effective Date;

(iv) for distribution to each Exchanging Term Lender and each Revolving Lender party hereto, an amendment fee equal to 0.125% of the sum of the aggregate principal amount of each such Lender’s aggregate outstanding Existing Term Loans and Revolving Commitments (whether used or unused) as of the date hereof; and

(v) for distribution to the Additional Term Lender, as fee compensation for the funding of the Additional Term Lender’s Additional Term B-1 Loans, a closing fee in an amount equal to 0.25% of the stated principal amount of the Additional Term Lender’s Additional Term B-1 Loans, payable to the Additional Term Lender from the proceeds of its Additional Term B-1 Loans as and when funded on the Amendment Effective Date; such closing fee will be in all respects fully earned, due and payable on the Amendment Effective Date and non-refundable and non-creditable thereafter; and

(i) to the extent requested by the Administrative Agent or any Lender, there shall have been delivered to the Administrative Agent or such Lender documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 5. Representations and Warranties. Each Credit Party hereby represents and warrants, on and as of the date hereof and the Amendment Effective Date, that:

(a) Each of the representations and warranties made by any Credit Party set forth in Article III of the First Lien Credit Agreement or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof and the Amendment Effective Date with the same effect as though made on and as of such dates, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall have been be true and correct in all respects as of such earlier date).

(b) Each Credit Party (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, to own and Lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) The transactions contemplated by this Amendment and the Amended First Lien Credit Agreement are within such Credit Party’s powers and have been duly authorized by all necessary action on the part of such Credit Party. This Amendment has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) The execution, delivery and performance by any Credit Party of this Amendment or the Amended First Lien Credit Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Group Member, (c) will not violate any Requirement of Law except, individually or in the aggregate, where it could not reasonably be expected to result in a Material Adverse Effect, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Group Member or its property, or give rise to a right thereunder to require any payment to be made by any Group Member, except for violations, defaults, consents, approvals or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Group Member, except Liens created by the Loan Documents and the Second Lien Documents and Permitted Liens.

(e) This Amendment, the Amended First Lien Credit Agreement and the transactions contemplated thereby are a permitted “Refinancing” of the “First Lien Credit Agreement” (as such terms are defined in the Intercreditor Agreement) under the Intercreditor Agreement.

SECTION 6. Effects on Loan Documents.

(a) On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” or “the First Lien Credit Agreement” shall mean and be a reference to the Amended First Lien Credit Agreement and each reference in the First Lien Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended First Lien Credit Agreement.

(b) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(d) The Borrowers and the other parties hereto acknowledge and agree that, on and after the Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended First Lien Credit Agreement.

SECTION 7. Non-Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Amendment Arrangers or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Agents, the Amendment Arrangers or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Amended First Lien Credit Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 8. Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, Holdings, the Borrowers and each other Credit Party (i) acknowledges and agrees that the Term B-1 Loans are Loans and the Refinancing Term Lenders are Lenders under the Amended First Lien Credit Agreement, and all of its obligations under the Guarantees set out in the Amended First Lien Credit Agreement and any other guaranties in the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Credit Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Amended First Lien Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Credit Parties contained in the Amended First Lien Credit Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Term B-1 Loans under the Amended First Lien Credit Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the First Lien Credit Agreement or the other Credit Documents, which shall remain in full force and effect, except to any extent modified hereby. Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the First Lien Credit Agreement, the Amended First Lien Credit Agreement or any other Loan Document to consent to the amendment to the First Lien Credit Agreement effected pursuant to this Amendment and (ii) nothing in the First Lien Credit Agreement, the Amended First Lien Credit Agreement, this Amendment or any Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended First Lien Credit Agreement.

SECTION 9. Amendment Arrangers. Holdings, the Borrowers and the Lenders agree that (a) the Amendment Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Lead Arrangers under the Amended First Lien Credit Agreement and (b) the Amendment Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended First Lien Credit Agreement or any other Loan Document.

SECTION 10. Consents. For purposes of Section 10.04 of the First Lien Credit Agreement, the Borrower Agent hereby consents to any assignee of any Amendment Arranger or any of their respective Affiliates becoming a Lender under the Amended First Lien Credit Agreement in connection with the initial syndication of the Term B-1 Loans to the extent the inclusion of such assignee in the syndicate had been disclosed in writing by the Amendment Lead Arranger to, and agreed to by, the Borrower Agent prior to the Amendment Effective Date.

SECTION 11. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 12. Miscellaneous.

(a) Except as expressly amended hereby, the provisions of the First Lien Credit Agreement are and shall remain in full force and effect.

(b) This Amendment constitutes an “Refinancing Amendment” as such term is defined in the Amended First Lien Credit Agreement.

(c) This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(d) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(e) In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(f) Each of the parties hereto hereby agrees that Sections 10.09(b), 10.09(c), 10.09(d), 10.10 and 10.11 of the Amended First Lien Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

TYCHE HOLDINGS, LLC

By:	/s/ Adrian R. Alonso
	Name:	Adrian R. Alonso
	Title:	Vice President

TRANSFIRST INC.

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST PARENT CORP.

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST HOLDINGS, INC.

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST THIRD PARTY SALES, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

[Signature Page to First Amendment to First Lien Credit Agreement (TransFirst)]

TRANSFIRST ASSOCIATION SALES, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST CORPORATE SALES, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST HEALTH AND GOVERNMENT SERVICES, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

ME ACQUISITION, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

CN ACQUISITION, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

[Signature Page to First Amendment to First Lien Credit Agreement (TransFirst)]

TRANSFIRST EPAYMENT, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

TRANSFIRST EPAYMENT SERVICES, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

PAYMENT RESOURCES INTERNATIONAL, LLC

By:	/s/ Nancy Disman
	Name:	Nancy Disman
	Title:	Chief Financial Officer

[Signature Page to First Amendment to First Lien Credit Agreement (TransFirst)]

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell

	Title:	Managing Director

[Signature Page to First Amendment to First Lien Credit Agreement (TransFirst)]

JEFFERIES FINANCE LLC,
as Additional Term Lender

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell

	Title:	Managing Director

Term B-1 Loans: $

[Signature Page to First Amendment to First Lien Credit Agreement (TransFirst)]

Signature Page to First Amendment to First Lien Credit Agreement

(Lender Consent)

The undersigned, which is an Existing Term Lender, hereby consents to the First Amendment to First Lien Credit Agreement, dated as of June 9, 2015 (the “Amendment”), among TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with TransFirst 1 and TransFirst 2, collectively, the “Borrowers” and each, a “Borrower”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, each of the other Guarantors listed on the signature pages thereto, each Lender party thereto, and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amendment. If such Existing Term Lender is a Refinancing Term Lender, such Existing Term Lender, if and only if it indicates below, hereby further agrees as follows:

Check either Box (1) or Box (2):

(1)	☐	CASHLESS ROLLOVER OPTION

The undersigned Existing Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Existing Term Loans held by such Existing Term Lender (or such lesser amount allocated to such Lender by the Amendment Lead Arranger) for a Term B-1 Loan in a like principal amount. The undersigned acknowledges that, if the Amendment Lead Arranger allocates to such Lender less than 100% of the principal amount of the Existing Term Loans held by it, the balance will be repaid upon the Amendment Effective Date in accordance with the terms of the Amendment.

(2)	☐	CASH SETTLEMENT OPTION

The undersigned Existing Term Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to the exchange, by way of prepayment by the Borrowers and re-lending by such Existing Term Lender in the form of a Term B-1 Loan, of 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount allocated to such Lender by the Amendment Lead Arranger) on the Amendment Effective Date and that such Existing Term Lender shall make such Term B-1 Loan in cash in a like principal amount pursuant to instructions provided to such Lender by the Administrative Agent prior to the settlement date. The undersigned acknowledges that, if the Amendment Lead Arranger allocates to such Lender less than 100% of the principal amount of the Existing Term Loans held by it, the balance will be repaid upon the Amendment Effective Date in accordance with the terms of the Amendment.

Lender Consent to First Amendment to First Lien Credit Agreement (TransFirst)

(Full Legal Name of Lender)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page to Lender Consent to First Amendment to First Lien Credit Agreement (TransFirst)]

EXHIBIT A

(See Attached)

EXHIBIT A TO FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

FIRST LIEN CREDIT AGREEMENT

dated as of November 12, 2014,

as amended by the First Amendment to First Lien Credit Agreement dated as of June 9 2015,

among

TYCHE MERGER SUB, INC.

as, prior to the consummation of the Closing Date Acquisition, a Borrower,

TRANSFIRST INC.,

TRANSFIRST PARENT CORP., AND

TRANSFIRST HOLDINGS, INC.,

as, after the consummation of the Closing Date Acquisition,

on a joint and several basis, the Borrowers,

TYCHE HOLDINGS, LLC,

as Holdings and a Guarantor,

THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

JEFFERIES FINANCE LLC,

as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender

JEFFERIES FINANCE LLC,

APOLLO INVESTMENT CORPORATION,

MIDCAP FINANCIAL, LLC,

GUGGENHEIM CORPORATE FUNDING, LLC, AND

NOMURA SECURITIES INTERNATIONAL, INC.,

as Joint Lead Arrangers and Joint Bookrunners,

JEFFERIES FINANCE LLC,

as Syndication Agent and Documentation Agent

i

ANNEXES

Annex A	Commitments

SCHEDULES

Schedule 3.03	Governmental Approvals; Compliance with Laws
Schedule 3.05(b)	Real Property
Schedule 3.06(b)	Intellectual Property
Schedule 3.06(c)	Violations or Proceedings
Schedule 3.07	Subsidiaries
Schedule 3.08	Litigation
Schedule 3.18	Insurance
Schedule 5.18	Post-Closing Deliveries
Schedule 6.01(b)	Permitted Surviving Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.03(b)	Existing Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.12	Burdensome Agreements

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of LC Request
Exhibit H-1	Form of Term Note
Exhibit H-2	Form of Revolving Note
Exhibit H-3	Form of Swing Line Note
Exhibit I	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit J	Form of Affiliate Assignment and Assumption
Exhibit K	Form of Non-Bank Certificate
Exhibit L	Form of Solvency Certificate
Exhibit M	Pari Passu Intercreditor Agreement Term Sheet

v

FIRST LIEN CREDIT AGREEMENT

This FIRST LIEN CREDIT AGREEMENT (as amended by the First Amendment to First Lien Credit Agreement dated as of June 9, 2015, this “Agreement”), dated as of November 12, 2014, is made among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and upon consummation of the Closing Date Acquisition, TransFirst Inc., a Delaware corporation (“TransFirst 1”), as the surviving entity after giving effect to the Closing Date Acquisition (the “Lead Borrower”), and co-borrowers, TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), and TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with the Lead Borrower and TransFirst 2, collectively, the “Borrowers” and each, a “Borrower”), Tyche Holdings, LLC (“Holdings”), a Delaware limited liability company, as Guarantor, each of the other Guarantors (such terms and each other capitalized term used but not defined herein having the meaning given to it in Article I) party hereto upon becoming a party hereto, the Lenders from time to time party hereto and Jefferies Finance LLC (“Jefferies”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns (the “Collateral Agent”), as swing line lender (in such capacity, the “Swing Line Lender”) and as the Issuing Bank.

WITNESSETH:

WHEREAS, on the Closing Date, pursuant to the Agreement and Plan of Merger, dated as of October 12, 2014 (together with the exhibits and schedules thereto, as amended, restated, supplemented or otherwise modified from time to time in a manner not prohibited hereunder, the “Closing Date Acquisition Agreement”), by and among Holdings, Merger Sub and TransFirst 1, Merger Sub, through one or more steps, consummated the merger of Merger Sub with and into TransFirst 1 with TransFirst 1 as the surviving entity of such merger (the “Closing Date Acquisition”).

WHEREAS, on the Closing Date, the Borrowers, on a joint and several basis, requested (a) that the Lenders extend credit in the form of term loans in an aggregate principal amount equal to $700,000,000 to fund a portion of the Closing Date Acquisition (including the repayment of certain outstanding Indebtedness of TransFirst 1 and its Subsidiaries, the “Refinancing Transaction”) and (b) that the Revolving Lenders extend Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount not in excess of $50,000,000 (which shall include a Swing Line Loan sub-facility in an aggregate principal amount of $10,000,000 and a letter of credit subfacility of up to $10,000,000).

WHEREAS, in connection therewith, on the Closing Date, the Borrowers entered into the Second Lien Credit Agreement and incurred Second Lien Loans in the aggregate principal face amount equal to $320,000,000.

WHEREAS, on the First Amendment Effective Date, the Borrowers have requested that the Lenders extend credit in the form of refinancing term loans pursuant to Section 2.01, and the proceeds of such term loans are to be used to repay and refinance in full all Closing Date Term Loans outstanding immediately prior to giving effect to the making of such refinancing term, to pay a portion of the Special Distribution and to pay fees and expenses incurred in connection with the transactions contemplated by the First Amendment.

WHEREAS, on the First Amendment Effective Date, the Borrowers have incurred additional Second Lien Loans in the aggregate principal face amount equal to $65,000,000.

NOW, THEREFORE, the Lenders are willing to (severally but not jointly) extend such credit to the Borrowers on a joint and several basis and the Issuing Bank is willing to issue letters of credit for the account of the Borrowers on a joint and several basis on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Additional Amount” shall have the meaning assigned to such term in Section 2.15(a).

“Additional Guarantor” shall mean any Wholly Owned Restricted Subsidiary that becomes a Guarantor after the Closing Date pursuant to Section 5.10.

“Additional Lender” shall have the meaning assigned to such term in Section 2.20.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the LIBO Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (ii) with respect to Term Loans only, 1.00%.

“Administrative Agent” shall have the meaning given to that term in the preamble hereto, and include each other person appointed as a successor pursuant to Article IX.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A or in such other form as may be approved by the Administrative Agent (acting reasonably).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that (i) neither any Lender nor any Agent (nor any of their Affiliates) shall be deemed to be an Affiliate of Holdings, the Borrowers or any of their respective Subsidiaries solely by virtue of its capacity as a Lender or Agent hereunder and (ii) for purposes of this Agreement and the other Loan Documents, Jefferies Group LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliate Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)) that is a Sponsor Investor or that is Holdings, a Borrower or any of their Subsidiaries, and accepted by the Administrative Agent, in substantially the form of Exhibit J, or any other form approved by the Administrative Agent.

“Affiliated Debt Fund” shall mean a debt Fund that is an Affiliate of the Sponsor and that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors thereof independent of or in addition to their duties to the Sponsor or any of its Affiliates.

“Agents” shall mean the Administrative Agent, the Collateral Agent and the Lead Arrangers; and “Agent” shall mean any of them.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate (only taking into account the 1.00% floor therein if in respect of Term Loans) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Rate or the Adjusted LIBO Rate, as the case may be.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.20(a).

“Applicable Date of Determination” means the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, or, if such date occurs prior to the date on which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, the last day of the most recently ended fiscal quarter for which financial statements were delivered under Section 4.01.

“Applicable ECF Percentage” shall mean, for any fiscal year of Holdings, (a) 50% if the Total Leverage Ratio (after giving effect to such ECF Payment Amount assuming a 50% Applicable ECF Percentage) as of the last day of such fiscal year is greater than 6.30 to 1.00, (b) 25% if the Total Leverage Ratio (after giving effect to such ECF Payment Amount assuming a 25% Applicable ECF Percentage) as of the last day of such fiscal year is equal to or less than 6.30 to 1.00 but greater than 5.30 to 1.00, and (c) 0% if the Total Leverage Ratio (after giving effect to such ECF Payment Amount assuming a 0% Applicable ECF Percentage) as of the last day of such fiscal year is equal to or less than 5.30 to 1.00. For the avoidance of doubt, if, after giving effect to the parenthetical phrases in any of the foregoing sub-clauses more than one of the preceding sub-clauses would be applicable, the sub-clause with the highest percentage shall apply.

“Applicable Margin” shall mean:

(a) at all times through and including the First Amendment Effective Date, a percentage per annum equal to with respect to Revolving Loans, the Term Loans, the LC Participation Fee and the Commitment Fee, as set forth below for the appropriate level:

Level	Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Applicable Margin for LC Participation Fee	Commitment Fee
I	≥ 6.00 to 1.00	4.50%	3.50%	4.50%	0.50%
II	< 6.00 to 1.00	4.25%	3.25%	4.25%	0.375%

provided that until a certified calculation of the Total Leverage Ratio is delivered for the first full fiscal quarter after the Closing Date, the Applicable Margin shall be set at the margin in the row styled “Level I.” Except as set forth in the foregoing proviso, the Applicable Margin shall be re-determined quarterly on the first day of the month following the date of delivery to the Administrative Agent of a certified calculation of the Total Leverage Ratio in accordance with

Section 5.01(c); provided, that if such certification is not provided in accordance with Section 5.01(c), the Applicable Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the end of the quarter for which the certification was not delivered until the date on which such certification is delivered (on which date, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification); and

(b) at all times from and after the First Amendment Effective Date, a percentage per annum equal to with respect to Revolving Loans, the Term Loans, the LC Participation Fee and the Commitment Fee, as set forth below for the appropriate level:

Level	Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Applicable Margin for LC Participation Fee	Commitment Fee
I	≥ 6.00 to 1.00	3.75%	2.75%	3.75%	0.50%
II	< 6.00 to 1.00	3.50%	2.50%	3.50%	0.375%

provided that until a certified calculation of the Total Leverage Ratio is delivered for the fiscal quarter in which the First Amendment Effective Date occurs, the Applicable Margin shall be set at the margin in the row styled “Level I.” Except as set forth in the foregoing proviso, the Applicable Margin shall be re-determined quarterly on the first day of the month following the date of delivery to the Administrative Agent of a certified calculation of the Total Leverage Ratio in accordance with Section 5.01(c); provided, that if such certification is not provided in accordance with Section 5.01(c), the Applicable Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the end of the quarter for which the certification was not delivered until the date on which such certification is delivered (on which date, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification).

In the event that the certified calculation of the Total Leverage Ratio previously delivered pursuant to Section 5.01(c) was inaccurate (and such inaccuracy is discovered while any Revolving Commitments or Term Loans are outstanding), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for the Revolving Loans, Term Loans or Commitment Fee, as applicable, for any period (an “Applicable Period”) than the Applicable Margin or Commitment Fee, as applicable, applied for such Applicable Period, then, to the extent any Revolving Commitments or Term Loans are outstanding at such time, (i) the Borrowers shall as soon as practicable deliver to the Administrative Agent the correct certified calculation of the Total Leverage Ratio for such Applicable Period, (ii) the Applicable Margin or Commitment Fee, as applicable, shall be determined as if the Level for such higher Applicable Margin or Commitment Fee, as applicable, were applicable for such Applicable Period, and (iii) the Borrowers shall within ten (10) Business Days of written demand thereof by the

Administrative Agent pay to the Administrative Agent the accrued additional interest or Commitment Fee owing as a result of such increased Applicable Margin for the Revolving Loans, Term Loans and Commitment Fee for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.

Notwithstanding the foregoing, the Applicable Margin in respect of any Extended Loan shall be the applicable percentages per annum set forth in the relevant Extension Amendment.

“Approved Fund” shall mean any Fund or managed account that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity, or an Affiliate of an entity, that administers, advises or manages a Lender.

“Asset Sale” shall mean (a) any conveyance, sale, transfer or other disposition of any property excluding sales and dispositions otherwise permitted under Section 6.05 (other than clause (b) thereof) and (b) any issuance or sale of any Equity Interest of any Group Member, and in any event “Asset Sales” shall exclude Casualty Events of any Group Member.

“Asset Sale Threshold” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Attributable Indebtedness” shall mean, when used with respect to any Sale Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to Holdings’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale Leaseback Transaction.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(ii).

“Available Retained ECF Amount” shall mean, at any date of determination, the portion of Excess Cash Flow, determined on a cumulative basis for all fiscal years of Holdings that was not required to be applied to prepay Term Loans pursuant to Section 2.10(f).

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

“Base Rate” shall mean, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers, manager or managing member of such person, (c) in the case of any partnership, the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Bona Fide Debt Fund” shall mean any debt Fund Affiliate of any Person described in clause (a) or clause (b) of the definition of Disqualified Institution that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with any equity or equity-like investments or other investments with an equity component or characteristic by any Person described in clause (a) or (b) of the definition of Disqualified Institution or an Affiliate of a Person described in clause (a) or (b) of the definition of Disqualified Institution.

“Borrower” and “Borrowers” shall have the meanings assigned to such terms in the preamble hereto.

“Borrower Agent” shall have the meaning assigned to such term in Section 2.23.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swing Line Loan (it being understood and agreed that each Borrowing shall be on a joint and several basis to the Borrowers).

“Borrowing Request” shall mean a request by the Lead Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld) (it being understood and agreed that any such request shall, in all events, be deemed made jointly and severally by the Borrowers).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Assets” shall mean, with respect to any person, all equipment, rolling stock, aircraft, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and (b) Capital Lease Obligations incurred by Holdings and its Restricted Subsidiaries during such period.

“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Leases” shall mean all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.

“Cash Equivalents” shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any political subdivision, agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States or any political subdivision of any such state or any public instrumentality thereof (provided that the full faith and credit of such state is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (c) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person; (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (g) demand deposit accounts maintained in the ordinary course of business; and (h) (i) investments of the type and (to the extent applicable) maturity described in clauses (a) through (g) above of (or maintained with) a comparable foreign obligor, which investments or obligors (or the parent thereof) have ratings described in clause (c) or (e) above, if applicable, or equivalent ratings from comparable foreign rating agencies or (ii) investments of the type and maturity (to the extent applicable) described in clauses (a) through (g) above of (or maintained with) a foreign obligor (or the parent thereof), which investments or obligors (or the parents thereof) are not rated as provided in such clauses or in subclause (i) of this paragraph (h) but which are, in the reasonable judgment of the Borrower Agent, comparable in investment quality to such investments and obligors (or the parents of such obligors).

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that is a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and any person who was a Lender, an Agent or a Lead Arranger (or any Affiliate of a Lender, an Agent or a Lead Arranger) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement; provided that if such Person is (or was, at the time it entered into a Cash Management Agreement) an Affiliate of a Lender, an Agent or a Lead Arranger, such person shall deliver to the Administrative Agent a letter agreement pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Group Member. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation with the meaning of Section 957 of the Code.

A “Change in Control” shall be deemed to have occurred if:

(a) prior to an IPO, the Equity Investors (collectively) shall fail to own (directly or indirectly), or to have the power to vote or direct the voting of, directly or indirectly, Voting Stock of Holdings representing more than 50% of the voting power of the total outstanding Voting Stock of Holdings;

(b) upon and following an IPO, the Equity Investors (collectively) shall fail to own (directly or indirectly), or to have the power to vote or direct the voting of, directly or indirectly, Voting Stock of Holdings representing more than 35% of the voting power of the total outstanding Voting Stock of Holdings;

(c) upon and following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Equity Investors, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Holdings representing more than the total Voting Stock of Holdings then held by the Equity Investors (collectively);

(d) Holdings shall cease to beneficially own and Control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of any Borrower (other than as a result of a merger, consolidation or dissolution of any Borrower into another Borrower); or

(e) a “Change in Control” (or equivalent term) as defined in the Second Lien Credit Agreement or the definitive debt documentation for any Junior Indebtedness, Senior Unsecured Indebtedness, Permitted Junior Refinancing Debt, Permitted Pari Passu Refinancing Debt, Permitted Unsecured Refinancing Debt, Registered Equivalent Notes, Permitted Incremental Equivalent Debt or Indebtedness incurred pursuant to a Permitted Refinancing or any of the foregoing shall occur.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of the Voting Stock subject to a stock purchase agreement, merger agreement or similar agreement, so long as such agreement contains a condition to the closing of the transactions contemplated thereunder that the Obligations under this Agreement and the other Loan Documents shall be paid in full and terminated prior to (or contemporaneous with) the consummation of such transactions.

“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or for purposes of Section 2.12 and Section 2.15, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Class” subject to Section 2.21 and Section 2.22, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are

Revolving Loans, Closing Date Term Loans, Term B-1 Loans or Swing Line Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment, Term B-1 Loan Commitment or Swing Line Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” shall mean November 12, 2014.

“Closing Date Acquisition” shall have the meaning assigned to such term in the recitals hereto.

“Closing Date Acquisition Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Closing Date Acquisition Documents” shall mean the Closing Date Acquisition Agreement and all documents and agreements related thereto or expressly contemplated thereby.

“Closing Date Equity Issuance” shall mean the cash contribution to Holdings of equity (in the form of (1) common equity and/or (2) preferred equity constituting Qualified Capital Stock) (and the subsequent contribution of such amount to Merger Sub as common capital or intercompany loan), directly or indirectly, by the Equity Investors, in an aggregate amount, inclusive of capital contributions and investments by management of TransFirst 1 rolled over or invested in connection with the Transactions and other investors designated by Sponsor in an amount constituting not less than 35% of the sum of (x) the aggregate amount of Term Loans and Second Lien Loans funded on the Closing Date, plus (y) the aggregate amount of Revolving Loans and Swing Line Loans funded on the Closing Date plus (z) the equity capitalization of Holdings and its Subsidiaries on the Closing Date after giving effect to the Transactions; provided that immediately upon the consummation of the Closing Date Acquisition, the Sponsor will hold, directly or indirectly, the power to vote, or direct the voting of, Equity Interests constituting no less than 50.1% of the aggregate amount of the issued and outstanding equity of Holdings.

“Closing Date Term Loan” shall mean a Term Loan made by Lenders to the Borrowers on the Closing Date pursuant to Section 2.01(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral and all other property of whatever kind and nature, whether now owned or hereinafter acquired, subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto, and include each other person appointed as a successor pursuant to Article IX.

“Commercial Letter of Credit” shall mean any documentary letter of credit or similar instrument.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment, Term B-1 Loan Commitment or Swing Line Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Holdings and its Restricted Subsidiaries which may properly be classified as current assets (excluding deferred tax assets without duplication of amounts otherwise added in calculating Excess Cash Flow) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents; provided that Consolidated Current Assets shall be calculated without giving effect to the impact of purchase accounting.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable, in each case, without duplication of amounts otherwise deducted in calculating Excess Cash Flow) of Holdings and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans and other long term liabilities, and accrued interest thereon) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP; provided that Consolidated Current Liabilities shall be calculated without giving effect to the impact of purchase accounting.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (other than in respect of clauses (f) and (r) below) and without duplication:

(a) Consolidated Interest Expense;

(b) Consolidated Amortization Expense;

(c) Consolidated Depreciation Expense;

(d) Consolidated Tax Expense;

(e) Consolidated Transaction Costs;

(f) (x) pro forma adjustments previously identified in the “bank case” projection model delivered to the Administrative Agent on October 7, 2014, including incremental revenue and associated “EBITDA” from the American Express opportunity identified therein and (y) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrowers (as set forth in a certificate of Financial Officer of the Borrower Agent delivered to the Administrative Agent) in good faith to be reasonably anticipated to be realizable within twenty (24) months of the date thereof that are factually supportable and reasonably identifiable (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided further that, the aggregate amount pursuant to this clause (f)(y), clause (n) of this definition or the definition of Pro Forma Basis in any period of four consecutive fiscal quarters shall not exceed 25% of Consolidated EBITDA for such period, prior to giving effect to the pro forma adjustments for such period; provided that such 25% limitation will not apply to the extent such adjustments (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency);

(g) any fees, expenses, costs or charges (other than depreciation or amortization expense) related to any consummated, anticipated, unsuccessful or attempted equity offering, issuance or repurchase, other Equity Issuance, Debt Issuance (including a refinancing thereof, whether or not successful), Dividend, Investment, acquisition (including the Closing Date Acquisition or any Permitted Acquisition) (including (x) bonuses paid to employees in connection with any Permitted Acquisition and other investments permitted hereunder, (y) fees, costs and expenses incurred in connection with the de-listing of public targets and compliance with public company requirements in connection any Permitted Acquisition and (z) to the extent arising in the context of “take private” Permitted Acquisitions, litigation expenses and settlement amounts), Asset Sale or other disposition, repayment of Indebtedness or recapitalization or the breakage of any hedging arrangement permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including such fees, expenses, costs or charges related to (i) the offering, syndication, assignment and administration of the loans under the Second Lien Documents, the Loan Documents and any other credit facilities (including, and together with, fees, expenses, costs or charges of S&P and Moody’s in order to comply with the terms of Section 5.13) and (ii) any refinancing, extension, waiver, forbearance, amendment or other modification of the Second Lien Documents, the Loan Documents and any other credit facilities (in each case, whether consummated, anticipated, unsuccessful, attempted or otherwise);

(h) (i) the aggregate amount of all other non-cash items (including, without limitation, purchase accounting adjustments under ASC 805 or similar acquisition accounting under GAAP or similar provisions under GAAP) reducing Consolidated Net Income (including any non-cash expense relating to the vesting of warrants), (ii) net non-cash exchange, translation or performance losses relating to foreign currency transactions and currency fluctuations and (iii) cash charges resulting from the application of ASC 805 (including with respect to Earn-Outs incurred by Holdings, the Borrowers or any of their Restricted Subsidiaries in connection with any Permitted Acquisition);

(i) (i) the amount of management, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and similar fees and expenses and related indemnities and expenses paid or accrued to the Equity Investors to the extent permitted hereunder and expenses, in each case under this subclause (i), required to be paid pursuant to the Management Services Agreement as in effect on the Closing Date and (ii) directors’ fees and expenses paid or accrued;

(j) expenses and payments that are covered by indemnification, reimbursement, guaranty or purchase price adjustment provisions in any agreement entered into by Holdings or any of its Restricted Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement in such period or an earlier period if not added back to Consolidated EBITDA in such earlier period;

(k) Insurance Loss Addbacks; provided that if both (i) such amount is added back to Consolidated EBITDA for the complete one-year period applicable thereto and (ii) not so reimbursed or received by Holdings or its Restricted Subsidiaries within the one-year period applicable thereto, then such Insurance Loss Addback shall be subtracted in the subsequent Test Period;

(l) the aggregate amount of expenses or losses incurred by Holdings or one of its Restricted Subsidiaries relating to business interruption to the extent covered by insurance; provided by an unaffiliated insurance company and (y) actually reimbursed or otherwise paid to Holdings or such Restricted Subsidiary or (z) so long as such amount is reasonably expected to be received by Holdings or such Restricted Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss (provided that, if both (i) such amount is added back to Consolidated EBITDA for the complete one-year period applicable thereto and (ii) not so reimbursed or received by Holdings or such Restricted Subsidiary within such one-year period, then such expenses or losses shall be subtracted in the subsequent calculation period);

(m) any extraordinary (as determined in accordance with GAAP), unusual or non-recurring expenses, losses or charges incurred;

(n) restructuring charges, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, accruals or reserves (including restructuring costs related to Permitted Acquisitions and other Investments permitted hereunder and adjustments to existing reserves) and business optimization expense; provided that, the aggregate amount pursuant to this clause (n), clause (f)(y) of this definition and the definition of Pro Forma Basis in any period of four consecutive fiscal quarters shall not exceed 25% of Consolidated EBITDA for such period, prior to giving effect to the pro forma adjustments for such period; provided that such 25% limitation will not apply to the extent such adjustments (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency);

(o) solely for purposes of determining compliance with Section 6.08, in respect of any period which includes a Cure Quarter, the Cure Amount in connection with an Equity Cure Contribution in respect of such Cure Quarter;

(p) (i) compensation expenses resulting from the repurchase of Equity Interests of of Holdings or any of its parent companies from employees, directors or consultants of Holdings or any of its Restricted Subsidiaries, in each case, to the extent permitted by this Agreement, (ii) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan of Holdings (or its direct or indirect parent company) or any of its Restricted Subsidiaries; and (iii) compensation payments resulting from payments to employees, directors or officers of Holdings and its Restricted Subsidiaries paid in connection with Dividends that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or a substitution for, ordinary salary or ordinary payroll payments;

(q) the unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of Holdings or any of its Restricted Subsidiaries; and

(r) other adjustments that (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a

Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency).

and (y) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining such Consolidated Net Income and without duplication, the aggregate amount of (A) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business), and (B) any extraordinary (as determined in accordance with GAAP), unusual or non-recurring gains increasing Consolidated Net Income for such period.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Fixed Charge Coverage Ratio, the Total Leverage Ratio and the First Lien Leverage Ratio for any period that includes the fiscal quarters ended on December 31, 2013, March 31, 2014, June 30, 2014 or September 30, 2014 Consolidated EBITDA shall be deemed to be $33,402,000, $29,908,000, $37,267,000 and $39,073,000, respectively, in each case, as adjusted on a Pro Forma Basis and to give effect to any adjustments in clause (f) and (r) above, as applicable; it being agreed that for purposes of calculating any financial ratio or test in connection with a Subject Transaction, Consolidated EBITDA shall be calculated in a manner consistent with Consolidated EBITDA for each quarterly period set forth above and the adjustments set forth above in this definition. Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction.

“Consolidated Indebtedness” shall mean, as of any date of determination, for Holdings and its Restricted Subsidiaries determined on a consolidated basis, the sum of, without duplication, (a) the aggregate amount of all Indebtedness and other obligations, whether current or long-term, for borrowed money (including all Indebtedness hereunder and under the other Loan Documents) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Purchase Money Obligations, (c) all obligations arising under (i) letters of credit (excluding the undrawn amount thereof but including all other LC Exposure), bankers’ acceptances and bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made) and (ii) payment, bid, performance and surety bonds (in each case, excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments, (d) all obligations of such person assumed as the deferred purchase price of property or services when due and payable but only to the extent constituting Indebtedness; (e) Capital Lease Obligations, (f) Attributable Indebtedness, (g) without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than Holdings or any of its Restricted Subsidiaries, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or any of its Restricted Subsidiaries is a general partner or joint venturer, to the extent such Indebtedness is recourse to Holdings or any of its Restricted Subsidiaries. Notwithstanding the foregoing, in no event shall the following constitute “Consolidated Indebtedness”: (i) obligations under any derivative transaction or other Hedging Agreement and (ii) leases that would be characterized as operating leases in accordance with GAAP on the Closing Date.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Restricted Subsidiaries for such period;

(b) commissions, discounts and other fees, costs and charges owed by Holdings or any of its Restricted Subsidiaries with respect to letters of credit, bankers’ acceptance financing and receivables financings for such period;

(c) amortization of Debt Issuance costs, debt discount or premium and other financing fees and expenses incurred by Holdings or any of its Restricted Subsidiaries for such period;

(d) cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Holdings or any of its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(e) all interest paid or payable with respect to discontinued operations of Holdings or any of its Restricted Subsidiaries for such period;

(f) the interest portion of any deferred payment obligations of Holdings or any of its Restricted Subsidiaries for such period; and

(g) all interest on any Indebtedness of Holdings or any of its Restricted Subsidiaries of the type described in clauses (f) or (i) of the definition of “Indebtedness” for such period;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or prepaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with the Closing Date Acquisition, any Permitted Acquisitions, Asset Sales or other dispositions (other than any Asset Sales or other dispositions in the ordinary course of business), and discontinued division or line of business or operations as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period in each case to the extent permitted by this Agreement.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) attributable to Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any person that is not a Restricted Subsidiary of Holdings, except to the extent that cash in an amount equal to any such income has actually been received by Holdings or (subject to clause (b) below) any of its Restricted Subsidiaries during such period;

(b) the net income of any Restricted Subsidiary of Holdings during such period to the extent that the declaration or payment of Dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than this Agreement, any other Loan Document or any Second Lien Document or any refinancings thereof), instrument, or Requirement of Law applicable to that Restricted Subsidiary or its equity holders during such period (unless such restriction or limitation has been waived), except that Holdings’ equity in net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Holdings or any of its Restricted Subsidiaries upon any Asset Sale or other disposition by Holdings or any of its Restricted Subsidiaries;

(d) any foreign currency translation gains or losses (including losses related to currency remeasurements of Indebtedness);

(e) non-cash gains and losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

(f) unrealized gains and losses, and the impact of any revaluation, with respect to Hedging Obligations; and

(g) gains or losses due solely to the cumulative effect of any change in accounting principles.

“Consolidated Tax Expense” shall mean, for any period, the tax expense (including federal, state, local, foreign, franchise, excise and foreign withholding taxes) of Holdings and its Restricted Subsidiaries, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of any date, the total property and assets of Holdings and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings delivered pursuant to Section 5.01 (on a pro forma basis after giving effect to any Permitted Acquisitions or any Investments or dispositions permitted hereunder or by the other Loan Documents).

“Consolidated Transaction Costs” shall mean the fees, premiums, costs and expenses incurred by Holdings and its Restricted Subsidiaries, whether before or after the Closing Date in connection with (i) the Transactions or the Closing Date Acquisition Documents (including such fees, costs and expenses incurred with respect to any shareholder litigation in connection with the Closing Date Acquisition) during such period or (ii) the filing and withdrawal of TransFirst 1’s registration statement with the Securities and Exchange Commission.

“Contingent Obligation” shall mean, as to any person, any obligation or agreement, of such person guaranteeing or intended to guarantee any Indebtedness, leases, Dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation or agreement of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other similar contingent obligations incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or its direct or indirect parent company or other portfolio companies of such person.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, (c) Permitted Unsecured Refinancing Debt and (d) Refinancing Term Loans, Refinancing Term Commitments,

Refinancing Revolving Loans and Refinancing Revolving Loan Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans or Refinancing Revolving Loans hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than (A) the aggregate principal amount of the Refinanced Debt, plus (B) accrued and unpaid interest capitalized, any fees, premiums, accrued interest associated therewith, or other reasonable amount paid, and fees, costs and expenses incurred in connection therewith plus such additional amounts otherwise permitted to be incurred under the Loan Documents (with a corresponding reduction in the amount of any basket or carve-out (to the extent capped) used pursuant to this clause (B)), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness does not have a Weighted Average Life to Maturity equal to or less than that of the Refinanced Debt and, in the case of any notes constituting Credit Agreement Refinancing Indebtedness, does not have mandatory prepayment provisions (other than customary asset sale, similar events and change of control offers) that would result in a mandatory prepayment of such Credit Agreement Refinancing Indebtedness prior to the refinancing in full of the then outstanding Term Loans, (iv) such Refinanced Debt (other than unasserted contingent indemnification or reimbursement obligations and letters of credit that have been cash collateralized or backstopped in accordance with the terms of the Refinanced Debt) shall be repaid, defeased or satisfied and discharged, and (unless otherwise agreed by all Lenders holding such Refinanced Debt) all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (v) such Credit Agreement Refinancing Indebtedness, to the extent secured, shall not be secured by any lien on any assets of the Borrowers or any Guarantor that does not also secure the then outstanding applicable Term Loans, or be guaranteed by any person other than the Guarantors under the then outstanding Term Loans, and (v) the other terms of such Credit Agreement Refinancing Indebtedness (other than pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) shall be substantially similar to, or (taken as a whole and as reasonably determined by the Lead Borrower) no more favorable (as reasonably determined by the Lead Borrower) to the lenders providing such Credit Agreement Refinancing Indebtedness than, those applicable to the Loans or Revolving Commitments being refinanced or replaced (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date); provided that no junior or unsecured Credit Agreement Refinancing Indebtedness shall have scheduled amortization; provided further that, notwithstanding the foregoing, to the extent that any financial maintenance covenant is added or a materially more favorable term is provided for the benefit of any such Credit Agreement Refinancing Indebtedness, no consent shall be required by any Agent or any of the Lenders if such term is either (y) also added or the materially more favorable features of such term are provided for the benefit of any Refinanced Debt remaining outstanding after the issuance or incurrence of such Credit Agreement Refinancing Indebtedness or (z) only applicable after the Latest Maturity Date.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension or renewal of any existing Letter of Credit, by the Issuing Bank.

“Credit Parties” shall mean the Borrowers and the Guarantors; and “Credit Party” shall mean any one of them.

“Cumulative Amount” shall mean, on any date of determination (the “Reference Date”), the sum of (without duplication):

(a) $25,000,000; plus

(b) the Available Retained ECF Amount on such Reference Date; plus

(c) an amount determined on a cumulative basis equal to the Net Cash Proceeds received by Holdings (and contributed as common capital or Qualified Capital Stock to a Borrower) from Eligible Equity Issuances (other than pursuant to Section 6.06(g)), to the extent Not Otherwise Applied; plus

(d) an amount determined on a cumulative basis equal to the Net Cash Proceeds received by Holdings (and contributed as common capital or Qualified Capital Stock to a Borrower) from Indebtedness or Disqualified Capital Stock issued after the Closing Date and subsequently converted or exchanged into Qualified Capital Stock of Holdings or any direct or indirect parent company of Holdings, to the extent Not Otherwise Applied; plus

(e) the aggregate amount of Retained Declined Proceeds held by any Group Member during the period from the Business Day immediately following the Closing Date through and including the Reference Date; plus

(f) the aggregate amount of all Net Cash Proceeds received by any Group Member in connection with the sale, transfer or other disposition of its ownership interest in, or cash amounts of any returns, dividends, profits, distributions and similar amounts received on, any Investment (including in any Unrestricted Subsidiary or a joint venture) made pursuant to Section 6.03(x), up to the amount of the original Investment, during the period from the Business Day immediately following the Closing Date through and including the Reference Date; plus

(g) in the event that a Borrower redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into a Borrower or any Restricted Subsidiary, so long as a Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to a Borrower or any Restricted Subsidiary), the lower of (x) the fair market value (as determined in good faith by the Lead Borrower) of the Investment in such Unrestricted Subsidiary at the time of such redesignation and (y) the amount of the original Investment in such Unrestricted Subsidiary; minus

(h) (i) the aggregate amount of Investments made pursuant to Section 6.03(x) using the Cumulative Amount, (ii) the aggregate amount of Dividends made pursuant to Section 6.06(f) using the Cumulative Amount, (iii) the aggregate amount of prepayment of indebtedness pursuant to Section 6.09(a) using the Cumulative Amount, (iv) the aggregate amount of intercompany advances made pursuant to Section 6.01(m)(iii)(y) or Section 6.03(f)(iv) using the Cumulative Amount and (v) the aggregate amount of Total Consideration paid pursuant to clause (iii) of the definition of “Permitted Acquisition” using the Cumulative Amount, in each case during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Cumulative Amount on such Reference Date).

It is acknowledged and agreed by the parties hereto that the amount of the Special Distribution neither increases nor decreases the Cumulative Amount.

“Cure Amount” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Expiration Date” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Quarter” shall have the meaning assigned to such term in Section 8.03(a).

“Debt Issuance” shall mean the incurrence by Holdings or any of its Restricted Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01 to the extent not Credit Agreement Refinancing Indebtedness).

“Debt Service” shall mean, for any period, Consolidated Interest Expense for such period plus principal amortization (and other mandatory prepayments and repayments (whether pursuant to this Agreement or otherwise)) of all Indebtedness for such period (including, without limitation, the implied principal component of payments made in respect of permitted Capital Lease Obligations).

“Debtor Relief Law” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(i).

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent in a manner consistent with similar determinations by the Administrative Agent in respect of other Lenders, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s reasonable and good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent, the Issuing Bank, any Lender and/or the Borrower Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it committed to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable and good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after request by the Administrative Agent or any Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such payment is the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment, or LC Exposure outstanding at such time, shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or Section 8.01(h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person). For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.

“Designated Noncash Consideration” shall mean the fair market value at the time received (as determined in good faith by the Lead Borrower) of any non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer of Holdings or any of its Restricted Subsidiaries, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Noncash Consideration. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or any other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (i) mature or be mandatorily redeemable (other than solely for Qualified Capital Stock) pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the prior repayment in full of the Obligations (other than unasserted contingent indemnification or reimbursement obligations not yet due) that are accrued and payable, the cancellation, expiration, replacement, backstopping or cash collateralization of all outstanding Letters of Credit and the termination of the Revolving Commitments), (ii) be redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (iii) provide for scheduled payments of dividends in cash or (iv) be or become convertible into or exchangeable for Indebtedness or any other Disqualified Capital Stock, in whole or in part, in each case on or prior to the date that is 91 days after the Latest Maturity Date at the time of issuance.

“Disqualified Institutions” shall mean (a) those Persons that are direct competitors of Holdings and its Subsidiaries to the extent identified by the Borrowing Agent or the Sponsor to the Administrative Agent by name in writing from time to time, (b) those banks, financial institutions and other Persons separately identified by name by the Borrowing Agent or the Sponsor to the Administrative Agent in writing on or before October 10, 2014 or (c) in the case of clauses (a) or (b), any of their respective Affiliates (other than Bona Fide Debt Funds) that are clearly identifiable as Affiliates solely on the basis of their name (provided that the Administrative Agent shall have no obligation to carry out due diligence in order to identify such Affiliates); provided, that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans to the extent such party was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be.

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests) or shall have made any payment on any intercompany indebtedness owed to the holders of its Equity Interests.

“Dollars,” “dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn-Outs” shall mean, with respect to a Permitted Acquisition or any other acquisition of any assets or Property by any Group Member, that portion of the purchase consideration therefor and that portion of all other payments and liabilities (whether payable in cash or by exchange of Equity Interests or of any Property or otherwise), directly or indirectly, payable by any Group Member in exchange for, or as part of, or in connection with, such

Permitted Acquisition or such other acquisition, as the case may be, that is deferred for payment to a future time after the consummation of such Permitted Acquisition or such other acquisition, as the case may be, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, Earn-Outs and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.

“ECF Payment Amount” shall have the meaning assigned to such term in Section 2.10(f).

“Eligible Assignee” shall mean (a) if the assignment does not include assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund, (iv) a Sponsor Investor to the extent permitted by Section 10.04(b)(v), (v) Affiliated Debt Funds; and (vi) any other person approved by the Administrative Agent and the Borrower Agent (each such consent not to be unreasonably withheld or delayed; it being understood that the Borrower Agent prohibiting assignments to Disqualified Institutions is reasonable) and (b) if the assignment includes assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Borrower Agent (each such consent not to be unreasonably withheld or delayed; it being understood that the Borrower Agent prohibiting assignments to Disqualified Institutions is reasonable); provided, in the case of the foregoing clauses (a) and (b), that (w) no approval of the Borrower Agent (other than with respect to Disqualified Institutions) shall be required during the continuance of a Default or Event of Default under Section 8.01(a), (b), (g) or (h) or in connection with the primary syndication of the Revolving Commitments and Term Loans to persons (or any Affiliate or Approved Fund thereof) which the Borrower Agent has previously consented to in writing (including by email), (x) to the extent the consent of the Borrower Agent is required for any assignment such consent shall be deemed to have been given (except with respect to Disqualified Institutions) if the Borrower Agent has not responded within ten (10) Business Days of a written request for such consent and (y) “Eligible Assignee” shall not include at any time any Disqualified Institutions (unless consented to in writing by the Borrower Agent in its sole discretion), any Defaulting Lender, or any natural person.

“Eligible Equity Issuance” shall mean an issuance and sale of Qualified Capital Stock of Holdings following the Closing Date (other than to the extent applied or to be applied as a Cure Amount) to the equity holders of Holdings.

“Embargoed Person” shall have the meaning assigned to such term in Section 5.17.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands) and the land surface.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit or proceeding relating to any investigation, remediation, removal, cleanup, response, corrective action, penalties or other costs (including damages, natural resources damages, contribution, indemnification, cost recovery, compensation or injunctive relief) resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material, (ii) any violation or alleged violation of any Environmental Law, or (iii) any actual or alleged exposure to Hazardous Materials.

“Environmental Law” shall mean all applicable Requirements of Law relating to pollution or protection of the Environment, or to Hazardous Materials.

“Environmental Permit” shall mean any permit, license, approval, registration, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Cure Contribution” shall have the meaning assigned to such term in Section 8.03(a).

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests, (however designated, whether voting or nonvoting), of equity of such person, including warrants, options and other rights to purchase and including, if such person is a limited liability company, membership interests or if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Investors” shall mean the Sponsor and its Controlled Investment Affiliates and limited partners.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by Holdings of any Equity Interests in Holdings (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of Holdings or (b) any contribution to the capital of Holdings.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code and Section 302 or 303 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Group Member or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Group Member or ERISA Affiliate of liability resulting from the complete or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Group Member or its ERISA Affiliates of any notice, concerning a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA) or in “critical” or “endangered” status, under Section 432 of the Code or Section 305 of ERISA; (i) the withdrawal of any Group Member or ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (j) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to any Group Member.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(h).

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

(a) Debt Service and other payments of Indebtedness (including, without limitation, related fees and expenses, to the extent paid in cash and to the extent such payments are permitted hereunder, other than any required cash payments with respect to the Loans under this Agreement (other than amortization payments of Term Loans made from Internally Generated Cash) and voluntary prepayments of Loans pursuant to Section 2.10(a)) of Holdings and its Restricted Subsidiaries;

(b) Capital Expenditures made from Internally Generated Cash (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (c) was previously delivered) that are paid in cash;

(c) Capital Expenditures made from Internally Generated Cash that Holdings or any of its Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period (limited to those committed to be made within the next three (3) months after the end of such Excess Cash Flow Period);

(d) the aggregate amount of payments made in cash (and made from Internally Generated Cash) during such Excess Cash Flow Period (or committed to be paid in cash within the next three (3) months after the end of such Excess Cash Flow Period) (other than Capital Expenditures) and capitalized or otherwise not expensed in accordance with GAAP during such Excess Cash Flow Period;

(e) the aggregate amount of Consolidated Tax Expense (including any direct or indirect distributions for the payment of such Consolidated Tax Expense) paid or payable with respect to such Excess Cash Flow Period and, if payable, for which reserves have been established to the extent required under GAAP;

(f) (x) the aggregate amount of consideration paid in cash during such Excess Cash Flow Period (or committed to be paid in cash within the next three (3) months after the end of such Excess Cash Flow Period) with respect to Permitted Acquisitions or other Investments made from Internally Generated Cash (including, without limitation, any purchase price adjustments, deferred purchase consideration, Earn-Out payments, holdback amounts and indemnity payments with respect thereto) (other than Investments of a type permitted under Section 6.03(c) (other than clause (iv) therein), (f), (k) (but only with respect to a loan made instead of a distribution permitted under Section 6.06(a), (f) or (i)), (o) or (q)), to the extent paid in cash and (y) to the extent not deducted in determining Consolidated Net Income for such period, an amount paid by Holdings and its Restricted Subsidiaries during such period that is reimbursable by the seller, or other unrelated third party, in connection with a Permitted Acquisition or other Investment permitted under Section 6.03(i), (l), (r), (v), (w), (x), (y) or (bb);

(g) the absolute value of, if negative, (x) the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) minus (y) the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(h) the aggregate amount of cash items added back to Consolidated EBITDA in the calculation of Consolidated EBITDA for such period to the extent paid in cash by Holdings and its Restricted Subsidiaries during such period;

(i) the aggregate amount of cash items of expense or other items (including losses) during such Excess Cash Flow Period added back or otherwise included (or not deducted) in calculating Consolidated EBITDA;

(j) the aggregate amount added back to Consolidated EBITDA in the calculation of Consolidated EBITDA for such period pursuant to clauses (f) and (r) thereof;

(k) any Insurance Loss Addback for such period;

(l) the aggregate amount of non-cash adjustments to Consolidated EBITDA for periods prior to the beginning of the current Excess Cash Flow Period to the extent paid in cash by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period;

(m) the aggregate amount of Dividends and other payments made in cash permitted by Section 6.06 (other than clauses (a), (f) and (i) of Section 6.06) during such Excess Cash Flow Period; and

(n) to the extent added to determine Consolidated EBITDA pursuant to clause (j) or (l) of the definition of Consolidated EBITDA, such amounts with respect to which no cash payment to Holdings or any of its Restricted Subsidiaries was received during such Excess Cash Flow Period; provided that any such cash payment subsequently received shall be included in the calculation of Excess Cash Flow for the subsequent period when received;

provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

(i) if positive, (x) the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) minus (y) the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(ii) cash items of income during such Excess Cash Flow Period not included in calculating Consolidated EBITDA;

(iii) to the extent any permitted Capital Expenditures referred to in clause (c) above or permitted payments in cash referred to above in clause (d) or (f) that are committed to be made within the next three (3) months after the end of such Excess Cash Flow Period were not so made during such three (3) month period;

(iv) any cash payment that was actually received by Holdings or any Restricted Subsidiary during such Excess Cash Flow Period with respect to which a deduction was taken pursuant to clause (n) above during the previous Excess Cash Flow Period; and

(v) any reimbursement that was actually received in cash by Holdings or any Restricted Subsidiary from a seller, or other unrelated third party, in connection with a Permitted Acquisition or other Investment permitted under Section 6.03(i), (l), (r), (v), (w), (x), (y) or (bb) during such Excess Cash Flow Period with respect to which a deduction was taken pursuant to clause (f)(y) above during the previous Excess Cash Flow Period.

For purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Acquisition or other similar acquisition permitted hereunder consummated during such Excess Cash Flow Period, (x) the Consolidated EBITDA of a target of any Permitted Acquisition shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition and (y) for the purposes of calculating Net Working Capital, the (A) total assets of a target of such Permitted Acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current assets on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition has been consummated) and (B) the total liabilities of Holdings and its Restricted Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Net Working Capital at the end of the applicable Excess Cash Flow Period from the date of consummation of the Permitted Acquisition.

“Excess Cash Flow Period” shall mean each fiscal year of Holdings starting with the fiscal year ending December 31, 2015.

“Excess Net Cash Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiary” shall mean any Foreign Subsidiary that is a CFC.

“Excluded Pledge” shall have the meaning assigned to such term in Section 5.10.

“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” shall mean (a) any Restricted Subsidiary that is not a Wholly Owned Subsidiary, (b) any Foreign Subsidiary, (c) any Immaterial Subsidiary, (d) any Unrestricted Subsidiary, (e) any not-for-profit Subsidiaries, (f) any Excluded U.S. Subsidiary, (g) any captive insurance entity, (h) any special purpose entity, (i) any merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition within sixty (60) days of its formation thereof or such later date as permitted by the Administrative Agent in its reasonable discretion, (j) any Subsidiary to the extent a Guarantee or other guarantee of the Obligations is prohibited or restricted by permitted contracts with an unaffiliated third party as in existence on the Closing Date or at the time such Person becomes a Subsidiary (in each case, not entered into in contemplation hereof) or by applicable Requirements of Law (including any requirement to obtain Governmental Authority or third party consent), rule or regulation and (k) any Subsidiary to the extent the Administrative Agent and the Borrower Agent mutually and reasonably determine the cost and/or burden (including any adverse tax consequences) of obtaining a Guarantee outweigh the benefit to the Lenders; provided that the Borrowers shall not be Excluded Subsidiaries.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any guarantee thereof) is or would otherwise have become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Loan Document, (a) Taxes imposed on or measured by such recipient’s overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes imposed on it, in each case, by any jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office, in such jurisdiction, (b) in the case of a Foreign Lender, any U.S. federal withholding Tax to the extent imposed on amounts payable to such Foreign Lender under a law, rule, regulation or treaty in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except (x) to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnity payments with respect to such withholding Tax pursuant to

Section 2.15 or (y) if such Foreign Lender is an assignee pursuant to a request by the Borrower Agent under Section 2.16, (c) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.15(e) and (d) any U.S. federal withholding Tax imposed on amounts payable by any Borrower to a Foreign Lender under FATCA.

“Excluded U.S. Subsidiary” shall mean (a) any Domestic Subsidiary of an Excluded Foreign Subsidiary or (b) any U.S. Foreign HoldCo; provided that the Borrowers shall not be Excluded U.S. Subsidiaries.

“Executive Order” shall have the meaning assigned to such term in Section 3.20(a).

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Existing Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Existing Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(b).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.21(c).

“Extension Date” shall have the meaning assigned to such term in Section 2.21(d).

“Extension Election” shall have the meaning assigned to such term in Section 2.21(b).

“Extension Request” shall have the meaning assigned to such term in Section 2.21(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or other official governmental interpretations thereof and any applicable intergovernmental agreements or “FFI agreements” entered into pursuant to the foregoing.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean the JAN Fee Letter and the Guggenheim Fee Letter.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees and the Fronting Fees.

“Financial Covenant” shall have the meaning assigned to such term in Section 8.03(a).

“Financial Officer” of any person shall mean the chief financial officer, chief executive officer, vice president of finance, treasurer, assistant treasurer, controller, or, in each case, anyone acting in such capacity or any similar capacity.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” shall mean the First Amendment to First Lien Credit Agreement dated as of June 9, 2015, among the Borrowers, Holdings, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and Collateral Agent.

“First Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the First Amendment.

“First Lien Leverage Ratio” shall mean, at any date of determination, the ratio of (i) the total of (y) the aggregate amount of Consolidated Indebtedness of Holdings and its Restricted Subsidiaries secured by a first priority Lien as of such date, minus (z) Unrestricted Cash of Holdings and its Restricted Subsidiaries on such date to (ii) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Test Period then most recently ended.

“First Lien/Second Lien Intercreditor Agreement” shall mean the First Lien/Second Lien Intercreditor Agreement, substantially in the form of Exhibit I, by and among the Administrative Agent, the Collateral Agent, the Second Lien Administrative Agent, the Second Lien Collateral Agent and the other Persons from time to time party thereto, and acknowledged and agreed to by Holdings, each Borrower and the Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” shall mean, at any date of determination, the ratio of (i) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Test Period then most recently ended to (ii) Fixed Charges of Holdings and its Restricted Subsidiaries for the Test Period then most recently ended.

“Fixed Charges” shall mean, for any period, the scheduled payments of principal on Consolidated Indebtedness for such period plus Consolidated Interest Expense payable in cash of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis.

“Fixed Incremental Amount” shall have the meaning assigned to such term in the definition of Maximum Incremental Facilities.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Recipient that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Group Member with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” shall mean Holdings and its Restricted Subsidiaries; and “Group Member” shall mean any one of them.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by Holdings and the Subsidiary Guarantors.

“Guarantors” shall mean Holdings and each of the Subsidiary Guarantors.

“Guggenheim Fee Letter” shall mean that certain fee letter dated October 10, 2014 by and among Holdings, Guggenheim Corporate Funding, LLC and certain of its Affiliates and managed funds.

“Hazardous Materials” shall mean the following: toxic or hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; friable asbestos or friable asbestos-containing materials; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant subject to regulation due to their dangerous or deleterious properties or characteristics, or which can give rise to liability, under any Environmental Laws due to their dangerous or deleterious properties or characteristics.

“Hedge Bank” shall have the meaning assigned to such term in the definition of “Secured Parties.”

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“HMT” shall have the meaning assigned to such term in Section 3.21.

“Holdings” shall have the meaning assigned to such term in the preamble hereof.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary (other than a Borrower) of Holdings that the Borrower Agent designates in writing to the Administrative Agent as an “Immaterial Subsidiary”; provided, that, as of the date of the last financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b), neither (a) the Consolidated Total Assets attributable to all such Subsidiaries is in excess of 5.0% of Consolidated Total Assets of the Group Members on a consolidated basis as of such date nor (b) the total revenues attributable to all such Subsidiaries is in excess of 5.0% of total revenues of the Group Members on a consolidated basis as of such date; provided further, that in each case, the Borrower Agent may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. If the Consolidated Total Assets or total revenues of all Restricted Subsidiaries so designated by the Borrower Agent as “Immaterial Subsidiaries” shall at any time exceed the limits set forth in the preceding sentence, then starting with the largest Restricted Subsidiary, the number of Restricted Subsidiaries that are at such time designated as Immaterial Subsidiaries shall automatically be deemed to no longer be designated as Immaterial Subsidiaries until the threshold amounts in the preceding sentence are no longer exceeded (as reasonably determined by the Borrower Agent), with any Immaterial Subsidiaries at such time that are below such threshold amounts still being designated as (and remaining as) Immaterial Subsidiaries.

“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate.”

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.20(e).

“Incremental Facilities” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” shall have the meaning assigned to such term in Section 2.20(d).

“Incremental Revolving Loan Commitment” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan Lender” shall mean a Lender with an Incremental Revolving Loan Commitment or an outstanding Incremental Revolving Loan.

“Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.20(c)(i).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services; (e) all Indebtedness of others (excluding prepaid interest thereon) secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (x) fair market value of such property as determined by such person in good faith and (y) the amount of Indebtedness secured by such Lien; (f) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person to the extent classified as indebtedness under GAAP (for the avoidance of doubt, lease payments under any operating leases (other than Capitalized Leases recorded as capitalized leases in accordance with GAAP as in effect on the Closing Date) shall not constitute Indebtedness); (g) all Hedging Obligations to the extent required to be reflected on the balance sheet of such person, (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor. Notwithstanding the foregoing or anything else herein to the contrary Indebtedness shall not include: (a) trade accounts payable, (b) deferred obligations under the Management Services Agreement, (c) accrued obligations incurred in the ordinary course of business, (d) purchase price adjustments and Earn-Out Obligations, (e) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are not prohibited hereby), (f) any accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business, (g) deferred rent obligations, taxes and compensation, (h) customary payables with respect to money orders or wire transfers, (i) Hedging Obligations entered into for non-speculative purposes, (j) customary obligations under employment arrangements and (k) operating leases.

“Indemnified Taxes” shall mean all Taxes imposed with respect to any Loan Document or any payment thereunder other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Insurance Loss Addback” shall mean, with respect to any calculation period, the amount of any loss, costs or expenses incurred during such period for which there is insurance, indemnity or reimbursement coverage and for which a related insurance, indemnity or reimbursement recovery is not recorded in accordance with GAAP, but for which such insurance, indemnity or reimbursement recovery is reasonably expected to be received by Holdings or one of its Restricted Subsidiaries in a subsequent calculation period and within one year of the date of the underlying loss.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower Agent.

“Intercreditor Agreement” shall mean, as the context may require, the First Lien/Second Lien Intercreditor Agreement and/or any Other Intercreditor Agreement.

“Interest Election Request” shall mean a request by the Borrower Agent to convert or continue a Revolving Borrowing or Term Loan Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swing Line Loans), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan or Swing Line Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated, and (d) with respect to any Term Loan, the Term Loan Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or twelve months if agreed to by all relevant affected Lenders) thereafter, as the Borrower Agent may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of any Eurodollar Revolving Loan, the Revolving Maturity Date, and (ii) in the case of any Eurodollar Term Loan, the Term Loan Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Cash” shall mean any cash or Cash Equivalents of Holdings or any Subsidiary that is not generated from an Asset Sale, a Casualty Event, an incurrence of Indebtedness, an issuance of Equity Interests or a capital contribution.

“Investments” shall have the meaning assigned to such term in Section 6.03.

“IPO” shall mean the first underwritten public offering by Holdings (or by its direct or indirect parent company) of Equity Interests in Holdings (or in its direct or indirect parent company, as the case may be) after the Closing Date pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean, as the context may require, (a) Jefferies Finance LLC (directly or through its Affiliates, indirectly through Natixis, New York Branch, The Bank of New York Mellon or their respective Affiliates or through any other financial institution acceptable to Jefferies Finance LLC), together with its permitted successors and assigns in such capacity; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.18(j) and

(k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing; provided that no Issuing Bank shall be required to issue Commercial Letters of Credit without its consent and the aggregate amount of all Letters of Credit issued by a Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment. Any Issuing Bank may, at its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and each such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“JAN Fee Letter” shall mean that certain fee letter dated October 10, 2014 by and among Holdings and the Lead Arrangers (other than Guggenheim Corporate Funding, LLC).

“Jefferies” shall have the meaning given to that term in the introductory paragraph hereof.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, with such amendments as may be reasonably and mutually agreed between the Administrative Agent and the Borrower Agent.

“Junior Indebtedness” shall mean Indebtedness which would otherwise constitute Senior Unsecured Indebtedness, but that is by its terms subordinated in right of payment to the Obligations of the Borrowers and the Guarantors, as applicable; provided that such terms of subordination are reasonably acceptable to the Administrative Agent.

“Latest Maturity Date” as of any date of determination, shall mean the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan or any Refinancing Term Loan.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Extension” shall have the meaning assigned to such term in Section 2.18(c).

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all outstanding Reimbursement Obligations, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G.

“LC Sublimit” shall mean $10,000,000.

“LCA Election” shall mean the Borrower Agent’s election to treat a specified acquisition as a Limited Condition Acquisition.

“LCA Test Date” shall have the meaning given to that term in Section 1.06.

“Lead Arrangers” shall mean (i) Jefferies, Apollo Investment Corporation, MidCap Financial, LLC, Nomura Securities International, Inc. and Guggenheim Corporate Funding, LLC, in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement and (ii) Jefferies, Apollo Investment Corporation, MidCap Financial, LLC and Nomura Securities International Inc., in their respective capacities as joint lead arrangers and joint bookrunners under the First Amendment.

“Lead Borrower” shall have the meanings assigned to such terms in the preamble hereto.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lenders” shall mean (a) the financial institutions and other entities that have become a party hereto and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption or an Affiliate Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.

“Letter of Credit” shall mean (i) any Standby Letter of Credit, and (ii) any Commercial Letter of Credit, in each case issued or to be issued by an Issuing Bank for the account of Holdings or any Restricted Subsidiary thereof pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Revolving Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day), or such later date to the extent such Letter of Credit has been cash collateralized in an amount equal to 103% of the LC Exposure or backstopped with another letter of credit for the period after the Revolving Maturity Date in a manner to be mutually and reasonably agreed between the applicable Issuing Bank and the Borrower Agent.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Reuters Screen LIBOR01 (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided that if the Reuters Screen LIBOR01 shall not be available for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate (as defined above); provided, however, that (i) if no comparable term for an Interest Period is available, the LIBO Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Reuters Screen LIBOR01, “LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two (2) Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. Notwithstanding the foregoing, for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second London Business Day preceding the date of determination). “Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Reuters Screen LIBOR01 for the longest period for which the Reuters Screen LIBOR01 is available that is shorter than the Impacted Interest Period; and (b) the Reuters Screen LIBOR01 for the shortest period (for which the Reuters Screen LIBOR01 is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Licenses” shall mean, collectively, with respect to each Credit Party, all agreements, permits, consents, orders, instruments and covenants not to sue relating to the license, development, distribution, use or disclosure of any Intellectual Property, to which such Credit Party, now or hereafter, is a party or beneficiary, together with any and all renewals, extensions, amendments, supplements and continuations thereof.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment for security, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; provided that in no event shall an operating lease be deemed to be a Lien; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” shall mean any acquisition or investment permitted hereunder (subject to Section 1.06) by any Borrower or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” shall mean this Agreement, the First Amendment, any amendments hereto, the Letters of Credit, any Intercreditor Agreement, the Notes (if any), the Security Documents, the Fee Letters (other than for purposes of Section 10.02) and intercreditor agreements and subordination agreements entered into pursuant to the terms hereof that any Credit Party is party to and any other document designated as such by the Borrower Agent and the Administrative Agent.

“Loans” shall mean, as the context may require, a Revolving Loan, Term Loan or Swing Line Loan.

“Management Fees” shall mean all fees, expenses, charges and other amounts (including without limitation salaries and any other compensation such as bonuses, pensions and profit sharing payments but without duplication of any amounts covered under Section 6.07(d)) due and to become due to Vista Equity Partners III, LLC or any of its Affiliates from Holdings, any Borrower or any of their respective Subsidiaries in consideration for, directly or indirectly, management, consulting or similar services, all pursuant to the Management Services Agreement.

“Management Services Agreement” shall mean that certain Management Agreement dated as of November 12, 2014 by and among Vista Equity Partners III, LLC, Tyche Topco, Inc., Tyche Finance, LLC, Holdings and TransFirst 1 and any other Person that may from time to time be a party thereto, as amended, restated, supplemented and/or modified from time to time in a manner that is not materially adverse to the interests of the Lenders; provided that any amendment, restatement, supplement or other modification thereto to term out any fees under such Management Agreement in connection with an IPO shall not be considered materially adverse to the Lenders.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have (a) a material adverse effect on the business or financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the material rights and remedies of the Administrative Agent under the Loan Documents (other than due to the action or inaction of the Administrative Agent, the Lenders or any other Secured Party) or (c) a material and adverse effect on the ability of the Borrowers and Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents. Notwithstanding the foregoing, for purposes of any representations and warranties in the Loan Documents to be made on the Closing Date, “Material Adverse Effect” shall have the meaning of “Company Material Adverse Effect” as set forth in the Closing Date Acquisition Agreement.

“Material IP Rights” shall mean, as of any date of determination, all Intellectual Property of the Group Members the abandonment, cancellation or termination of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. It is understood and agreed that in no event shall off-the-shelf or shrink-wrapped licenses that are generally available to the public be deemed to be Material IP Rights.

“Material Property” shall mean all Real Property owned in fee in the United States by any Credit Party, in each case, with a value of $5,000,000 or more.

“Maximum Incremental Facilities Amount” shall mean:

(i) (A) the greater of (x) $135,000,000 after the First Amendment Effective Date and (y) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be, plus (B) the amount of any voluntary prepayments of the Loans or any Incremental Facility (in the case of any prepayment of Revolving Loans and/or Incremental Revolving Loans, to the extent accompanied by a corresponding permanent reduction in the relevant commitment) (it being understood that any such voluntary prepayment financed with the proceeds of a substantially concurrent borrowing under an Incremental Facility or other third party indebtedness for borrowed money shall not increase the calculation of the amount under this clause (i)), minus (C) the amount of any “Incremental Loans” issued or incurred under the Second Lien Credit Agreement in reliance on the Second Lien Fixed Incremental Amount, in each case incurred after the Closing Date (the “Fixed Incremental Amount”), and

(ii) an unlimited amount of Incremental Facilities so long as, on a Pro Forma Basis determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be and after giving effect to any Permitted Acquisition consummated in connection therewith the First Lien Leverage Ratio shall not exceed 5.00 to 1.00; provided that (w) the First Lien Leverage Ratio for purposes of the requirements in this clause (ii) shall not include in its calculation the Fixed Incremental Amount or the Second Lien Fixed Incremental Amount that are incurred concurrently with the incurrence of Incremental Facilities or Permitted Incremental Equivalent Debt pursuant to this clause (ii), (x) Incremental Facilities and Permitted Incremental Equivalent Debt may be incurred pursuant to this clause (ii) prior to utilization of the Fixed Incremental Amount or the Second Lien Fixed Incremental Amount, (y) for purposes of determining compliance with the foregoing First Lien Leverage Ratio in this clause (ii), any Incremental

Revolving Loan Commitments shall be deemed to be drawn in full and all such Incremental Facilities shall be deemed to be secured on a first priority basis, whether or not so secured and the cash proceeds of any such Incremental Term Loans or Incremental Revolving Loan Commitments shall be excluded and (z) to the extent the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Acquisition, the First Lien Leverage Ratio shall be tested instead, on a Pro Forma Basis, only at the time the relevant agreement with respect to such Limited Condition Acquisition is entered into as if the Limited Condition Acquisition had occurred on such date. For the avoidance of doubt, any amounts incurred in reliance on the Fixed Incremental Amount as an Incremental Facility or Permitted Incremental Equivalent Debt shall thereafter reduce the amount of Incremental Facilities and/or Permitted Incremental Equivalent Debt that may be incurred in reliance thereon.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“Minimum Borrowing Amount” shall mean

(a) in the case of Eurodollar Loans, $500,000;

(b) in the case of ABR Loans that are Term Loans, $500,000; and

(c) in the case of ABR Loans that are Revolving Loans, the lesser of $500,000 and the Revolving Commitment at such time.

“MNPI” shall have the meaning assigned to such term in Section 10.01(f).

“Moody’s” shall mean Moody’s Investors Service Inc.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA which is subject to Title IV of ERISA (a) to which any Group Member is then making or accruing an obligation to make contributions or (b) with respect to which any Group Member has any liability (including on account of an ERISA Affiliate).

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents (including Cash Equivalents) and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Group Member (including cash proceeds subsequently received (as and when received by any Group Member) in respect of non-cash consideration initially received) net of, without duplication, (i) fees and expenses (including brokers’ fees or commissions, discounts, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower Agent’s good faith estimate of taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any payments or payable amounts under tax sharing arrangements permitted under the Loan Documents) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by any Group Member associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the Properties sold in such Asset Sale (so long as such Lien was permitted to encumber such Properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such Properties and other than any Indebtedness under the Second Lien Documents) and (iv) the Borrowers’ good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the properties sold within 360 days of such Asset Sale (provided that to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 360 days after such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds);

(b) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Group Member in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrowers’ good faith estimate of taxes paid or payable in connection with such Casualty Event (after taking into account any available tax credits or deductions and any payments or payable amounts under tax sharing arrangements permitted under the Loan Documents) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds));

(c) with respect to any issuance or sale of Equity Interests by Holdings or any of its Restricted Subsidiaries, the cash proceeds thereof, net of fees, commissions, costs and other expenses incurred in connection therewith; and

(d) with respect to any Debt Issuance by Holdings or any of its Restricted Subsidiaries, the cash proceeds thereof, net of Taxes (including Taxes payable upon repatriation of the proceeds to a Group Member), fees, commissions, costs and other expenses incurred in connection therewith.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.02 and (ii) has been approved by the Required Lenders.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Not Otherwise Applied” shall mean, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.10, (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, and (c) in the case of Net Cash Proceeds from Eligible Equity Issuances or from Equity Cure Contributions, was not used in connection with (i) Investments made pursuant to Section 6.03(x), (ii) Dividends made pursuant to Section 6.06(f), (iii) payments of Management Fees pursuant to Section 6.07(i), (iv) prepayment of Indebtedness pursuant to Section 6.09(a) or (v) prepayments applied as a Cure Amount pursuant to Section 8.03(a).

“Notes” shall mean any notes evidencing the Term Loans, Revolving Loans or Swing Line Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit H-1, H-2 or H-3.

“Notice of Intent to Cure” shall have the meaning assigned to such term in Section 8.03(a).

“Obligations” shall mean obligations of the Borrowers and the other Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers and the other Credit Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations with respect to Letters of Credit, interest thereon and obligations to provide cash collateral with respect thereto and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including fees and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Credit Parties under this Agreement and the other Loan Documents; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury, Office of Foreign Assets Control.

“Offer Process” shall have the meaning assigned to such term in Section 10.04(b)(vii)(B).

“Officers’ Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer), any authorized representative, the chief executive officer, chief financial officer or the president (or equivalent capacity) and one of the Responsible Officers, each in his or her official (and not individual) capacity.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Other Intercreditor Agreement” shall mean any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Collateral Agent and one or more other Senior Representatives of Indebtedness, to be subject to such intercreditor agreement or any other party, as the case may be, and acknowledged and agreed to by the Borrowers and the Guarantors, substantially on terms set forth on Exhibit M (in each case, except to the extent otherwise reasonably agreed by the Borrower Agent and the Administrative Agent) and, in each case, on such other terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended restated, supplemental, renewed, replaced or otherwise modified from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto).

“Outstanding Amount” means with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any LC Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(ii).

“Patriot Act” shall have the meaning assigned to such term in Section 3.20(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” shall mean any transaction or series of related transactions by Holdings or any of its Restricted Subsidiaries for (a) the direct or indirect acquisition of all or substantially all of the property of any person, or of any line of business or division of any person; (b) the acquisition (including by merger or consolidation) of the Equity Interests (other than director qualifying shares) of any person that becomes a Restricted Subsidiary after giving effect to such transaction; or (c) a merger or consolidation or any other combination with any person (so long as a Credit Party, to the extent such Credit Party is a party to such merger or consolidation, is the surviving entity); provided that each of the following conditions shall be met or waived by the Required Lenders:

(i) except as provided in Section 1.06 with respect to Limited Condition Acquisitions, no Default or Event of Default then exists and is continuing immediately before giving effect to such acquisition and immediately after giving effect to such acquisition on a Pro Forma Basis;

(ii) immediately after giving effect to such transaction, the Borrowers are in compliance with Section 6.10; and

(iii) any such newly created or acquired Restricted Subsidiary or property shall either (y) to the extent required by Section 5.10, become a Credit Party and comply with the requirements of Section 5.10 or become part of the “Collateral” and be subject to the requirements of Section 5.11 or (z) if such Restricted Subsidiary does not become a Credit Party and comply with the requirements of Section 5.10 or such property does not become part of the “Collateral”, the Total Consideration paid for in connection with such purchase or acquisition and all other such purchases or acquisitions described in this clause (z) shall not exceed $60,000,000 in the aggregate plus amounts otherwise available under the Cumulative Amount (with any usage here reducing capacity under the Cumulative Amount on a dollar-for-dollar basis);

Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Closing Date Revolving Advances” shall have the meaning given to that term in Section 3.11.

“Permitted Incremental Equivalent Debt” means Indebtedness issued, incurred or otherwise obtained by any Borrower (which may be guaranteed by any other Credit Party) in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)), junior lien or unsecured (but not senior secured first lien) loans or secured (but not senior secured first lien) or unsecured mezzanine Indebtedness that, in each case, if secured, will be secured by Liens on the Collateral on an equal priority (except as provided above) or a junior priority basis with the Liens on Collateral securing the Obligations, and that are issued or made in lieu of Incremental Facilities; provided that (i) the aggregate principal amount of all Permitted Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the Maximum Incremental Facilities Amount at such time, (ii) such Permitted Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Credit Party, (iii) in the case of Permitted Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (iv) if such Permitted Incremental Equivalent Debt is secured, such Permitted Incremental Equivalent Debt shall be subject to the First Lien/Second Lien Intercreditor Agreement if such Permitted Incremental Equivalent Debt is secured on a junior basis to the Secured Obligations or both the First Lien/Second Lien Intercreditor Agreement and an Other Intercreditor Agreement if such Permitted Incremental Equivalent Debt is secured on a pari passu basis with the Secured Obligations and, if such Permitted Incremental Equivalent Debt is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, (v) at the time of incurrence, such Permitted Incremental Equivalent Debt has a final maturity date equal to or later than 91 days after the Latest Maturity Date then in effect with respect to, and has a Weighted Average Life to Maturity equal to or longer than, the Weighted Average Life to Maturity of, the Class of outstanding Term Loans with the then Latest Maturity Date or Weighted Average Life to Maturity, as the case may be, (vi) such Permitted Incremental Equivalent Debt is on terms no more favorable (taken as a whole) to the financial institutions providing such Permitted Incremental Equivalent Debt than those applicable to the Term Loans existing on the date of incurrence of such Permitted Incremental Equivalent Debt, in each case, as reasonably determined by the Borrower Agent, and such terms do not provide for any mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to 91 days after the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Permitted Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, unpermitted debt incurrence event, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow, customary acceleration rights upon an event of default or to the extent such prepayment, repurchase or redemption or offer is accompanied by the prepayment of a pro rata portion of the outstanding principal of the Term Loans, (vii) if such Permitted Incremental Equivalent Debt is secured on a pari passu basis with the Secured Obligations, such Permitted Incremental Equivalent Debt shall be in the form of notes and not loans and shall not be subject to Section 2.20 and (viii) no Default or Event of Default shall have occurred and be continuing at the time of such issuance or incurrence or immediately after giving effect thereto; provided, that, solely with respect to any Permitted Incremental Equivalent Debt incurred in connection with a Limited Condition Acquisition, the foregoing condition shall not be required to be satisfied and instead no Default or Event of Default shall exist at the time the definitive documentation for such Limited Condition Acquisition is executed.

“Permitted Junior Refinancing Debt” shall mean secured Indebtedness incurred by Holdings or any other Credit Party and guarantees with respect thereto by any Credit Party in the form of one or more series of second lien secured notes; provided, that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt, in each case pursuant to the First Lien/Second Lien Intercreditor Agreement, and is not secured by any property or assets of Holdings and its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans, or Refinancing Revolving Loans, (iii) the security agreements relating to such Indebtedness are, taken as a whole, substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent); provided that a certificate of a Responsible Officer of Holdings delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Agent within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (iv) such Indebtedness is not guaranteed by any person other than the Guarantors and (v) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to the First Lien/Second Lien Intercreditor Agreement. Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred by Holdings or any other Credit Party and guarantees with respect thereto by any Credit Party in the form of one or more series of senior secured notes; provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations hereunder and is not secured by any property or assets of Holdings or its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans, or Refinancing Revolving Loans, (iii) the security agreements relating to such Indebtedness are, taken as a whole, substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent); provided that a certificate of a Responsible Officer of Holdings delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Agent has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower Agent within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (iv) such Indebtedness is not guaranteed by any Person other than the Guarantors and (v) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Other Intercreditor Agreement consistent with the definition thereof or otherwise on terms reasonably satisfactory to the Administrative Agent and shall have become party to the First Lien/Second Lien Intercreditor Agreement. Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing of Indebtedness permitted pursuant to Section 6.01(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable (as reasonably determined by the Lead Borrower) to the Lenders in all material respects as those contained in the documentation governing the subordination of the Indebtedness being modified, refinanced, refunded, renewed or extended and (e) neither Holdings nor any of its Restricted Subsidiaries shall be an obligor or guarantor of any such refinancings, replacements, refundings, renewals or extensions except to the extent that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Surviving Indebtedness” shall mean the Indebtedness listed on Schedule 6.01(b).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by Holdings or any other Credit Party and guarantees with respect thereto by any Credit Party in the form of one or more series of Senior Unsecured Indebtedness or Junior Indebtedness; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans, or Refinancing Revolving Loans, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors; and (iii) such Indebtedness is not secured by any Lien on any property or assets of Holdings or its Restricted Subsidiaries. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” or “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA which is maintained or contributed to by any Group Member or with respect to which any Group Member has any liability (including on account of an ERISA Affiliate).

“Platform” shall have the meaning assigned to such term in Section 10.01(e).

“Principal Office” shall mean New York City or such other location as the Administrative Agent may notify the Borrower Agent from time to time.

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(f).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(f).

“Pro Forma Basis” shall mean, with respect to the calculation of all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets and Consolidated EBITDA) contained in this Agreement other than for purposes of calculating Excess Cash Flow, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Subject Transactions (with any such incurrence of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and during the period immediately following the Applicable Date of Determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Subject Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of the Borrower Agent by a Financial Officer of the Borrower Agent, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Borrower Agent and/or any of its Restricted Subsidiaries, calculated as if the Transactions or such Subject Transaction, and all other Subject Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto.

Whenever pro forma effect is to be given to the Transactions or a Subject Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower Agent (as set forth in a certificate of such Financial Officer delivered to the Administrative Agent) (including adjustments for costs and charges arising out of the Transactions or the proposed Subject Transaction and the “run-rate” cost savings and synergies resulting from the Transactions or such Subject Transaction that have been or are reasonably anticipated to be realizable (“run-rate” means the full recurring benefit for a test period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable); provided that (i) such amounts are factually supportable and reasonably identifiable and are projected by the Borrower Agent in good faith to result from actions either taken or expected to be taken within 24 months after the end of the test period in which the Transactions or the Subject Transaction occurred and, in each case, certified by a Financial Officer of the Borrower Agent, (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such test period and (iii) the aggregate amount of “run-rate” cost savings and synergies and the amounts pursuant to clause (f)(y) and clause (n) of the definition of Consolidated EBITDA in any period of four consecutive fiscal quarters shall not exceed 25% of Consolidated EBITDA for such period, prior to giving effect to the pro forma adjustments for such period; provided that such 25% limitation will not apply to the extent such adjustments (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower Agent may designate.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.19(b), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its LC Exposure and Swing Line Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“Projections” shall have the meaning assigned to such term in Section 3.13(a).

“Property” or “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Public Side Communications” shall have the meaning assigned to such term in Section 10.01(f).

“Public Siders” shall have the meaning assigned to such term in Section 10.01(f).

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or Capital Assets or the cost of installation, construction or improvement of any fixed or Capital Assets and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within 180 days after the acquisition, installation, construction, repair, replacement, exchange or improvement of such fixed or Capital Assets by such person, (ii) the amount of such Indebtedness (excluding any costs, expenses and fees incurred in connection therewith) does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be, and (iii) the Liens granted with respect thereto do not at any time encumber any property other than the property financed by such Indebtedness (with respect to Capital Lease Obligations, the Liens granted with respect thereto do not at any time extend to or cover any assets other than the assets subject to such Capital Lease Obligations).

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean any Agent, any Lender and any Issuing Bank, as applicable.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Agent executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto. For the avoidance of doubt, the First Amendment shall constitute a “Refinancing Amendment”.

“Refinancing Revolving Loan Commitments” shall mean one or more Tranches of revolving loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more Tranches of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” shall mean one or more Tranches of Term Loan Commitments hereunder that result from a Refinancing Amendment. For the avoidance of doubt, the Term B-1 Loan Commitments shall constitute “Refinancing Term Commitments”.

“Refinancing Term Loans” shall mean one or more Tranches of Term Loans that result from a Refinancing Amendment. For the avoidance of doubt, the Term B-1 Loans shall constitute “Refinancing Term Loans”.

“Refinancing Transaction” shall have the meaning assigned to such term in the recitals hereto.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantee obligations) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrowers’ obligations under Section 2.18(e) to reimburse LC Disbursements.

“Rejection Notice” shall have the meaning assigned to such term in Section 2.10(i).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Material in, into, upon, onto or through the Environment.

“Repricing Event” shall mean (a) all or any portion of the Term B-1 Loans is voluntarily prepaid in connection with a refinancing with the proceeds of Indebtedness, which results in the “effective yield” (which shall be mutually determined by the Administrative Agent and the Borrower Agent, provided that in determining the “effective yield” (w) original issue discount or upfront fees (based on a four-year average life to maturity or lesser remaining life to maturity), shall be included, (x) any amendments to the Applicable Margin that became effective subsequent to the First Amendment Effective Date but prior to the time of the refinancing shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Lead Arranger(s) (or their Affiliates) in its respective capacity as such in connection with the Term B-1 Loans or to one or more arrangers (or their affiliates) in their capacities as such applicable to the relevant Incremental Facility shall be excluded and (z) if such new Indebtedness includes any “LIBOR” interest rate floor that is greater than that applicable to the existing Loans, and such floor is applicable to the existing Loans on the date of determination, the excess amount shall be equated to interest margin for determining the applicable interest rate) on such new Indebtedness being lower than the “effective yield” (determined on the same basis as provided in the preceding parenthetical) than that of the Term B-1 Loans, (b) any amendment to the Loan Documents which reduces the “effective yield” (determined on the same basis as provided in the in clause (a) directly above) applicable to all or a portion of the Term B-1 Loans or (c) a Term Loan Lender must assign its Term B-1 Loans pursuant to Section 10.02(f) as a result of its failure to consent to an amendment, amendment and restatement or other modification of the Loan Documents that was approved by the Required Lenders and that would have the effect of reducing the “effective yield” (determined on the same basis as provided in clause (a) directly above) then in effect for the Term B-1 Loans; provided that, notwithstanding anything to the contrary, in no event shall any prepayment or repayment in connection with a financing for any acquisition or merger, an IPO, or a Change in Control constitute a Repricing Event.

“Required Class Lenders” shall mean (i) with respect to Term Loans, Lenders having more than 50% of all Term Loans outstanding and (ii) with respect to Revolving Loans, Required Revolving Lenders.

“Required Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments, Term Loan Commitments and Term B-1 Loan Commitments; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that for any

Required Lenders’ vote, Affiliated Debt Funds may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver.

“Required Revolving Lenders” shall mean Lenders having more than 50% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure; provided that the Revolving Commitments or Revolving Exposure held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” shall mean, collectively, all international, foreign, federal, state and local common law, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Resignation Effective Date” shall have the meaning assigned to such term in Section 9.06(a).

“Responsible Officer” of any person shall mean any executive officer (including, without limitation, the president, any vice president, secretary and assistant secretary), any authorized person or Financial Officer of such person and any other officer or similar official or authorized person thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(a).

“Restricted Subsidiary” shall mean each Subsidiary of Holdings other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” shall mean any Declined Proceeds for which a lender under the Second Lien Credit Agreement, subject to any prepayment requirements under the Second Lien Credit Agreement, rejects such amount of any mandatory prepayment required to be made under the Second Lien Credit Agreement, which may be retained by the Borrowers.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day preceding the Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex A hereto or by an Increase Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to Incremental Revolving Loan Commitments or assignments by or to such Lender pursuant to Section 10.04.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swing Line Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or who holds a Revolving Loan.

“Revolving Loan” shall mean a Loan made by Lenders to the Borrowers pursuant to Section 2.01(b), including, unless the context shall otherwise require, any Incremental Revolving Loans made pursuant to Section 2.20 after the Closing Date.

“Revolving Maturity Date” shall mean (x) with respect to any Revolving Commitments the maturity date of which has not been extended pursuant to Section 2.21, the date which is five (5) years after the Closing Date or, if such date is not a Business Day, the first Business Day preceding and (y) and with respect to any Extended Tranche of Revolving Commitments, the final maturity date specified in the applicable Extension Election accepted by the respective Lender or Lenders.

“S&P” shall mean Standard & Poor’s Ratings Service, a division of McGraw Hill Companies, Inc.

“Sale Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any person whereby Holdings or any of its Restricted Subsidiaries shall sell, transfer or otherwise dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, that (a) no Event of Default shall have occurred and be continuing or would immediately result therefrom and (b) such Sale Leaseback Transaction is consummated within 180 days of the disposition of such property.

“Sanctions” shall have the meaning assigned to such term in Section 3.21.

“Second Lien Administrative Agent” shall mean Jefferies, in its capacity as administrative agent under the Second Lien Credit Agreement, and its successors and assigns.

“Second Lien Collateral Agent” shall mean Jefferies, in its capacity as collateral agent under the Second Lien Credit Agreement, and its successors and assigns.

“Second Lien Credit Agreement” shall mean that certain Second Lien Credit Agreement, dated as of November 12, 2014, among the Borrowers, Holdings, the Subsidiary Guarantors party thereto, the lenders party thereto, the Second Lien Administrative Agent, the Second Lien Collateral Agent and the other agents or parties named therein, as amended by that certain First Amendment to Second Lien Credit Agreement, dated as of June 9, 2015, and as further amended, restated, supplemented, modified, refinanced or increased from time to time to the extent not prohibited by this Agreement or the Intercreditor Agreements.

“Second Lien Documents” shall mean the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement.

“Second Lien Fixed Incremental Amount” shall have the meaning given to the term “Fixed Incremental Amount” in the Second Lien Credit Agreement.

“Second Lien Loans” shall have the meaning assigned to the term “Loans” in the Second Lien Credit Agreement.

“Second Lien Obligations” shall have the meaning assigned to the term “Obligations” (as in effect on the First Amendment Effective Date and as amended, restated, supplemented, modified or refinanced to the extent not prohibited by this Agreement) in the Second Lien Credit Agreement (as in effect on the First Amendment Effective Date and as amended, restated, supplemented, modified or refinanced from time to time to the extent not prohibited by this Agreement).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Credit Party or any of their Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between any Credit Party or any of their Restricted Subsidiaries and any Hedge Bank.

“Secured Obligations” shall mean (a) the Obligations and (b) the payment of all obligations of the Borrowers and the other Credit Parties under each Secured Cash Management Agreement and Secured Hedging Agreement entered into with any counterparty that is a Secured Party, unless at the time such Secured Cash Management Agreement or Secured Hedging Agreement was entered into such Secured Cash Management Agreement or Secured Hedging Agreement was designated as not a Secured Obligation; provided that, notwithstanding anything to the contrary, the Secured Obligations shall exclude any Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) the Collateral Agent, (iii) each other Agent, (iv) the Lenders, (v) each Cash Management Bank and (vi) each counterparty to a Hedging Agreement that is a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and each other Person if, at the date of entering into such Hedging Agreement, such Person was a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger); provided that if such Person is not a Lender, an Agent or a Lead Arranger, such Person delivers to the Administrative Agent a letter agreement to the Administrative Agent pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender (a “Hedge Bank”).

“Securities Act” shall mean the Securities Act of 1933.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean one or more security agreements by and among one or more of the Credit Parties and Collateral Agent for the benefit of the Secured Parties with respect to Liens granted on the Collateral thereunder as security for the Secured Obligations.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to a Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.10 or Section 5.11 and in each case other than Excluded Property.

“Security Documents” shall mean the Security Agreements, the mortgages (if any) and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations, including any intellectual property security agreements executed and delivered pursuant to the Security Agreement.

“Senior Representative” shall mean, with respect to any series of Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt or Permitted Incremental Equivalent Debt, the trustee, the sole lender, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Unsecured Indebtedness” shall mean senior unsecured Indebtedness of the Credit Parties for borrowed money that (a) does not have a final maturity date prior to the latest maturity date of loans under the Second Lien Credit Agreement at the time of incurrence thereof, (b) does not have a shorter Weighted Average Life to Maturity than the loans under the Second Lien Credit Agreement, and (c) the covenants and events of default and other terms of which (other than pricing, interest rate margins, rate floors, fees, discounts, interest rate, premiums and prepayment or redemption provisions) reflect market terms and conditions at the time of issuance or incurrence thereof (as reasonably determined by the Borrower Agent); provided, that the terms thereof shall not include any mandatory prepayment, redemption or offer to purchase events that are materially more restrictive with respect to such entities when taken as a whole than those in this Agreement.

“Special Distribution” shall mean a dividend, distribution or other return of capital by Holdings and the Borrowers to the shareholders of Holdings and the Borrowers payable on the First Amendment Effective Date in an aggregate amount not to exceed $135,000,000.

“Specified Acquisition Agreement Representations” shall mean the representations made by or with respect to TransFirst 1 and its Subsidiaries in the Closing Date Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that

Holdings or Holdings’ applicable Affiliates (that are Affiliates immediately prior to giving effect to the Closing Date Acquisition) have the right (determined without regard to any notice requirement) to terminate Holdings’ (or such Affiliates’) obligations under the Closing Date Acquisition Agreement or decline to consummate the Closing Date Acquisition as a result of a breach of such representations in the Closing Date Acquisition Agreement.

“Specified Existing Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Specified Representations” shall mean the representations made by Holdings and the Merger Sub on the Closing Date with respect to Section 3.01(a) and (b), Section 3.02, Section 3.03(b), Section 3.09, Section 3.10, Section 3.11, Section 3.15, Section 3.19(a), Section 3.20(a) and use of the proceeds from the Loans in violation of Section 3.20(b) and (c), Section 3.21 and Section 3.22.

“Specified Transaction” shall have the meaning assigned to such term in Section 6.07(i).

“Sponsor” shall mean Vista Equity Partners Fund V, L.P., Vista Equity Partners III, LLC and their respective Controlled Investment Affiliates.

“Standby Letter of Credit” shall mean any standby letter of credit or similar instrument.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subject Transaction” shall mean any (a) disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary or of any product line, business unit, line of business or division of the Borrowers or any of the Restricted Subsidiaries for which historical financial statements are available, in each case to the extent otherwise permitted hereunder, (b) Permitted Acquisitions, (c) Investment that is otherwise permitted hereunder, (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.14 or (e) the proposed incurrence of Indebtedness or making of a Dividend or a Restricted Debt Payment in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” shall mean Indebtedness of any Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of such Borrower and such Guarantor, as applicable; provided that such terms of subordination and the intercreditor documentation with respect thereto, are customary.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent’s in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless otherwise specified, references to “Subsidiary” or “Subsidiaries” herein shall refer to Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each Subsidiary of Holdings (other than another Borrower) that is or becomes a party to this Agreement pursuant to Section 5.10; provided that, notwithstanding anything to the contrary, no Excluded Subsidiary shall be a Subsidiary Guarantor.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” shall mean the commitment of the Swing Line Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17. The aggregate principal amount of the Swing Line Commitment shall be $10,000,000 on the Closing Date, and the Swing Line Commitment shall in no event exceed the Revolving Commitment.

“Swing Line Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swing Line Loans. The Swing Line Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swing Line Exposure at such time.

“Swing Line Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swing Line Loan” shall mean any loan made by the Swing Line Lender pursuant to Section 2.17.

“Tax Return” shall mean all returns, statements, declarations, filings, attachments and other documents or certifications required to be filed in respect of Taxes, including any amendments thereof.

“Tax Withholdings” shall have the meaning assigned to such term in Section 2.15(a).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Loan” shall mean each term loan made (or deemed to be made) to the Borrowers pursuant to Section 2.01(c) on the First Amendment Effective Date.

“Term B-1 Loan Commitment” shall mean, with respect to any Lender, (a) its obligation, if any, to make (or be deemed to make pursuant to an exchange of Closing Date Term Loans for Term B-1 Loans) a Term B-1 Loan to the Borrowers hereunder on the First Amendment Effective Date pursuant to the First Amendment, and (b) unless the context shall otherwise require, any Incremental Term Loan Commitments made pursuant to Section 2.20 after the First Amendment Effective Date. The Term B-1 Loan Commitment of each Lender shall be as set forth in the First Amendment.

“Term Loan” shall mean (a) a Closing Date Term Loan, (b) a Term B-1 Loan and (c) unless the context shall otherwise require, any Incremental Term Loans made pursuant to Section 2.20 after the Closing Date.

“Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitment” shall mean, with respect to any Lender, its obligation, if any, to make a Closing Date Term Loan to the Borrowers on the Closing Date in the amount set forth on Annex A hereto. The Term Loan Commitments automatically terminated upon the making of the Closing Date Term Loans on the Closing Date.

“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or a Term B-1 Loan Commitment or an outstanding Term Loan or Term B-1 Loan.

“Term Loan Maturity Date” shall mean (x) with respect to any Term Loans the maturity date of which has not been extended pursuant to Section 2.21, the date which is seven (7) years after the Closing Date or, if such date is not a Business Day, the first Business Day preceding and (y) and with respect to any Extended Tranche of Term Loans, the final maturity date specified in the applicable Extension Election accepted by the respective Lender or Lenders.

“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period) for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b).

“Total Consideration” shall mean (without duplication), with respect to a Permitted Acquisition, the sum of (a) cash paid as consideration to the seller in connection with such Permitted Acquisition, plus (b) Indebtedness for borrowed money payable to the seller in connection with such Permitted Acquisition (other than Earn-Outs), plus (c) the present value of future payments which are required to be made over a period of time and are not contingent upon the Borrowers or any of their Restricted Subsidiaries meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at ABR), plus (d) the amount of Indebtedness for borrowed money assumed in connection with such Permitted Acquisition, minus (e) the aggregate principal amount of equity contributions made to Holdings the proceeds of which are used substantially contemporaneously with such contribution to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition, minus (f) any cash and Cash Equivalents on the balance sheet of the target entity acquired as part of the applicable Permitted Acquisition (to the extent such target entity becomes a Credit Party and complies with the requirements of Section 5.10), minus (g) all transaction costs incurred in connection therewith; provided that Total Consideration shall not include any consideration or payment (y) paid by Holdings or its Restricted Subsidiaries directly in the form of Equity Interests of Holdings (or any direct or indirect parent company thereof) or the entity consummating an IPO (other than Disqualified Capital Stock) or (z) funded by cash and Cash Equivalents generated by any Excluded Subsidiary.

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (i) (y) Consolidated Indebtedness of Holdings and its Restricted Subsidiaries on such date minus (z) Unrestricted Cash of Holdings and its Restricted Subsidiaries on such date, to (ii) Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Test Period then most recently ended.

“Tranche” shall mean each tranche of Loans available hereunder. On and after the Closing Date until immediately prior to the First Amendment Effective Date, there shall be two tranches hereunder, one comprised of the Closing Date Term Loans and the other comprised of the Revolving Loans. On and after the First Amendment Effective Date, there shall be two tranches hereunder, one comprised of the Term B-1 Loans and the other comprised of the Revolving Loans.

“Transaction Documents” shall mean the Closing Date Acquisition Documents, the Loan Documents, the Second Lien Documents and any agreements or documents relating to the Closing Date Equity Issuance.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Closing Date Acquisition Documents, the Loan Documents and the Second Lien Documents; the execution, delivery and performance of the Closing Date Acquisition Documents, the Loan Documents and the Second Lien Documents and the initial Borrowings hereunder and thereunder; the Closing Date Equity Issuance; and the payment of all fees, costs and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“TransFirst 1” shall have the meaning given to that term in the introductory paragraph hereof.

“TransFirst 1 Audited Financial Statements” shall mean the audited consolidated balance sheets and related statements of income and cash flows of the TransFirst 1 for the fiscal years ended December 31, 2011 and December 31, 2012 and December 31, 2013.

“TransFirst 2” shall have the meaning given to that term in the introductory paragraph hereof.

“TransFirst 3” shall have the meaning given to that term in the introductory paragraph hereof.

“Type” when used in reference to any Loan or Borrowing, shall mean a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” or “U.S.” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.18(d).

“Unrestricted Cash” shall mean, at any time, the aggregate amount of (i) unrestricted cash and Cash Equivalents held in accounts of Holdings and its Restricted Subsidiaries (whether or not held in an account pledged to the Administrative Agent or Collateral Agent) and (ii) cash and Cash Equivalents restricted in favor of the credit facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on Collateral along with the credit facilities (provided that any such Liens are subordinated or pari passu to the Liens in favor of the Administrative Agent or Collateral Agent), including any Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and Section 2.22 hereof) and the Second Lien Documents); provided further, for the avoidance of doubt, the proceeds of an Equity Cure Contribution shall not be included in this definition of Unrestricted Cash for any calculation of the First Lien Leverage Ratio or the Total Leverage Ratio.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of Holdings that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower Agent designates such Subsidiary an Unrestricted Subsidiary in a notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower Agent in a written notice to the Administrative Agent; provided that in the case of clauses (a) and (b) above, (x) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 6.03 on the date of such designation, and (y) no Event of Default shall have occurred and be continuing or exist or would immediately result from such designation after giving pro forma effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. The Borrower Agent may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (which shall constitute a reduction in an outstanding Investment), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if no Event of Default would immediately result from such re-designation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (y) the incurrence by such Restricted Subsidiary at the time of such designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (after giving effect to, and taking into account, any payoff or termination of Indebtedness or any release or termination of Liens, in each case, occurring in connection or substantially concurrently therewith) and (z) constitute a return on any Investment by the Borrowers in such Unrestricted Subsidiary in an amount equal to the net book value at the date of such prior designation of such Restricted Subsidiary as an Unrestricted Subsidiary. As of the Closing Date, none of the Subsidiaries of Holdings are Unrestricted Subsidiaries.

“U.S. Foreign HoldCo” shall mean any Domestic Subsidiary that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” shall mean a Restricted Subsidiary of Holdings which is a Wholly Owned Subsidiary of Holdings, any Borrower or any Restricted Subsidiary.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Yield” shall have the meaning assigned to such term in Section 2.20(f).

“Yield Differential” shall have the meaning assigned to such term in Section 2.20(f).

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03 Terms Generally.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assignments set forth herein), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) all references to the knowledge of any Group Member or facts known by any Group Member shall mean actual knowledge of any Responsible Officer of such Person. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Credit Party and not in any individual capacity.

(b) The term “enforceability” and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by any Debtor Relief Law and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c) Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and the Borrower Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to approval by the Required Lenders and the Borrower Agent); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP immediately prior to such change therein, and the Borrower Agent shall provide to the Administrative Agent and the Lenders within five (5) days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of the Borrower Agent setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the financial covenants as set forth in Section 6.08) that would have resulted if such financial statements had been prepared without giving effect to such change. Notwithstanding anything to the contrary, for all purposes under this Agreement and the other Loan Documents, including negative covenants, financials covenants and component definitions, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with their current treatment under GAAP as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any of their Restricted Subsidiaries at “fair value,” as defined therein and (ii) the financial ratios and related definitions set forth in the Loan Documents shall be computed to exclude the application of Financial Accounting Standards No. 133, 150 or 123r (to the extent that the pronouncements in Financial Accounting Standards No. 123r result in recording an equity award as a liability on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).

Notwithstanding anything to the contrary herein, all financial ratios and tests (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets and Consolidated EBITDA) contained in this Agreement other than for purposes of calculating Excess Cash Flow that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction shall have occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.08, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Total Leverage Ratio, the First Lien Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

Notwithstanding anything to the contrary herein, to the extent compliance with a financial ratio or test is calculated prior to the date financial statements are first delivered under Section 5.01(a) or (b), such calculation shall use the latest financial statements delivered pursuant to Section 3.04(a).

Section 1.05 Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06 Limited Condition Acquisition. For purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any acquisitions or other Investments, Dividends, Restricted Debt Payments, Asset Sales or other sales or dispositions of assets or fundamental changes or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries or (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Acquisition, if the Borrower Agent has made an LCA Election with respect to such Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket, representation or warranty, such ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower Agent has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on (A) a Pro Forma Basis assuming such Limited Condition

Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated and (B) on a standalone basis without giving effect to such Limited Condition Acquisition and the other transactions in connection therewith.

Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

Section 1.08 Deliveries. Notwithstanding anything herein to the contrary, whenever any document, agreement or other item is required by any Loan Document to be delivered on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

Section 1.09 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 1.10 Currency Generally. For purposes of determining compliance with Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, or 6.09, with respect to any Indebtedness, Liens, Investments, Asset Sales or other dispositions, Restricted Debt Payments in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time Holdings or one of its Restricted Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or Restricted Debt Payment (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions, Restricted Debt Payment, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Investments, Asset Sales or other dispositions, Restricted Debt Payment, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

Section 1.11 Basket Amounts and Application of Multiple Relevant Provisions. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Credit Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents. For purposes of determining compliance with Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (z), the Borrowers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with Sections 6.01 and 6.02 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause. For purposes of determining compliance with any one of Section 6.02, 6.03, 6.05, or 6.09, in the event that any Liens, Investments, Asset Sales or other dispositions or Restricted Debt Payments meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, the Borrower Agent shall be entitled to redesignate use of any such clauses from time to time in its sole discretion at such time.

ARTICLE II.

THE CREDITS

Section 2.01 Commitments.

(a) Closing Date Term Loans. Subject to the terms and conditions herein set forth, each Lender agreed on the Closing Date, severally and not jointly, to make a Closing Date Term Loan to the Borrowers on a joint and several basis in the principal amount of its Term Loan Commitment on the Closing Date.

(b) Revolving Loans. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers on a joint and several basis, at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided that no Revolving Loans may be drawn on the Closing Date except for Permitted Closing Date Revolving Advances.

(c) Term B-1 Loans. Subject to the terms and conditions set forth in the First Amendment herein, each Lender with a commitment to exchange Closing Date Term Loans for Term B-1 Loans or to make Term B-1 Loans pursuant to the First Amendment hereby agrees, on the First Amendment Effective Date, severally and not jointly to make (or be deemed to make) such Lender’s Term B-1 Loan on the First Amendment Effective Date to the Borrowers on a joint and several basis in an original principal amount not to exceed its Term B-1 Loan Commitment (whether by agreeing to exchange its existing Closing Date Term Loans or by committing to make new Term B-1 Loans, in each case in accordance with the First Amendment); provided however, that it is understood and agreed by all parties hereto that any Term B-1 Loans which are not Exchanged Term Loans (as such term is defined in the First Amendment) shall be deemed to be advanced on the First Amendment Effective Date solely to TransFirst 1.

All Closing Date Term Loans outstanding immediately prior to the First Amendment Effective Date were repaid in full on the First Amendment Effective Date or were exchanged for Term B-1 Loans as described above. Amounts paid or prepaid in respect of Term Loans (including Closing Date Term Loans and Term B-1 Loans) may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02 Loans.

(a) Each Loan (other than Swing Line Loans) shall be made (or deemed made) as part of a Borrowing consisting of Loans made (or deemed made) by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii) and Swing Line Loans, (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments.

(b) Subject to Sections 2.01, 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Agent may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of each Borrower to repay such Loan in accordance with the terms of this Agreement. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than, in the case of Loans maintained as Eurodollar Loans, ten (10) Borrowings of such Loans in the aggregate. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), Swing Line Loans and Loans made on the Closing Date, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 12:00 (noon) New York City time, with respect to Eurodollar Loans, or 2:00 p.m. New York City time, with respect to ABR Loans, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower Agent in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. The Swing Line Lender shall make each Swing Line Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds not later than 5:00 p.m., New York City time in the manner specified in Section 2.17(b).

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of any Eurodollar Borrowing), and at least two hours prior to the time (in the case of any ABR Borrowing), of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the

Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and each Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for the purposes of this Agreement, and each Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e) Notwithstanding any other provision of this Agreement, the Borrower Agent shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

Section 2.03 Borrowing Procedure. To request a Revolving Borrowing or Term Loan Borrowing, the Borrower Agent shall deliver, by hand delivery, facsimile (or by telephone confirmed promptly in writing by facsimile or other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), one (1) Business Day before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a) whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

(b) the aggregate amount of such Borrowing;

(c) the date of such Borrowing, which shall be a Business Day;

(d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(g) with respect to each Credit Extension made after the Closing Date, that the conditions set forth in Section 4.02(b) and Section 4.02(c) will be satisfied or waived as of the date the requested Borrowing is made.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Evidence of Debt; Repayment of Loans.

(a) Promise to Repay. The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent (i) for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09, (ii) for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date, and (iii) for the account of the Swing Line Lender, the then unpaid principal amount of each Swing Line Loan on the earlier of the Revolving Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last Business Day of a calendar month and is at least two (2) Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swing Line Loans that were outstanding on the date such Borrowing was requested.

(b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(c) Promissory Notes. Any Lender by written notice to the Borrower Agent (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns in the form of Exhibit H-1, H-2 or H-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

Section 2.05 Fees.

(a) Commitment Fee. The Borrowers agree on a joint and several basis to pay to the Administrative Agent for the account of each Lender (subject to Section 2.19, in the case of a Defaulting Lender) a commitment fee (a “Commitment Fee”) equal to applicable percentage set forth in the definition of “Applicable Margin” per annum on the actual daily unused amount of each Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender; provided that for the purpose of calculations and payments pursuant to this Section 2.05, the Revolving Commitment of each Defaulting Lender shall be deemed equal to $0.

(b) Administrative Agent Fees. The Borrowers agree to pay on a joint and several basis to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times separately agreed upon between Holdings and the Administrative Agent (the “Administrative Agent Fee”).

(c) LC and Fronting Fees. The Borrowers agree to pay on a joint and several basis (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”), in Dollars, with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time for LC Participation Fees on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee (“Fronting Fee”) in Dollars, which shall accrue at 0.125% on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s reasonable customary fees, in Dollars with respect to the issuance, amendment, renewal or extension of any

Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in Dollars in arrears (i) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly on written demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.

(d) Upfront Fees. The Borrowers agree to pay on the Closing Date on a joint and several basis (x) to each Term Loan Lender party to this Agreement that funds Term Loans on the Closing Date, as fee compensation for the funding of such Lender’s Term Loan, a funding fee in an amount equal to 1.0% of the stated principal amount of such Lender’s Term Loans funded on the Closing Date and (y) to each Revolving Lender party to this Agreement with a Revolving Commitment on the Closing Date, as fee compensation for such Revolving Lender’s Revolving Commitment, a funding fee in an amount equal to 0.50% of the stated principal amount of such Lender’s Revolving Commitment on the Closing Date; provided that such upfront fees pursuant to clauses (x) and (y) above may be structured as original issue discount at the option of the Lead Arrangers. The fees set forth in this Section 2.05(d) are the same as the upfront fees in the Fee Letters and there shall be no duplication thereof.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders, except that the Borrowers shall pay the Fronting Fees directly to the Issuing Bank. Once paid when due and payable, none of the Fees shall be refundable under any circumstances.

Section 2.06 Interest on Loans.

(a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swing Line Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Default Rate. Notwithstanding the foregoing, upon the occurrence and during the existence of an Event of Default under Section 8.01(a), (b), (g) or (h), the overdue Obligations shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in Section 2.06(a) and Section 2.06(b) or (ii) in the case of any other Obligations, 2.00% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan without a permanent reduction in Revolving Commitments or Swing Line Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate in clause (a) of the definition of “Alternate Base Rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be deemed presumptively correct absent manifest error.

Section 2.07 Termination and Reduction of Commitments.

(a) Termination of Commitments. The Term Loan Commitments automatically terminated upon the making of the Closing Date Term Loans on the Closing Date. The Revolving Commitments, the Swing Line Commitments and the LC Commitment shall automatically terminate on the Revolving Maturity Date. The Term B-1 Loan Commitments shall automatically terminate upon the making (or deemed making) of the Term B-1 Loans on the First Amendment Effective Date.

(b) Optional Terminations and Reductions. At its option, the Borrower Agent may at any time terminate, or from time to time, without premium or penalty (except as provided in Section 2.10(j) and Section 2.13), permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c) Borrower Notice. The Borrower Agent shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least one Business Day (or, in the case of a prepayment of Eurodollar Loans, three (3) Business Days, or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower

Agent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of any such other credit facilities or the closing of any such securities offering, or the occurrence of any other event specified therein, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Borrower Agent may extend the date of termination at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.08 Interest Elections.

(a) Generally. Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Agent may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Agent may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swing Line Borrowings, which may not be converted or continued.

(b) Interest Election Notice. To make an election pursuant to this Section, the Borrower Agent shall deliver, by hand delivery or facsimile (or by telephone, confirmed promptly in writing by facsimile) or other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower Agent were requesting a Revolving Borrowing or Term Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower Agent shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) Automatic Conversion. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid or prepaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to the Borrower Agent, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid or prepaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Amortization of Term Loan Borrowings. The Borrowers shall on a joint and several basis pay to the Administrative Agent, for the account of the Lenders, on the last Business Day of each March, June, September and December, commencing with the fiscal quarter in which the First Amendment Effective Date occurs (each such date, a “Term Loan Repayment Date”), an amount equal to one percent (1%) per annum of the original principal amount of such Term Loans made (or deemed made) on the First Amendment Effective Date, as adjusted from time to time pursuant to Section 2.10(h) and in connection with any Incremental Term Loans made pursuant to Section 2.20 hereof, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. To the extent not previously paid, all Term Loans made (or deemed made) on the First Amendment Effective Date shall be due and payable by the Borrowers (on a joint and several basis) on the Term Loan Maturity Date.

Section 2.10 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, or to permanently reduce any portion of the Revolving Commitment without premium or penalty (except as provided in Section 2.10(j) or Section 2.13), subject to the requirements of this Section 2.10; provided that each partial prepayment or permanent reduction in any Revolving Commitment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 or, if less, the outstanding principal amount of such Borrowing.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and Swing Line Loans and, at the Borrower Agent’s option, either replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii) In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower Agent and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings and third, at the Borrower Agent’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iii) In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrowers shall, without notice or demand, immediately first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings, and third, at the Borrower Agent’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Sublimit then in effect, the Borrowers shall, without notice or demand, immediately, at the Borrower Agent’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(c) Asset Sales. Not later than ten (10) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Group Member (other than any issuance or sale of Equity Interests to or from Holdings, a Borrower or a Subsidiary Guarantor), the Borrowers shall apply an aggregate amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and 2.10(i); provided that:

(i) no such prepayment shall be required under this subclause (i) with respect to (A) the disposition of property which constitutes a Casualty Event, or (B) to the extent the Net Cash Proceeds of any Asset Sales or series of related Asset Sales do not result in more than $2,500,000 per twelve (12) month period (the “Asset Sale Threshold” and the Net Cash Proceeds in excess of the Asset Sale Threshold, the “Excess Net Cash Proceeds”) in Net Cash Proceeds per Asset Sale (or series of related Asset Sales); and

(ii) so long as no Event of Default shall then exist or would immediately arise therefrom, such proceeds with respect to any such Asset Sale shall not be required to be so applied on such date to the extent that the Borrower Agent shall have notified the Administrative Agent on or prior to such date stating that such Excess Net Cash Proceeds are expected to be reinvested in assets used or useful in the business of any Group Member (including pursuant to a Permitted Acquisition) or to be contractually committed to be so reinvested, within twelve (12) months (or within eighteen (18) months following receipt thereof if a contractual commitment to reinvest is entered into within twelve (12) months following receipt thereof) following the date of such Asset Sale; provided, that if the Property subject to such Asset Sale constituted Collateral, then all Property purchased or otherwise acquired with the Excess Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.10 and 5.11; and

(iii) if all or any portion of such Excess Net Cash Proceeds is neither reinvested nor contractually committed to be so reinvested within such twelve (12) month period (and actually reinvested within eighteen (18) months of the receipt of the Net Cash Proceeds related thereto), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

(d) Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance by any Group Member, the Borrowers shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e) Casualty Events. Not later than ten (10) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Group Member, the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and (i); provided that

(i) such Net Cash Proceeds shall not be required to be so applied on such date to the extent that (A) such Net Cash Proceeds shall be less than $2,500,000 per twelve (12) month period, or (B) in the event that such Net Cash Proceeds equal or exceed $2,500,000, Borrower Agent shall have notified the Administrative Agent on or prior to such date stating that such proceeds are expected (x) to be used to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or Capital Assets or assets that are otherwise useful in the business of the Group Members, or (y) to be contractually committed to be so reinvested, in each case, no later than 12 months (or within 18 months following receipt thereof if a contractual commitment to reinvest has been entered into within 12 months following receipt thereof) following the date of receipt of such proceeds; provided that if the Property subject to such Casualty Event constituted Collateral, then all Property purchased or otherwise acquired with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted

Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.10 and 5.11; and

(ii) if all or any portion of such Net Cash Proceeds is not contractually committed within such 12 month period to be so reinvested within such 12 month period to be so reinvested (and actually reinvested within 18 months of the receipt of the Net Cash Proceeds related thereto), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).

(f) Excess Cash Flow. No later than five (5) Business Days after the date on which the financial statements with respect to each fiscal year of Holdings ending on or after December 31, 2015 in which an Excess Cash Flow Period occurs are or are required to be delivered pursuant to Section 5.01(a), the Borrowers shall, to the extent Excess Cash Flow for such Excess Cash Flow Period exceeds $1,000,000, make prepayments of Loans in accordance with Section 2.10(h) and (i) in an aggregate amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow for the Excess Cash Flow Period then ended minus (B) at the option of the Borrower Agent, the aggregate principal amount of (x) any Term Loans, Incremental Term Loans, Revolving Loans or Incremental Revolving Loans prepaid pursuant to Section 2.10(a) prior to such date (in the case of any prepayment of Revolving Loans and/or Incremental Revolving Loans, to the extent accompanied by a corresponding permanent reduction in the relevant commitment) during the applicable Excess Cash Flow Period and (y) the amount of any reduction in the outstanding amount of any Term Loans or Incremental Term Loans resulting from any assignment made in accordance with Section 10.04(b)(vii) of this Agreement during the applicable Excess Cash Flow Period, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of other Indebtedness or an Equity Issuance or capital contribution used for such purpose of Holdings or its Restricted Subsidiaries (such payment, the “ECF Payment Amount”).

(g) Restrictions on Prepayments. Notwithstanding the foregoing, mandatory prepayments made pursuant to clauses (c), (d), (e) and (f) above shall be limited to the extent that the Borrower Agent reasonably determines that such prepayment would result in adverse tax consequences related to the repatriation of funds or would be prohibited, restricted or delayed by applicable law. All prepayments referred to in clauses (c), (d), (e) and (f) above are subject to permissibility under local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Restricted Subsidiaries) and under any applicable Organizational Documents (including as a result of minority ownership). Further, there will be no requirement to make any prepayment whereby doing so Holdings and its Restricted Subsidiaries or any of their Affiliates and/or their equity partners would suffer adverse tax consequences as a result of upstreaming cash to make such prepayments (including the imposition of withholding taxes). The non-application of any such prepayment amounts as a result of the foregoing provisions will not constitute a Default or an Event of Default and such amounts shall be available for working capital purposes of Holdings and the applicable Restricted Subsidiaries as long as not required to be prepaid in accordance with the following provisions. The Borrowers will undertake to use commercially reasonable efforts for a period of no greater than one year to overcome or eliminate any such restriction and/or minimize any such costs of prepayment and/or use the other cash resources of the Borrowers and their Restricted Subsidiaries (subject to the considerations above) to make the relevant payment. If at any time within one year of a mandatory prepayment pursuant to clauses (c), (d), (e) or (f) being forgiven due to such restrictions, such restrictions are removed, any relevant proceeds will at the end of the then current interest period be applied in prepayment in accordance with Section 2.10(h). Notwithstanding the foregoing, any prepayments made after application of the above provision shall be net of any costs, expenses or taxes incurred by Holdings and its Restricted Subsidiaries or any of its affiliates or equity partners and arising as a result of compliance with the preceding sentence, and Holdings and its Restricted Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to its affiliates in an amount sufficient to cover such tax liability, costs or expenses.

(h) Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, the Borrower Agent shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). Any prepayments pursuant to Section 2.10(c), (d), (e) and (f) shall be applied pro rata amongst each Tranche of outstanding Term Loans and, within each Tranche, to reduce scheduled payments required under Section 2.09 (or any equivalent provision applicable to any Tranche of Term Loans extended hereunder after the Closing Date), in direct order of maturity. Any prepayments of Term Loans pursuant to Section 2.10(a) shall be applied as directed by the Borrower Agent. After application of mandatory prepayments of Term Loans described above in this Section 2.10(h) and to the extent there are mandatory prepayment amounts remaining after such application, such amounts shall be applied, first, to ratably reduce outstanding Revolving Loans in an aggregate amount equal to such excess (without a corresponding reduction of the Revolving Commitments) and, second, to ratably cash collateralize any outstanding Letters of Credit in an aggregate amount equal to such excess (without a corresponding reduction of the Revolving Commitments), and the Borrowers shall comply with Section 2.10(b).

Amounts to be applied pursuant to Section 2.10(h) to the prepayment of Term Loans or Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrower Agent, the Excess Amount shall be either (A) deposited in an escrow account and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

Notwithstanding anything herein to the contrary, with respect to any prepayment under Section 2.10(c) or (e), the Borrowers may use a portion of the Net Cash Proceeds to prepay or repurchase Permitted Incremental Equivalent Debt, Permitted Pari Passu Refinancing Indebtedness and any other senior Indebtedness in each case secured by the Collateral on a pari passu basis with the Liens securing the Obligations (the “Applicable Other Indebtedness”) to the extent required or permitted pursuant to the terms of the documentation governing such Applicable Other Indebtedness, in which case, the amount of the prepayment required to be offered with respect to such Net Cash Proceeds pursuant to Section 2.10(c) or (e) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.10(c) or (e) and the denominator of which is the sum of the outstanding principal amount of such Applicable Other Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.10(c) or (e).

(i) Notice of Prepayment. The Borrower Agent shall notify the Administrative Agent (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment (or such later time as may be agreed by the Administrative Agent), (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before the date of prepayment (or such later time as may be agreed by the Administrative Agent), and (iii) in the case of prepayment of Swing Line Loans, not later than 1:00 p.m., New York City time, on the date of prepayment (or such later time as may be agreed upon by the Administrative Agent). Each such notice shall be irrevocable; provided that a notice of an optional prepayment pursuant to Section 2.10(a) delivered by the Borrower Agent may state that such notice is conditioned upon the effectiveness of any such other credit facilities or the closing of any such securities offering, or the occurrence of any other event specified therein, in which case such notice may be revoked by the Borrower Agent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Borrower Agent may extend the date of the optional prepayment pursuant to Section 2.10(a) at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Each such notice shall specify the Borrowing to be repaid, the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice (other than notice relating solely to Swing Line Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06. Notwithstanding the foregoing, each Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (c), (d) (other than mandatory prepayments with the proceeds of Credit Agreement Refinancing Indebtedness),

(e) and (f) of this Section 2.10 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower Agent no later than 5:00 pm one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds may be retained by the Borrowers to the extent they constitute Retained Declined Proceeds.

(j) Loan Call Protection. At the time of the effectiveness of any Repricing Event that is consummated on or prior to the date that is six (6) months after the First Amendment Effective Date, the Borrowers agree to pay on a joint and several basis on the date of effectiveness of such Repricing Event to the Administrative Agent, for the ratable account of each applicable Term Loan Lender, 1.00% of the portion of the principal amount of the Term B-1 Loans held by such Lender at the time of such Repricing Event that is affected by such Repricing Event in the manner set forth in the definition of Repricing Event.

Section 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines in good faith and in its reasonable discretion (which determination shall be deemed presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

(b) the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders (which determination shall be deemed presumptively correct absent manifest error) dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan; or

(c) the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower Agent and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Agent and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be delivered by the Administrative Agent promptly after such situation ceases to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that the Borrower Agent may revoke any such Borrowing Request (without penalty) prior to such Borrowing upon written notice to the Administrative Agent.

Section 2.12 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) subject the Administrative Agent, any Lender or the Issuing Bank to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Administrative Agent or Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes indemnified under Section 2.15 and any Excluded Tax); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting or maintaining any Eurodollar Loan or any other Loan in the case of clause (ii) (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon written request of the Administrative Agent, such Lender or the Issuing Bank, the Borrowers will (on a joint and several basis) pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, in its reasonable discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, would have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such

Lender’s or the Issuing Bank’s holding company, if any, with respect to capital adequacy), then from time to time the Borrowers will (on a joint and several basis) pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12, and setting forth in reasonable detail the calculation of the amount owed and the basis for the claim shall be delivered to the Borrower Agent and shall be deemed presumptively correct absent manifest error. The Borrowers shall (on a joint and several basis) pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Agent of the Change in Law giving rise to such increased costs or reductions pursuant to the certificate to be delivered in subsection (c) above and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of acceleration of the Obligations following the occurrence and during the continuance of an Event of Default in accordance with the terms of this Agreement), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.16(b), then, in any such event, the Borrowers shall (on a joint and several basis) compensate each Lender for the loss, cost and expense (other than loss of anticipated profit) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the

Eurodollar market. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower Agent (with a copy to the Administrative Agent) and shall be deemed presumptively correct absent manifest error. The Borrowers shall (on a joint and several basis) pay such Lender the amount shown as due on any such certificate within five (5) Business Days after receipt thereof. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded each of its relevant Eurodollar Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section.

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments Generally. Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Sections 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, free and clear of, and without condition or deduction for, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Principal Office except payments to be made directly to the Issuing Bank or Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no payment received directly or indirectly from any Credit Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Excluded Swap Obligations.

(b) Pro Rata Treatment.

(i) Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each payment by the Borrowers of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii) Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, (A) each payment by the Borrowers on account of principal of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loans held by the Term Loan Lenders; (B) each payment by the Borrowers on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders; and (C) each permanent reduction in Revolving Commitments shall be pro rata according to the respective Revolving Commitments then held by the Revolving Lenders.

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d) Sharing of Setoff. Subject to the terms of any Intercreditor Agreement, if any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to any payment (x) made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Group Member (as to which the provisions of this Section 2.14 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e) Borrower Default. Unless the Administrative Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to purchase its participation or to make its payment under Section 10.03(c).

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction, deduction or withholding for any Taxes (“Tax Withholdings”); provided that if any Taxes are required by any applicable Requirements of Law to be withheld or deducted in respect of any such payments by any applicable withholding agent, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable by the relevant Credit Party shall be increased as necessary so that after all such Tax Withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.15), each Recipient receives an amount equal to the sum it would have received had no such Tax Withholdings been made (such additional sums being the “Additional Amount”), (ii) the applicable withholding agent shall make such Tax Withholdings, and (iii) the applicable withholding agent shall timely pay the full amount of the Tax Withholdings to the relevant Governmental Authority.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay on a joint and several basis any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) Indemnification by Borrowers. The Credit Parties shall indemnify and hold harmless (on a joint and several basis) each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party pursuant to this Section 2.15 to a Governmental Authority, the Borrower Agent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (1) Each Recipient shall deliver to the Borrower Agent and to the Administrative Agent, whenever reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and duly executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, (x) to determine whether or not any payments made under any Loan Document are subject to Tax Withholdings, (y) to determine, if applicable, the required rate of Tax Withholdings, and (z) to establish such Recipient’s entitlement to any available exemption from, or reduction in the rate of, Tax Withholdings, in respect of any payments to be made to such Recipient by the Borrowers pursuant to any Loan Document or otherwise establish such Recipient’s status for withholding Tax purposes in an applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation and information (other than such documentation set forth in Section 2.15(e)(2)(A)(i)-(iv), Section 2.15(e)(2)(B) and Section 2.15(e)(2)(C) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Each such Recipient shall, from time to time after the initial delivery by such Recipient of any such documentation or information, whenever a lapse in time or change in such Recipient’s circumstances renders such documentation or information (including any specific documentation required below in this Section 2.15(e)) so delivered obsolete, expired or inaccurate in any material respect, promptly (i) deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Recipient or (ii) notify the Borrower Agent and the Administrative Agent in writing of its legal ineligibility to do so.

(2) Without limiting the generality of the foregoing:

(A) each Foreign Lender shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent) whichever of the following is applicable:

(i) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) properly completed and duly executed copies of Internal Revenue Service Form W-8ECI (or any successor form),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K and (y) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form),

(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender granting a participation), properly completed and duly executed copies of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E a certificate substantially in the form of Exhibit K, Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the certificate substantially in the form of Exhibit K may be provided by such Foreign Lender on behalf of such direct or indirect partners) or

(v) any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower Agent and the Administrative Agent to determine any withholding or deduction required to be made;

(B) each Recipient that is not a Foreign Lender shall deliver to the Borrower Agent and the Administrative Agent two properly completed and duly executed copies of Internal Revenue Service Form W-9 (or any successor or other applicable form) certifying that such Recipient is exempt from United States federal backup withholding;

(C) if a payment made to a Recipient under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the Closing Date; and

(D) notwithstanding any other provision of this Section 2.15(e), a Recipient shall not be required to deliver any documentation or information that such Recipient is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or on account of which the Borrowers have paid Additional Amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of any Taxes thereon and of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers to the Administrative Agent or such Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to the Borrowers pursuant to this paragraph (f), the payment of which would place the Administrative Agent or a Lender, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification (or the payment of

Additional Amounts) and giving rise to such refund had not been deducted, withheld or imposed and the indemnification payments (or Additional Amounts) with respect to such Tax had never been paid. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other person.

(g) Survival. The obligations of the Credit Parties under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from any Credit Party on behalf of such Lender shall be treated as a payment from such Credit Party to such Lender.

(h) For the avoidance of doubt, for the purposes of this Section 2.15, the term “Lender” shall include the Swing Line Lender and the Issuing Bank.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrowers to pay any Additional Amount to any Lender or any Governmental Authority (other than with respect to Other Taxes) for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower Agent) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably required by the Borrowers, if, in the reasonable judgment of such Lender, such designation or assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay on a joint and several basis all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth in reasonable detail the calculation of such costs and expenses submitted by such Lender to the Borrowers shall be deemed presumptively correct absent manifest error.

(b) Replacement of Lenders. If (w) any Lender requests compensation under Section 2.12, or (x) the Borrowers are required to pay any Additional Amount to any Lender or any Governmental Authority (other than with respect to Other Taxes) for the account of any Lender pursuant to Section 2.15, or (y) any Lender is a Defaulting Lender, or (z) the Borrowers exercise their replacement rights under Section 10.02(f), then the Borrowers may, at their sole expense and effort and option, upon notice to such Lender and the Administrative Agent, (A) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (B) pay off all of the Loans and Obligations in full owed to such Lender; provided that:

(i) unless waived by the Administrative Agent, the Borrowers shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b),

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts (including any amount pursuant to Section 2.10(j) if a Repricing Event has occurred) payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13, assuming for this purpose (in the case of a Lender being replaced pursuant to Section 2.12, 2.15 or Section 10.02(f)) that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation pursuant to clause (z) above if, within five (5) Business Days of such Lender’s and the Administrative Agent’s receipt of the Borrower Agent’s notice of Borrowers’ intent to exercise their rights under this Section 2.16(b), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be in full force and effect and shall be recorded in the Register.

Section 2.17 Swing Line Loans.

(a) Swing Line Commitment. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.17, agrees to make Swing Line Loans to the Borrowers from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swing Line Loans, the Borrowers shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Commitment, or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance, in whole or in part, an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, repay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby, irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Percentage times the amount of such Swing Line Loan.

(b) Swing Line Loans. To request a Swing Line Loan, the Borrower Agent shall deliver, by hand delivery or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent and the Swing Line Lender, not later than 11:00 a.m., New York City time (or such later time as the Administrative Agent may agree in its sole discretion), on the Business Day of a proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swing Line Loan. Each Swing Line Loan shall be an ABR Loan. The Swing Line Lender shall make each Swing Line Loan available to the Borrowers by means of a credit to the general deposit account of the Borrowers with the Swing Line Lender, if any, or otherwise to an account as directed by the Borrower Agent in the applicable Borrowing Notice (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the Issuing Bank). The Swing Line Lender shall endeavor to fund each Swing Line Loan by 3:00 p.m., New York City time and shall in all events fund each Swing Line Loan by no later than 5:00 p.m., New York City time, on the requested date of such Swing Line Loan. The Borrower Agent shall not request a Swing Line Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default or Event of Default has occurred and is continuing or would immediately thereafter result therefrom. Swing Line Loans shall be made in minimum amounts of $50,000 and integral multiples of $50,000 above such amount.

(c) Prepayment. The Borrowers shall have the right at any time and from time to time to repay, without prepayment or penalty, any Swing Line Loan, in whole or in part, upon giving written notice from the Borrower Agent to the Swing Line Lender and the Administrative Agent before 1:00 p.m., New York City time, on the proposed date of repayment.

(d) Participations. The Swing Line Lender may at any time in its discretion, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swing Line Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans then outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swing Line Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swing Line Lender, such Lender’s Pro Rata Percentage of such Swing Line Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or a reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Lenders; provided, that the Revolving Lender who is the Swing Line Lender shall be deemed to have funded its Pro Rata Percentage automatically without further funding. The Administrative Agent shall notify the Borrower Agent of any participations in any Swing Line Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(e) Resignation or Removal of the Swing Line Lender. The Swing Line Lender may resign as Swing Line Lender hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Borrower Agent. Following such notice of resignation from the Swing Line Lender, the Swing Line Lender may be replaced at any time by written agreement among the Borrower Agent (with the Borrower Agent’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees and interest accrued for the account of the replaced Swing Line Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swing Line Lender shall have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lenders, or to such successor and all previous Swing Line Lenders, as the context shall require. After the resignation or replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to such resignation or replacement, but shall not be required to make additional Swing Line Loans.

(f) Payments of Principal and Interest. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.18 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, Borrower Agent may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit denominated in Dollars for the account of Holdings, the Borrowers or any Wholly Owned Restricted Subsidiary of Holdings in a form reasonable acceptable to the Borrower Agent (with the Borrower Agent’s agreement not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the Letter of Credit Expiration Date (provided that the Borrowers shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of Holdings or any Wholly Owned Restricted Subsidiary of Holdings) upon delivery to the relevant Issuing Bank and the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) an LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire, whether such Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Issuing Bank shall have no obligation to issue, and the Borrower Agent shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance the LC Exposure would exceed the LC Sublimit or the total Revolving Exposure would exceed the total Revolving Commitments terms. If requested by the Issuing Bank, Borrower Agent also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Agent to, or entered into by the Borrower Agent with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower Agent shall deliver (or request via telephone, with confirmation to follow promptly in writing by facsimile) by hand, or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. New York City time on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify, in form and detail reasonably satisfactory to the Issuing Bank:

(i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day) and whether such Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit,;

(ii) the stated or “face” amount thereof;

(iii) the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date or as otherwise extended pursuant to the LC Extension);

(iv) the name and address of the beneficiary thereof;

(v) whether the Letter of Credit is to be issued for its own account, the account of Holdings, a Borrower or for the account of one of Holdings’ Wholly Owned Restricted Subsidiaries (provided that the Borrowers shall be co-applicants, and therefore jointly and severally liable with respect to each Letter of Credit issued for the account of Holdings, a Borrower or any of Holdings’ Wholly Owned Restricted Subsidiaries);

(vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii) such other matters as the Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i) the Letter of Credit to be amended, renewed or extended;

(ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii) the nature of the proposed amendment, renewal or extension; and

(iv) such other matters as the Issuing Bank reasonably may require.

If requested by the Issuing Bank, the Borrower Agent also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower Agent shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and (iii) the conditions set forth in Article IV in respect of such issuance, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $100,000 (or such lesser amount as approved by the Issuing Bank), in the case of a Standby Letter of Credit.

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the Administrative Agent shall promptly notify each Revolving Lender, thereof), which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the notice to each Revolving Lender shall include a copy of such Letter of Credit also and the amount of each such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d)).

(c) Expiration Date.

(i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date; provided, however, the Issuing Bank, in its sole discretion, may agree to extend such Letter of Credit beyond such date (the “LC Extension”) upon the Borrower Agent either (i) providing the Issuing Bank funds equal to 103% of the LC Exposure with respect to such Letter of Credit for deposit in a cash collateral account which cash collateral account will be held by the Issuing Bank as a pledged cash collateral account and applied to reimbursement of all drafts submitted under such outstanding Letter of Credit or (ii) delivering to the Issuing Bank one or more letters of credit for the benefit of the Issuing Bank, issued by a bank reasonably acceptable to the Issuing Bank in its sole discretion, each in form and substance reasonably acceptable to the Issuing Bank in its sole discretion, unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days (or such longer period as may be specified in such Letter of Credit) prior to the then applicable expiration date that such Letter of Credit will not be renewed.

(ii) If the Borrower Agent so requests in any LC Request for a Standby Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower Agent shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Standby Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date, unless otherwise extended pursuant to the LC Extension; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Standby Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(m) or otherwise), or (y) it has received notice on or before the day that is seven (7) Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower Agent that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit in Dollars. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.18(e) (the “Unreimbursed Amount”), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the Issuing Bank shall make any LC Disbursement in Dollars, the Borrowers shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement in Dollars not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if the Borrower Agent shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Agent prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower Agent receives such notice; provided that the Borrower Agent may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

(ii) If the Borrowers fail to make such payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrowers thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

(iii) If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and the Borrowers agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, the rate per annum set forth in (h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f) Obligations Absolute. The Reimbursement Obligation of the Borrowers as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Holdings and its Restricted Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable Requirements of Law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction (which is not subject to appeal)), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, and the Administrative Agent shall promptly give the Borrower Agent written notice of such demand for payment upon receiving such notice from the Issuing Bank; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the Alternate Base Rate plus the Applicable Margin for a period of three (3) Business Days from the date of such LC Disbursement, and at the rate per annum determined pursuant to Section 2.06(c) thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If (1) any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (2) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding or (3) there shall exist a Defaulting Lender, the Borrowers shall immediately (and in the case of clause (3), upon the reasonable request of the Administrative Agent) deposit (and shall be jointly and severally liable to so deposit) on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence and during the continuance of any Event of Default with respect to the Borrowers described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the existence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrowers within three (3) Business Days after all Events of Default have been cured or waived.

(j) Additional Issuing Banks. The Borrower Agent may, at any time and from time to time, designate one or more additional Revolving Lenders (subject to the consent of each such Revolving Lender in its sole discretion) to act as an issuing bank with respect to Letters of Credit under the terms of this Agreement. Any Revolving Lender designated as an issuing bank with respect to Letters of Credit pursuant to this paragraph (j) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. If at any time there is more than one Issuing Bank hereunder, the Borrower Agent may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(k) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Borrower Agent. The Issuing Bank may be replaced at any time by the Borrower Agent. The Borrower Agent shall notify the Administrative Agent and then the Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower Agent shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(l) Issuing Bank. The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(m) Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Unless otherwise expressly agreed by the Issuing Bank and the Borrower Agent when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Wholly Owned Restricted Subsidiary of Holdings, the Borrowers shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Wholly Owned Subsidiaries of Holdings inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Wholly Owned Subsidiaries of Holdings.

Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (b)(v) below) and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a);

(b) if any Swing Line Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Defaulting Lender’s participation in Swing Line Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only to the extent that (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment and (z) to the extent requested in writing by the Administrative Agent, the Borrower Agent shall confirm that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation and if the Borrower Agent cannot confirm such conditions have been satisfied (which shall not constitute a Default or an Event of Default) and such conditions have not otherwise been waived by the Required Revolving Lenders, then clause (ii) below shall apply;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent, (a) prepay such Swing Line Exposure of such Defaulting Lender and (b) cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding;

(iii) if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrowers shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv) if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages;

(v) if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(vi) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with Section 2.19(b), and participations in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(vii) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers, the Issuing Bank, the Swing Line Lender or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower, the Issuing Bank, the Swing Line Lender or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded in respect of its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

(c) such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans and/or Swing Line Commitments and Swing Line Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except as otherwise set forth in Section 10.02(b).

(d) to the extent permitted by applicable Requirements of Law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if the Borrower Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.10 shall, if the Borrower Agent so directs at the time of making such mandatory prepayment, be (i) applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender had funded all defaulted Revolving Loans of such Defaulting Lender or (ii) retained by the Administrative Agent in a segregated non-interest-bearing account.

(e) No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

In the event that the Administrative Agent or the Issuing Bank, as the case may be, and the Borrower Agent each agrees in writing (provided that the Borrower Agent’s agreement shall not be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (except for Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrowers, the Administrative Agent, the Issuing Bank, and the non-Defaulting Lenders may have against such Defaulting Lender. The operation of this Section 2.19 shall not be construed to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower Agent, at its option, to arrange for a substitute Lender to replace such Defaulting Lender pursuant to Section 2.16(b). The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions hereof or otherwise.

Section 2.20 Increase in Commitments.

(a) Borrower Request. The Borrower Agent may by written notice to the Administrative Agent elect to request the establishment of one or more new Term Loan Commitments under a new term facility or under the existing term facility or any increase under an existing tranche of Loans (each, an “Incremental Term Loan Commitment”) and/or one or more new Revolving Loan Commitments under a new revolving facility or under the then existing revolving facility (each an “Incremental Revolving Loan Commitment” and together with Incremental Term Loan Commitment, the “Incremental Facilities”), in an aggregate amount not to exceed the Maximum Incremental Facilities Amount. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower Agent proposes that such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such different date as may be agreed to by the Administrative Agent in its sole discretion) and (ii) the identity of each Eligible Assignee (each such person, an “Additional Lender”) to whom the Borrower Agent proposes any portion of such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment or Incremental Revolving Loan Commitment.

(b) Conditions. Such Incremental Term Loan Commitments and Incremental Revolving Loan Commitments shall become effective, as of such Increase Effective Date; provided that:

(i) no Default or Event of Default shall have occurred and be continuing at the time of such request or immediately after giving effect thereto; provided, that, solely with respect to any Incremental Facilities incurred in connection with a Limited Condition Acquisition, the foregoing condition shall not be required to be satisfied and instead no Default or Event of Default shall exist at the time the definitive documentation for such Limited Condition Acquisition is executed;

(ii) the proceeds of the Incremental Term Loans and/or Incremental Revolving Loans shall be used in accordance with Section 3.11 and Section 5.08;

(iii) the Borrower Agent shall deliver or cause to be delivered any customary amendments to the Loan Documents or other documents reasonably requested by the Administrative Agent or any Incremental Term Loan Lender or Incremental Revolving Loan Lender in connection with any such transaction;

(iv) any such Incremental Term Loans shall be in an aggregate amount of at least $5,000,000 and integral multiples of $1,000,000 above such amount (except, in each case, such minimum amount and integral multiples amount shall not apply when Borrowers use all of the Incremental Term Loan Commitments available at such time); and

(v) subject to customary “Sungard” limitations (to the extent agreed to by the Lenders providing the Incremental Facility and to the extent the proceeds of any Incremental Facility are being used to finance a Limited Condition Acquisition), each of the representations and warranties made by any Credit Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(c) Terms of New Term Loans and Commitments. The terms and provisions of Loans made pursuant to such Incremental Term Loan Commitments shall be subject to Section 2.20(f) and as follows:

(i) the terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth herein (including Section 2.20(f)) or except with respect to terms applicable only to periods after the Term Loan Maturity Date, either (A) substantially consistent (taken as a whole) as the Term Loans existing on the Increase Effective Date or (B) no more favorable (taken as a whole) to the Incremental Term Loan Lenders providing such Incremental Term Loans than those applicable to the Term Loans existing on the Increase Effective Date, in each case, as reasonably determined by the Borrower Agent or (C) otherwise reasonably acceptable to the Administrative Agent (in each case, it being understood and agreed that Incremental Term Loans may be a part of the Term Loans); provided that to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term Loans;

(ii) any Incremental Facility shall rank pari passu in right of payment and with respect to security with the credit facilities provided for herein; provided that, at the Borrower Agent’s option, any Incremental Term Loans may be established as a “last-out” tranche hereunder;

(iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the then existing Term Loans;

(iv) the maturity date of Incremental Term Loans (as extended from time to time pursuant to Section 2.21) shall not be earlier than the later of the then existing Term Loan Maturity Date and the maturity date of any then outstanding Incremental Term Loans; and

(v) no Incremental Term Loans will be permitted to be voluntarily or mandatorily prepaid (other than on a ratable basis or in connection with a transaction permitted by Section 10.04(b)(vii) or any other transaction permitted hereunder that allows Term Loans to be repaid on a non-pro rata basis) prior to the repayment in full of the then existing Term Loans.

(d) Terms of New Revolving Loans and Commitments. On any Increase Effective Date on which Incremental Revolving Loan Commitments are effected, subject to the satisfaction or waiver of the foregoing terms and conditions in Section 2.20(b), (a) to the extent such Incremental Revolving Loan Commitments are documented solely as an increase to the Revolving Commitments, each of the applicable Revolving Lenders shall be deemed to have assigned to each Lender with Incremental Revolving Loan Commitments, and each such Lender shall be deemed to have purchased from each of the applicable Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Effective Date as shall be necessary in order that, immediately after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing applicable Revolving Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Loan Commitments to the Revolving Commitments, (b) each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan, (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Loan Commitment and all matters relating thereto, (d) with respect to any new Incremental Revolving Credit Commitment that is not an increase to the existing Revolving Credit Commitments, the maturity date of any such Incremental Revolving Loan Commitment (as extended from time to time pursuant to Section 2.21) shall not be earlier than the Revolving Maturity Date, (e) an Incremental Revolving Commitment shall require no scheduled amortization prior to the Revolving Maturity Date or differing mandatory commitment reduction prior to the Revolving Maturity Date than the Revolving Loan Commitments existing as of the Increase Effective Date and (f) all other terms (other than margin, pricing and fees which shall be subject to Section 2.20(f)) shall either be (i) substantially consistent (taken as a whole) with terms applicable to the Revolving Commitments existing on the Increase Effective Date, (ii) no more favorable (taken as a whole) to the Incremental Revolving Loan Commitments than those applicable to the Revolving Loan Commitments existing as of the Increase Effective Date as reasonably determined by the Borrowers or (iii) reasonably acceptable to the Administrative Agent (in each case, except for terms applicable only to periods after the Revolving Maturity Date).

(e) Joinder. Such Incremental Term Loan Commitments and Incremental Revolving Loan Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by each Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (which may be in the form of an amendment and restatement of this Agreement) (including with respect to pro rata payments, repayments, borrowings and commitment reductions of Revolving Commitments (and Revolving Loans thereunder) and Incremental Revolving Loan Commitments (and loans thereunder)), in the opinion of the Administrative Agent and the Borrower Agent, to effect the provisions of this Section 2.20. This Section 2.20(e) shall supersede any provisions in Section 10.02 to the contrary.

(f) Yield. If the initial Yield (as defined below) on such Incremental Term Loans or Incremental Revolving Loans exceeds the then applicable Yield on the Term Loans or Revolving Loans, respectively, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for Term Loans or Revolving Loans, as the case may be, shall automatically be increased by the Yield Differential. For purposes of this Section 2.20, “Yield” shall mean the then “effective yield” on such Loans consistent with generally accepted financial practice, taking into account the applicable interest rate margins, any interest rate floors (but only to the extent an increase in the interest rate floor in the Term Loans funded on the First Amendment Effective Date would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the Term Loans funded on the First Amendment Effective Date shall be increased to the extent of such differential between interest rate floors) but excluding arrangement, structuring, underwriting, commitment, amendment or other fees not paid generally to all Lenders of such Indebtedness).

(g) Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents and shall have the same Guarantors. Borrowers and the other Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Incremental Term Loans or any such Incremental Term Loan Commitments.

Section 2.21 Extension Amendments.

(a) The Borrower Agent may at any time and from time to time request that all or a portion, including one or more Tranches of the Loans (including any Extended Loans), each existing at the time of such request (each, an “Existing Tranche” and the Loans of such Tranche, the “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, “Extended Tranche” and the Loans of such Tranche, the “Extended Loans”) and to provide for other terms consistent with this Section 2.21. In order to establish any Extended Tranche, the Borrower Agent shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms (other than provided in clause (c) below) shall be (taken as a whole) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrowers) to the Lenders providing the Loans that are being extended or replaced (in each case, other than for terms applicable only to periods after the Latest Maturity Date of the Existing Loans) to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche, (B) the optional prepayment terms may be different and/or (C) additional pricing and fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided, that, notwithstanding anything to the contrary in this Section 2.21 or otherwise, (1) such Extended Tranche shall not be, (y) in the case of any Extended Tranche relating to Term Loans, in an amount less than $25,000,000 and (z) in the case of any Extended Tranche relating to Revolving Loans hereunder, in an amount less than $5,000,000, (2) no Extended Tranche shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Existing Tranches, (3) the mandatory prepayment or the commitment reduction of any of Loans or Commitments under the Extended Tranches shall be made on a pro rata basis with all other outstanding Loans or Commitments respectively; provided, that, Extended Loans may, if the Extending Lenders making such Extended Loans so agree, participate on a less than pro rata basis in any mandatory prepayment or commitment reductions hereunder, (4) the final maturity of any Extended Tranche shall not be earlier than, and if such Extended Tranche is a term facility, shall not have a Weighted Average Life to Maturity shorter than the applicable Specified Existing Tranche, (5) each Lender in the Specified Existing

Tranche shall be permitted to participate in the Extended Tranche in accordance with its pro rata share of the Specified Existing Tranche and (6) assignments and participations of Extended Tranches shall be governed by the same assignment and participation provisions applicable to Loans and Commitments hereunder as set forth in Section 10.04. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans (and, if applicable, commitments) from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b) The Borrower Agent shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees or prepayments and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.21(c) and notwithstanding anything to the contrary set forth in Section 10.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Credit Parties, the Administrative Agent, and the Extending Lenders. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.21 and the arrangements described above in connection therewith. This Section 2.21(c) shall supersede any provisions in Section 10.02 to the contrary.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date) and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Tranches, such loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date.

(e) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Borrower Agent may, on notice to the Administrative and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.04 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to obtain a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full at par by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption or (B) prepay the Loans and, at the Borrower Agent’s option, if applicable, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to breakage costs, without premium or penalty. In connection with any such replacement under this Section 2.21, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full in cash by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower Agent shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Extending Lender.

Section 2.22 Refinancing Facilities. (a) At any time after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness described in clause (d) of the definition thereof in respect of all or any portion of the Term Loans or Revolving Loans then outstanding under this Agreement (which will be deemed to include any then outstanding Incremental Term Loans under any Incremental Term Commitments or Incremental Revolving Loan Commitments) or any then outstanding Refinancing Term Loans or any then outstanding Refinancing Revolving Loans, in each case, pursuant to a Refinancing Amendment, together with any applicable Intercreditor Agreement or other customary subordination agreement; provided, that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will, to the extent permitted by the definition of “Credit Agreement Refinancing Indebtedness,” have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrowers and the Lenders thereof and (iii) will, to the extent in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any all then outstanding Revolving Loans and Revolving Commitments. The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans or Refinancing Revolving Loans) and any Indebtedness being replaced or refinanced with such Credit Agreement Refinancing Indebtedness shall be deemed permanently reduced and satisfied in all respects. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.

(b) This Section 2.22 shall supersede any provisions in Section 10.02 to the contrary.

Section 2.23 Borrower Agent. Each Borrower hereby designates the Lead Borrower (the “Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Bank or any Lender. The Borrower Agent hereby accepts such appointment. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Borrower Agent on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice to or communication with a Borrower or other Credit Party hereunder to the Borrower Agent on behalf of such Borrower or other Credit Party. Each of the Administrative Agent, the Issuing Bank and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under the Loan Documents.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on each date (including the First Amendment Effective Date) and to the extent set forth in Section 4.01 and Section 4.02 that:

Section 3.01 Organization; Powers. Each Credit Party (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Loan Documents to be entered into by each Credit Party are within such Credit Party’s powers and have been duly authorized by all necessary action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 No Conflicts. Except as set forth on Schedule 3.03, the execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party and the Credit Extensions contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Group Member, and (c) will not violate any Requirement of Law except, individually or in the aggregate, where it would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Statements; Projections.

(a) Historical Financial Statements. On the Closing Date, the Borrower Agent shall have delivered to the Administrative Agent and made available to the Lenders (i) the TransFirst 1 Audited Financial Statements, (ii) unaudited consolidated balance sheets and related statements of income and cash flows of TransFirst 1 for each fiscal quarter of TransFirst 1 (other than the fourth fiscal quarter) ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date, and (iii) a pro forma consolidated balance sheet and related statements of income and cash flows of Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period. The financial statements in the immediately preceding sentence (other than the pro forma consolidated balance sheet) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and the results of operations and cash flows of the TransFirst 1 and its consolidated Subsidiaries as of the dates and for the periods to which they relate. All financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of

Holdings and its consolidated Restricted Subsidiaries as of the dates and for the periods to which they relate, except as indicated in any notes thereto and, in the case of any such unaudited financial statements, the absence of footnote disclosures and audit adjustments.

(b) Absence of Material Adverse Effect. Since December 31, 2013, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

(c) Pro Forma Financial Statements. Holdings has heretofore delivered to the Administrative Agent and made available to the Lenders projections on a pro forma basis. Such financial projections on a pro forma basis (A) have been prepared in good faith by the Credit Parties, based upon (i) the assumptions stated therein (which assumptions are believed by the Credit Parties on the Closing Date to be reasonable), (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to Section 3.04(a) and (iii) the information reasonably available to, or in the possession or control of, the Credit Parties as of the date of delivery thereof, (B) reflect in all material respects, all adjustments required to be made to give effect to the Transactions, (C) have been prepared in a manner consistently applied throughout the applicable period covered thereby, and (D) present fairly, in all material respects, the consolidated financial position and results of operations of the Credit Parties described therein as of such date and for such periods set forth therein, on a pro forma basis assuming that the Transactions had occurred at such dates (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any Credit Party, (y) no assurance is given by any Credit Party that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

Section 3.05 Properties.

(a) Title. Each Group Member (i) has good title to, or valid leasehold interests in, all its Property (other than Intellectual Property which is subject to Section 3.06) material to its business, except to the extent any irregularities or deficiencies do not, and would not, and would not be reasonably expected, to result in a Material Adverse Effect, and (ii) owns its Collateral free and clear of all Liens except for Permitted Liens.

(b) Real Property List. Schedule 3.05(b) contains a true and complete list of all Real Property (x) owned by any Credit Party as of the Closing Date and (y) leased or subleased by any Credit Party, as lessee or sublessee, as of the Closing Date.

(c) Collateral. Each Credit Party owns or has rights to use all of the Collateral (other than Intellectual Property which is subject to Section 3.06) and all rights (other than rights in Intellectual Property which is subject to Section 3.06) with respect to any of the foregoing used in, necessary for or material to each Credit Party’s business as currently conducted.

Section 3.06 Intellectual Property.

(a) Ownership/No Claims. Each Credit Party owns, or is licensed (or authorized) to use, all Intellectual Property material to the conduct of its business as currently conducted. To the knowledge of each Credit Party, the operation of such Credit Party’s business and the use of Intellectual Property owned by such Credit Party, or licensed by such Credit Party, do not infringe, misappropriate, dilute or otherwise violate the Intellectual Property rights of any person in any material respect.

(b) Applications and Registrations. On the Closing Date, each Credit Party owns and possesses the right to use, and has done nothing to authorize or enable any other person to use (except pursuant to licenses and end-user agreements entered into by each Credit Party in the ordinary course of business), the Copyrights, Patents or Trademarks (as such terms are defined in the Security Agreement) listed in Schedule 3.06(b).

(c) No Violations or Proceedings. To the knowledge of each Credit Party, on the Closing Date, there is no material violation, dilution, misappropriation or infringement by others of any right of such Credit Party with respect to any Intellectual Property, including any Copyright, Patent or Trademark listed in Schedule 3.06(b) that is owned by such Credit Party except as may be set forth on Schedule 3.06(c). No Credit Party is known to be in material breach of, or in material default under, any License of Intellectual Property to such Credit Party that is material to the operation of the business of such Credit Party. Except as set forth on Schedule 3.06(c), no proceedings have been instituted or are pending against any Credit Party, or to such Credit Party’s knowledge, are threatened, and no unresolved written claim has been asserted and is pending against any Credit Party (i) alleging any such infringement, misappropriation, dilution, violation, breach or default or (ii) challenging or questioning the lawful use of or the validity or enforceability of any material Intellectual Property owned by such Credit Party or, to the knowledge of each Credit Party, material Intellectual Property licensed by such Credit Party, nor does any Credit Party know of any valid basis for any such claim. Each Credit Party has used reasonable efforts to: (i) maintain the validity and enforceability of and protect the Intellectual Property owned by such Credit Party that is material to the operation of the business of such Credit Party; and (ii) ensure that all software owned by the Credit Party that is distributed or otherwise made available to any third party (A) is free from any trojan horse, virus or similar malicious code or program that can cause damage to computer systems using such Credit Party software, and (B) functions and operates in all material respects for its intended purpose, (C) conforms in all material respects to the functional specifications for such Credit Party software, and (D) employs adequate safeguards to protect against security threats. To the knowledge of each Credit Party, each present and former employee and independent contractor that has had or currently has access to any confidential Material IP Rights owned by the Credit Party is subject to confidentiality obligations regarding the disclosure and protection of such Material IP Rights, and, to the knowledge of each Credit Party, such confidentiality obligations have not been breached by any such employee or independent contractor.

(d) Scheduled Intellectual Property. As of the Closing Date, Schedule 3.06(b), sets forth a true and complete list of (A) all issued patents and pending patent applications owned by each Credit Party; (B) all registered trademarks and service marks and trademark and service mark applications owned by each Credit Party; (C) all registered copyrights and copyright applications owned by each Credit Party; and (D) all Licenses which if expired or terminated would result in a Material Adverse Effect. As of the Closing Date, the Intellectual Property set forth on Schedule 3.06(b) has not been abandoned and is valid, subsisting and in full force and effect, and no such scheduled Intellectual Property is subject to any consent, settlement, decree, order, injunction, judgment or ruling restricting the use thereof or that would restrict the validity or enforceability thereof. As of the Closing Date, except as set forth on Schedule 3.06(b), a Credit Party is the exclusive owner of each item of such scheduled Intellectual Property. In the case of any Intellectual Property licensed to a Credit Party pursuant to the Licenses listed on Schedule 3.06(b), to such Credit Party’s knowledge, such Credit Party has the right to use, in connection with its business, such Intellectual Property, in accordance with the terms of such Licenses.

Section 3.07 Equity Interests and Restricted Subsidiaries. Schedule 3.07 sets forth a list of (i) all of the Restricted Subsidiaries of Holdings, as of the Closing Date (after giving effect to the Closing Date Acquisition), (ii) the respective jurisdictions of incorporation or organization of Holdings, each Borrower and each of the Restricted Subsidiaries of Holdings, as of the Closing Date (after giving effect to the Closing Date Acquisition), and (iii) the number of and percentage of issued and outstanding shares of each class of Equity Interests of each of the Restricted Subsidiaries owned by Holdings, or any other Restricted Subsidiary, as of the Closing Date (after giving effect to the Closing Date Acquisition) and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date (after giving effect to the Closing Date Acquisition). All outstanding Equity Interests of each Credit Party, as of the Closing Date (after giving effect to the Closing Date Acquisition), are duly and validly issued. All Equity Interests of each Borrower are owned directly or indirectly by Holdings.

Section 3.08 Litigation. Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Group Member, threatened against or affecting any Group Member or any business, property or rights of any Group Member (i) that involve any Loan Document or any of the Transactions or (ii) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.09 Federal Reserve Regulations. No Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.10 Investment Company Act. No Group Member is an “investment company” required to be registered as such or a company “controlled” by an “investment company” required to be registered as such, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11 Use of Proceeds. The Borrowers will (or will direct a Credit Party to) use the proceeds of the Term Loans made on the Closing Date to finance (i) the Closing Date Acquisition, (ii) the other Transactions and (iii) the payment of related fees, costs and expenses (including any upfront fees and original issue discount) related to the foregoing transactions. The Borrowers may (or may direct a Credit Party to) use the proceeds of the

Revolving Loans and Swing Line Loans on the Closing Date (i) to fund certain amounts set forth in the Fee Letters, (ii) for the purpose of issuing Letters of Credit in order to, among other things, backstop or replace letters of credit outstanding on the Closing Date, (iii) for the purpose of cash collateralizing any letters of credit outstanding on the Closing Date and (iv) in an aggregate amount not to exceed $10,000,000 for Transaction Costs and other working capital purposes (collectively, “Permitted Closing Date Revolving Advances”). The Borrowers will (or will direct a Credit Party to) use the proceeds of the Revolving Loans and Swing Line Loans after the Closing Date for working capital and general corporate purposes (including to effect Permitted Acquisitions, Investments, Capital Expenditures and any other transaction not prohibited under this Agreement). Proceeds of the Incremental Facilities may be used for general corporate purposes, including, without limitation, to finance Permitted Acquisitions (including refinancing the existing Indebtedness of the acquired businesses), to finance Capital Expenditures, for working capital, to finance any Dividends permitted hereunder and Permitted Investments, for other purposes not prohibited by this Agreement and to pay related fees, costs and expenses in connection with such transactions. Proceeds of the Term B-1 Loans shall be used (i) to repay in full all Closing Date Term Loans outstanding immediately prior to the First Amendment Effective Date, (ii) to fund a portion of the Special Distribution and (iii) to pay fees and expenses incurred in connection with the transactions contemplated by the First Amendment.

Section 3.12 Taxes. Each Group Member has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid or remitted or caused to be duly and timely paid or remitted all Taxes due and payable or remittable by it and all assessments received by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP, or (ii) Taxes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) satisfied all of its withholding Tax obligations except for failures that would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect or are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP. Each Group Member has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Each Group Member is unaware of any proposed or pending Tax assessments, deficiencies or audits that would be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Group Member has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

Section 3.13 No Material Misstatements.

(a) No written information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule (in each case other than forecasts, projections and other forward looking statements (collectively, “Projections”) and information of a general economic or industry nature) furnished by or on behalf of any Group Member to the Administrative Agent or any Lender in connection with any Loan Document or included therein or delivered pursuant thereto, taken as a whole and when furnished, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading when taken as a whole as of the date such information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule is dated or certified.

(b) With respect to any Projections delivered pursuant to the terms hereof, each Group Member represents only that on the date of delivery thereof it acted in good faith and utilized assumptions believed by it to be reasonable when made in light of the then current circumstances (it being understood that Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, which are beyond the control of Holdings and its Restricted Subsidiaries, and that no assurance or guarantee can be given that any Projections will be realized, that actual results may differ and such differences may be material).

Section 3.14 Labor Matters. There are no strikes, lockouts, or slowdowns against any Group Member pending or, to the knowledge of any Group Member, threatened. The hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which would reasonably be expected to result in a Material Adverse Effect. All payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member is bound.

Section 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date (and the consummation of the transactions contemplated hereunder and under the First Amendment to occur on the First Amendment Effective Date) and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the sum of the debt (including contingent liabilities) of Holdings and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of Holdings and its Restricted Subsidiaries, taken as a whole; (b) the capital of Holdings and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings or its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (c) Holdings and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 3.16 Employee Benefit Plans.

(a) With respect to each Plan, each Group Member is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not reasonably be expected to result in a Material

Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events, would reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Group Member. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for financial reporting purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans by an amount that would reasonably be expected to result in a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with Section 4211 of ERISA, the aggregate liabilities of each Group Member or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect. No Group Member has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in reorganization (within the meaning of Section 4241 of ERISA), and no such Multiemployer Plan is reasonably expected by any Group Member to be insolvent or in reorganization.

(b) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities and (ii) no Group Member has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Group Member on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by an amount that would reasonably be expected to result in a Material Adverse Effect, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued in accordance with GAAP in all material respects.

Section 3.17 Environmental Matters.

(a) Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i) The Group Members and their businesses, operations and Real Property are in compliance with Environmental Law;

(ii) The Group Members have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property;

(iii) There has been no Release or threatened Release of Hazardous Material caused by the Group Members, or to the knowledge of the Group Members by any other person, on, at, under or from any Real Property presently, or to the knowledge of the Group Members, formerly owned, leased or operated by the Group Members;

(iv) There is no Environmental Claim pending or, to the knowledge of the Group Members, threatened against the Group Members and, to the knowledge of the Group Members, there are no facts or circumstances that would reasonably be expected to give rise to any such Environmental Claim; and

(v) No Lien has been recorded or, to the knowledge of any Group Member, threatened under any Environmental Law with respect to any Real Property currently owned, operated or leased by the Group Members.

(b) This Section 3.17 contains the sole and exclusive representations and warranties of the Group Members with respect to any matters arising under Environmental Laws or relating to Environmental Claims or Hazardous Materials.

Section 3.18 Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by each Credit Party as of the Closing Date. All insurance maintained by the Credit Parties is in full force and effect, all premiums have been duly paid, no Credit Party has received notice of violation or cancellation thereof and there exists no default under any insurance requirement. Each Group Member has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 3.19 Security Documents.

(a) Valid Liens. Subject to Section 4.01(l), each Security Document delivered pursuant to Article IV, Sections 5.10, 5.11 and 5.12 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder under applicable U.S. state and federal law, and (i) when appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law (to the extent required hereunder and thereunder), and (ii) upon the taking of possession, control or other action by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession, control or other action (which possession, control or other action shall be given to the Collateral Agent or taken by the Collateral Agent to the extent required by any Security Document), the Liens in favor of Collateral Agent will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case under applicable U.S. state and federal law, subject to no Liens other than the applicable Permitted Liens.

(b) Foreign Law Limitations. For purposes of this Section 3.19, compliance with applicable foreign law with respect to the grant, creation and perfection of Liens on and security interests in the Collateral will not be required.

Section 3.20 Anti-Terrorism Law.

(a) No Credit Party and none of its Restricted Subsidiaries is in violation of any applicable Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224, effective September 24, 2001 (the “Executive

Order”), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330), the Trading With the Enemy Act (50 U.S.C. §§ 1-44, as amended) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “Patriot Act”).

(b) No Credit Party and, to the knowledge of the Credit Parties, no Affiliate or broker or other agent of any Credit Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a person that is listed in the annex to, or is otherwise designated by OFAC pursuant to the provisions of, the Executive Order;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise designated by OFAC pursuant to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order.

(c) No Credit Party and, to the knowledge of the Credit Parties, no broker or other agent of any Credit Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph Section 3.20(b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 3.21 OFAC. (a) Each Credit Party represents that neither such Credit Party nor any of its respective Restricted Subsidiaries (for purposes of this Section 3.21, collectively, the “company”) nor any director, officer, or employee thereof, nor, to the company’s knowledge, any, agent, Affiliate or representative of the company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”), (collectively, “Sanctions”), nor

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(b) Each Borrower represents and covenants that it will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Person (including any Lender, any Agent, the Issuing Bank or the Swing Line Lender).

Section 3.22 Foreign Corrupt Practices Act. No part of the proceeds of the Term Loans will be used directly (or, to the knowledge of the Credit Parties, indirectly) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

No Credit Party has directly (or, to the knowledge of the Credit Parties, indirectly) made any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

To the knowledge of the Credit Parties, no broker or other agent of any Credit Party acting in any capacity in connection with the Loans, has, directly or indirectly, made any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV.

CONDITIONS

Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Bank, to fund the initial Credit Extension on the Closing Date requested to be made by the Borrower Agent shall be subject to the prior or concurrent satisfaction or waiver of only the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a) Loan Documents. There shall have been delivered to the Administrative Agent from Holdings and Merger Sub an executed counterpart of each of the Loan Documents to which each is a party to be entered into on the Closing Date.

(b) Second Lien Documents. There shall have been delivered to the Administrative Agent an executed copy of the Second Lien Documents to be entered into on the Closing Date.

(c) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Credit Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Credit Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each officer or authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(ii) to the extent available, a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization; and

(iii) the Administrative Agent shall have received a certificate dated the Closing Date and signed by a Responsible Officer of Holdings, confirming compliance with the conditions precedent set forth in Sections 4.01(g) and 4.01(k).

(d) Closing Date Acquisition and Other Transactions.

(i) The Closing Date Acquisition shall have been consummated in all material respects in accordance with the Closing Date Acquisition Agreement substantially concurrently with the funding of the initial Credit Extension without any material amendment, waiver, modification or consent not consented to by the Administrative Agent and the Lead Arrangers (each such consent not to be unreasonably withheld, delayed or conditioned) other than waivers, modifications, consents, or amendments, which would not be (in the aggregate) materially adverse to the interests of the Lenders or the Lead Arrangers; provided that (i) increases in the purchase price of the Acquisition, if funded with common Equity Interests or other Qualified Capital Stock, shall not be deemed to be materially adverse to the interests of the Lead Arrangers or the Lenders and shall not require the consent of the Administrative Agent or Lead Arrangers, (ii) decreases in the purchase price of the

Acquisition of not more than 15% shall not be deemed to be materially adverse to the interests of the Lenders or the Lead Arrangers and shall not require the consent of the Administrative Agent or the Lead Arrangers if applied pro rata among the Term Loans, the Second Lien Loans and the Equity Contribution up to the required equity percentage contribution, (iii) any waivers, modifications, consents or amendments to, or in respect of, the definition of Company Material Adverse Effect contained in the Closing Date Acquisition Agreement shall be deemed materially adverse to the interests of the Lenders and the Lead Arrangers, (iv) any action taken at the express request of Holdings or Merger Sub pursuant to clause (vii) of the definition of Company Material Adverse Effect contained in the Closing Date Acquisition Agreement shall require the consent of the Administrative Agent and the Lead Arrangers and (v) any action that Holdings consents to pursuant to clause (viii) of the definition of Company Material Adverse Effect contained in the Closing Date Acquisition Agreement shall require the consent of the Administrative Agent and the Lead Arrangers.

(ii) On the Closing Date, after giving effect to the Transactions, none of Holdings, any Borrower or any of their Restricted Subsidiaries shall have any material third party Indebtedness for borrowed money other than the Obligations, the Second Lien Obligations and the Permitted Surviving Indebtedness.

(e) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a customary opinion of (i) Kirkland & Ellis LLP, special counsel for the Credit Parties, (ii) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Tennessee counsel for the Credit Parties and (iii) Lionel Sawyer & Collins, Nevada counsel for the Credit Parties, in each case dated as of the Closing Date and addressed to the Agents, the Issuing Bank and the Lenders (including the Swing Line Lender).

(f) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit L dated the Closing Date and signed by the chief financial officer (or other officer with reasonably equivalent duties) of Holdings.

(g) No Company Material Adverse Effect. Since the date of the Acquisition Agreement, there shall not have occurred any change or event that constitutes a Company Material Adverse Effect (as such capitalized term is defined in the Closing Date Acquisition Agreement).

(h) Fees. The Lead Arrangers, the Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses (including the legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents) required to be reimbursed or paid by the Borrowers under this Agreement, provided that an invoice for all such fees shall be received by the Borrowers at least two (2) Business Days prior to the Closing Date.

(i) Patriot Act. So long as requested by the Administrative Agent at least ten (10) Business Days prior to the Closing Date, the Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information with respect to the Credit Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(j) Closing Date Equity Issuance. The Closing Date Equity Issuance shall have been consummated and shall constitute common Equity Interests or other Qualified Capital Stock.

(k) Closing Date Representations. The Specified Acquisition Agreement Representations shall be true and correct in all respects to the extent that Holdings or its applicable Affiliates have the right (determined without regard to any notice requirements) to terminate their obligations under the Closing Date Acquisition Agreement or decline to consummate the Closing Date Acquisition as a result of a breach of such representations in the Closing Date Acquisition Agreement and the Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifiers with respect to any Specified Representations already qualified by materiality or material adverse effect).

(l) Creation and Perfection of Security Interests. Notwithstanding anything to the contrary in this Section 4.01, with respect to the Secured Obligations, all actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date; provided that to the extent any security interest in the Collateral is not granted or perfected on the Closing Date after Borrowers’ commercially reasonable efforts to do so (other than (x) grants of Collateral subject to the UCC and the delivery of Uniform Commercial Code financing statements, (y) the delivery of intellectual property security agreements for Intellectual Property which is registered or for which an application has been filed with the United States Patent and Trademark Office or the United States Copyright Office (other than “intent to use” trademark applications that are excluded as Collateral under the Security Agreement) and (z) the delivery of stock certificates and stock powers for “certificated securities” (as defined in Article 8 of the UCC) of the Borrowers and the Domestic Subsidiaries (other than Excluded Pledges) that are part of the Collateral), the grant or perfection of such security interest (including, without limitation, the security interest on any Real Property that is part of the Collateral) shall not constitute a condition precedent to the availability of the Credit Extension to be made on the Closing Date, but shall be granted or perfected, as the case may be, within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole, reasonable discretion as provided in Section 5.18).

(m) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) for any Loans to be made on the Closing Date or, in the case of the issuance of a Letter of Credit on the Closing Date, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swing Line Loan made on the Closing Date, the Swing Line Lender and the Administrative Agent shall have received a Borrowing Notice as required by Section 2.17(b).

(n) Lien Searches. The Collateral Agent shall have received certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any Credit Party is organized or maintains its chief executive office and such other searches that the Collateral Agent deems reasonably necessary (it being acknowledged and agreed that the requirements in this Section 4.01(n) have been satisfied).

In determining the satisfaction of the conditions specified in this Section 4.01, (y) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date that the respective item or matter does not meet its satisfaction and (z) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or Company Material Adverse Effect (as defined in the Closing Date Acquisition Agreement), each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Closing Date. Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 4.01 have been met (after giving effect to the preceding sentence), then the Closing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met.

Without limiting the generality of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder or thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to Certain Credit Extensions. After the Closing Date, the obligation of each Lender and each Issuing Bank to make any Credit Extension with respect to any Revolving Loan under Section 2.03, Swing Line Loan under Section 2.17 or Letter of Credit under Section 2.18 shall be subject to the satisfaction, or waiver, of each of the conditions precedent set forth below.

(a) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swing Line Loan, the Swing Line Lender and the Administrative Agent shall have received a Borrowing Notice as required by Section 2.17(b).

(b) No Default. At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

Each of the delivery of a Borrowing Request or an LC Request and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers and each other Credit Party that on the date of such Credit Extension (both immediately before and immediately after giving effect to such Credit Extension) the conditions contained in this Article IV have been satisfied or waived.

Section 4.03 Conditions to Obligations of Lenders on the First Amendment Effective Date. The obligations of each Lender to make (or be deemed to make) the Credit Extensions on the First Amendment Effective Date shall be subject to the satisfaction, or waiver, of each of the conditions precedent set forth in the First Amendment.

ARTICLE V.

AFFIRMATIVE COVENANTS

Holdings, each of the Borrowers and the Subsidiary Guarantors warrants, covenants and agrees with each Lender that at all times after the Closing Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (except to the extent cash collateralized in accordance with this Agreement or to the extent backstopped), Holdings, each of the Borrowers and the Subsidiary Guarantors will, and will cause each of its Restricted Subsidiaries to:

Section 5.01 Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to each Lender:

(a) Annual Reports. Within one hundred twenty (120) days (or one hundred fifty (150) days in the case of the fiscal year ending December 31, 2014) after the last day of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an opinion of (i) an independent public accounting firm of recognized national standing selected by the Borrowers or (ii) any other accounting firm reasonably acceptable to the Administrative Agent (which opinion shall be unqualified as to scope, subject to the proviso below) to the effect that the consolidated financial statements have been prepared and present fairly, in all material respects, in accordance with GAAP the consolidated financial condition of Holdings and its Restricted Subsidiaries as of the close of such fiscal year; provided, that such financial statements shall not contain a “going concern” qualification or statement, except to the extent (and only to the extent) that such a “going concern” qualification or statement relates to the report and opinion accompanying the financial statements for the fiscal year ending immediately prior to the stated final maturity date of the Loans, Permitted Incremental Equivalent Debt, Second Lien Obligations, Permitted Pari Passu Refinancing Debt, Permitted Unsecured Refinancing Debt or Permitted Junior Refinancing Debt and which qualification or statement is solely a consequence of such impending stated final maturity date; in each case, such financial statements shall be accompanied by a management discussion and analysis (in form reasonably acceptable to the Administrative Agent) of the financial performance of Holdings and its Restricted Subsidiaries;

(b) Quarterly Reports. Commencing the first fiscal quarter ending after the Closing Date, within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Holdings (or sixty (60) days for the first two fiscal quarter ends for which financial statements are required to be delivered pursuant to this clause (b)), a copy of the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year of Holdings (starting with the first full fiscal quarter ending one year after the Closing Date) and to the corresponding period set forth in the operating budget delivered pursuant to subsection (e) below (starting, with respect to the operating budget, with the first full fiscal quarter ending after delivery of the first operating budget pursuant to subsection (e) below), prepared by Holdings in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified on behalf of Holdings by a Financial Officer as prepared in accordance with GAAP and fairly reflecting the financial condition and results of operations of Holdings and its Restricted Subsidiaries in all material respects; in each case, such financial statements shall be accompanied by a management discussion and analysis (in form reasonably acceptable to the Administrative Agent) of the financial performance of Holdings and its Restricted Subsidiaries;

(c) Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (i) certifying on behalf of Holdings that no known Default or Event of Default has occurred and is continuing or, if such known Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; provided that, if such Compliance Certificate demonstrates that an Event of Default due to failure to comply with any covenant under Section 6.08 that has not been cured prior to such time, the Borrower Agent may deliver, to the extent and within the time period permitted by Section 8.03, prior to, after or together with such Compliance Certificate, a Notice of Intent to Cure such Event of Default, (ii) setting forth computations of the First Lien Leverage Ratio, the Total Leverage Ratio and the Fixed Charge Coverage Ratio, (iii) setting forth, in the case of each Compliance Certificate delivered concurrently with any delivery of financial statements under Section 5.01(a) above, the Borrower Agent’s calculation of Excess Cash Flow starting with the first full fiscal year after the Closing Date and (iv) setting forth any reclassifications pursuant to Section 1.11 of Indebtedness, Liens, Investments, Asset Sales or other dispositions or Restricted Debt Payments from one clause of Section 6.01, 6.02, 6.03, 6.04 or 6.09, as applicable, to another clause of the relevant Section;

(d) Budgets. Commencing with the fiscal year ending December 31, 2015, within ninety (90) days after the beginning of each fiscal year, an annual budget (on a quarterly basis) in form customarily prepared with regard to Holdings and its Restricted Subsidiaries by Holdings; and

(e) Other Information. Promptly, from time to time, and upon the reasonable written request of the Administrative Agent, such other reasonably necessary information of the Group Members regarding the operations, business affairs and financial condition (including information required under the Patriot Act); provided that nothing in this Section 5.01(e) shall require any Group Member to take any action that would violate any third party customary confidentiality agreement (other than any such confidentiality agreement entered into in contemplation of this Agreement) with any Person that is not an Affiliate (and, in all events, so long as such confidentiality agreement does not relate to information regarding the financial affairs of any Group Member or the compliance with the terms of any Loan Document) or waive any attorney-client or similar privilege.

Documents required to be delivered pursuant to Section 5.01(a) through Section 5.01(e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e-mail to the Administrative Agent for posting on the Borrowers’ behalf on IntraLinks/IntraAgency or another relevant website, if any, established on its behalf by the Administrative Agent and to which each Lender and the Administrative Agent have access or on which the Borrowers have posted such documents on its own website to which each Lender and the Administrative Agent have access and notified the Administrative Agent of such posting. Notwithstanding anything contained herein, at the reasonable written request of the Administrative Agent, the Borrowers shall thereafter promptly be required to provide paper copies of any documents required to be delivered pursuant to Section 5.01. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. If the delivery of any of the foregoing documents required under this Section 5.01 shall fall on a day that is not a Business Day, such deliverable shall be due on the next succeeding Business Day.

Section 5.02 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five (5) Business Days or such later date as may be agreed by the Administrative Agent in its reasonable discretion) of a Responsible Officer of any Borrower obtaining actual knowledge thereof:

(a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Group Member that has resulted in, or could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document; and

(c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

Section 5.03 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or 6.05 or, in the case of any Restricted Subsidiary, where the failure to perform such obligations could not reasonably be expected to result in a Material Adverse Effect.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, permits, privileges, franchises, authorizations and Intellectual Property which are necessary and material to the conduct of its business (except where the failure to do so could not be reasonably expected to have a Material Adverse Effect); comply with all applicable Requirements of Law (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section 5.03(b) shall prevent sales of property, consolidations or mergers by or involving any Group Member in accordance with Section 6.04 or 6.05.

(c) Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its properties and equipment material to the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 5.04 Insurance.

(a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b) From and after ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree), with respect to the Credit Parties, and property constituting Collateral, all such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days (or ten (10) days for nonpayment) after receipt by the Collateral Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement), (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) be reasonably satisfactory in all other material respects to the Collateral Agent.

(c) If at any time the improvements on a Material Property that is encumbered by a mortgage required by this Agreement are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall, or shall cause the applicable Credit Party to maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent.

(d) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Credit Party.

Section 5.05 Taxes.

(a) Payment of Taxes. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, or in default; provided that such payment and discharge shall not be required with respect to any such Tax so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Group Member shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested Tax and enforcement of a Lien (other than a Permitted Lien) or (y) the failure to pay would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Filing of Returns. Timely and correctly file all material Tax Returns required to be filed by it, and withhold, collect and remit all material Taxes that it is required to collect, withhold or remit.

Section 5.06 Employee Benefits.

(a) Comply in all respects with the applicable provisions of ERISA, the Code and applicable foreign law except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and

(b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within ten (10) days (or such later date as may be agreed to by the Administrative Agent in its sole discretion) after any Responsible Officer of any Group Member knows or has reason to know that any ERISA Event or any failures to meet funding or other applicable legal requirements with respect to Foreign Plans has occurred that, alone or together with any other ERISA Event or such noncompliance event with respect to Foreign Plans, would reasonably be expected to result in liability of the Group Members which would reasonably be expected to have a Material Adverse Effect or the imposition of a Lien on any property of any Credit Party, a statement of a Financial Officer of the Borrower Agent setting forth details as to such ERISA Event or such noncompliance event with respect to Foreign Plans and the action, if any, that the Group Members propose to take with respect thereto, (y) upon reasonable request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Group Members or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan or Foreign Plan; (iii) all notices received by any Group Member or any ERISA Affiliate from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event or such noncompliance event with respect to Foreign Plans; and (iv) such other documents or governmental reports or filings relating to any Plan or Foreign Plan as the Administrative Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Group Member may request with respect to any Multiemployer Plan; provided that if any Group Member has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon the Administrative Agent’s reasonable request, the applicable Group Member shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain a system of accounting that enables Holdings to produce financial statements in accordance with GAAP. Each Group Member will permit any representatives designated by the Administrative Agent to visit during its regular business hours and with reasonable advance written notice thereof and inspect the financial records and the property of such Group Member at reasonable times up to one time per calendar year (but without frequency limit during the continuance of an Event of Default) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances, accounts and condition of any Group Member with the officers and employees thereof and advisors therefor (including independent accountants); provided that the Administrative Agent shall give any Group Member an opportunity for its representatives to participate in any such discussions; provided further that so long as no Event of Default has occurred and is then continuing, the Borrowers shall not bear the cost of more than one such inspection per calendar year by the Administrative Agent and Lenders (or their respective representatives).

Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.11.

Section 5.09 Compliance with Environmental Laws; Environmental Reports.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) comply with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; (ii) obtain and renew all Environmental Permits applicable to its operations and Real Property; and (iii) comply with all lawful orders of a Governmental Authority required of the Group Members by, and in accordance with, Environmental Laws; provided that no Group Member shall be required to comply with such orders to the extent that its obligation to do so is being contested in good faith and by proper proceedings.

(b) If an Event of Default caused by reason of a breach of Section 3.17 or 5.09(a) shall have occurred and be continuing for more than 30 days without the Group Members commencing activities reasonably likely to cure such Event of Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, which written request will describe the nature and subject of the Event of Default, the Borrowers shall provide to the Administrative Agent within 60 days after such request (or by such later date as may be agreed to by the Administrative Agent in its sole discretion), at the expense of the Borrowers, an environmental assessment report regarding the matters which are the subject of such Event of Default, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent; provided, however, notwithstanding anything to the contrary contained herein or in any other Loan Document, under no other circumstances shall any environmental assessment report (or any other environmental report) be required under any Loan Document.

Section 5.10 Additional Collateral; Additional Guarantors.

(a) Subject to the terms of the Security Documents and Section 5.18, with respect to any personal property acquired after the Closing Date by any Credit Party that constitutes “Collateral” under any of the Security Documents or is intended to be subject to the Liens created by any Security Document but is not so subject to a Lien thereunder, but in any event subject to the terms, conditions and limitations thereunder, within sixty (60) days after the acquisition thereof, or such longer period as the Administrative Agent may approve in each case in its sole discretion (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other New York law governed documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien under applicable U.S. state and federal law on such Collateral subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable U.S. state and federal law, including the filing of financing statements in such U.S. jurisdictions as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent (or its non-fiduciary agent or designee pursuant to any Intercreditor Agreement) such New York law governed documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired Collateral.

(b) Subject to the terms of the Security Documents and Section 5.18, upon the formation, acquisition or re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary or of any new direct or indirect Wholly Owned Restricted Subsidiary (other than any Excluded Subsidiary) after the Closing Date (other than a merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition within sixty (60) days of its formation thereof (or such later date as permitted by the Administrative Agent in its sole discretion)) or upon any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary (as reasonably determined by the Borrower Agent), within sixty (60) days after such formation, acquisition, designation or cessation, or such longer period as the Administrative Agent may approve in its reasonable discretion, the Borrowers shall:

(1) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Wholly Owned Restricted Subsidiary (other than Excluded Subsidiaries) that constitutes Collateral and that are “certificated securities” (as defined in Article 8 of the UCC), together with undated Equity Interest powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Wholly Owned Restricted Subsidiary to any Credit Party required to be delivered pursuant to the Security Agreement or other applicable Security Document together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party or Additional Guarantor, as applicable; and

(2) cause any such new Wholly Owned Restricted Subsidiary (except Excluded Subsidiaries), (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor or a co-borrower, at Borrower Agent’s election upon delivery of applicable customary “know your customer” information as may be reasonably requested by the Administrative Agent, and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary to cause the Lien created on the Collateral (which shall exclude Excluded Property and be subject to the limitations set forth herein and the applicable Security Documents) by the applicable Security Documents to be duly perfected under U.S. federal and applicable state law to the extent required by such agreements in accordance with all applicable U.S. Requirements of Law, including the filing of financing statements in such U.S. jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; provided, that, with respect to (y) any pledge of any Equity Interests owned by such Wholly Owned Restricted Subsidiary (other than Excluded Subsidiaries), (i)(A) in the case of Equity Interests of any first-tier Foreign Subsidiary that is a CFC, such pledge shall be limited to 100% of the non-voting Equity Interests (if any) and 65% of the voting Equity Interests of such Foreign Subsidiary and such pledges shall be documented under New York law and (B) in the case of Equity Interests of any U.S. Foreign Holdco owned directly by a Credit Party, such pledge shall be limited to 100% of the non-voting Equity Interests (if any) and 65% of the voting Equity Interests of such U.S. Foreign Holdco and (ii) such pledge shall not include (A) any Equity Interests in a joint venture which cannot be pledged without the consent of third parties after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (B) any Equity Interests in Persons in which the Credit Parties own 50% or less of the outstanding Equity Interests of such Person, (C) the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary, (D) Equity Interests where the cost of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby, as mutually and reasonably determined by the Administrative Agent and the Borrower Agent or (E) Equity Interests where a pledge therein is prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party) or impossible or impracticable (as mutually and reasonably determined by the Administrative Agent and the Borrower Agent) to obtain under applicable law (the foregoing, “Excluded Pledges”), and (z) no deposit account control agreements, securities account control agreement, other perfection actions by “control,” leasehold mortgages, landlord waivers or collateral access agreements shall be required to be entered into.

(c) Upon the acquisition of any new Material Property:

(1) within fifteen (15) Business Days after such acquisition (as such period may be extended by the Administrative Agent in its sole discretion), furnish to the Collateral Agent a description of such Material Property in detail reasonably satisfactory to the Collateral Agent; and

(2) within ninety (90) days after such acquisition (as such period may be extended by the Administrative Agent in its sole discretion),

deliver a mortgage and take such other perfection actions requested by the Collateral Agent in its reasonable discretion, to the Collateral Agent with respect to such Material Property.

Section 5.11 Security Interests; Further Assurances. Subject to the terms of the Security Documents and Section 5.18, promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrowers’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument, including deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, and assurances, supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Administrative Agent or the Collateral Agent necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby, but in any event subject to the terms and conditions set forth therein, subject to no other Liens except as permitted by the applicable Loan Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents, subject to the terms and conditions set forth therein; and upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require; provided, that, notwithstanding anything else contained herein or in any other Loan Document to the contrary, (x) the foregoing shall not apply to any Excluded Subsidiary or Property of any Excluded Subsidiary or any Excluded Property or any Excluded Pledge, (y) any such documents and deliverables (other than certain mortgages of Real Property) shall be governed by New York law and (z) no deposit account control agreements, securities account control agreement, other perfection actions by “control” (except with respect to Equity Interests (or, if applicable, uncertificated security control agreements), instruments and chattel paper), leasehold mortgages or landlord waivers, estoppels or collateral access letters shall be required to be entered into hereunder or under any other Loan Document. If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by a Requirement of Law to have appraisals prepared in respect of any Material Property of any Credit Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

Section 5.12 Information Regarding Collateral. Not affect any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s organizational structure, (iii) in any Credit Party’s Federal Taxpayer Identification Number or organizational identification number, if any, (iv) in any Credit Party’s jurisdiction of organization or (v) in any Credit Party’s chief executive office (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction other than as permitted by Section 6.04 or Section 6.05), until it shall have given the Collateral Agent and the Administrative Agent prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do and describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request.

Section 5.13 Maintenance of Ratings. Use commercially reasonable efforts (including, in all events, applying to maintain each credit rating and paying all usual and customary fees and expenses to each of S&P and Moody’s with respect to each credit rating) to maintain monitored public ratings for the Term Loans and corporate family/corporate credit ratings of the Borrower Agent, in each case, from Moody’s and S&P (which such efforts shall include, no less than one time for each twelve-month period after the Closing Date, applying for new public ratings for the Term Loans and corporate family/corporate credit ratings of the Borrower Agent, in each case, from Moody’s and S&P); provided, that in no event shall the Borrowers be deemed to be in breach of this Section 5.13 if the Borrowers’ failure to comply with this Section 5.13 results solely from the non-performance of either Moody’s or S&P for whatever reason (other than any as a result of any failure by any of the Credit Parties to use such aforementioned commercially reasonable efforts).

Section 5.14 Designation of Unrestricted Subsidiaries. At any time designate or re-designate any Subsidiary of the Borrowers as an Unrestricted Subsidiary or Restricted Subsidiary, at the Borrowers’ sole discretion, subject to the limitations and conditions set forth in the definition of “Unrestricted Subsidiary.”

Section 5.15 Fiscal Year. Maintain its fiscal year-end to the date of December 31; provided, however, for the avoidance of doubt, such changes may be made with respect to the financial records of a target pursuant to a Permitted Acquisition or other Investment permitted hereunder.

Section 5.16 Anti-Terrorism Law; Anti-Money Laundering; Foreign Corrupt Practices Act.

(a) Not directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.20, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Credit Parties shall deliver to the Lenders confirmation requested from time to time by any Lender in its reasonable discretion, of the Credit Parties’ compliance with this Section 5.16);

(b) Not cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any applicable Requirement of Law.

(c) Each Credit Party will maintain in effect and enforce policies and procedures designed to ensure compliance by the Credit Parties and their respective directors, officers, employees and agents with Foreign Corrupt Practices Act of 1977, as amended.

Section 5.17 Embargoed Person. Shall not cause or permit (a) any of the funds or properties of the Credit Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any “Embargoed Person,” that is a Person identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have direct or indirect interest, of any nature whatsoever in the Credit Parties, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law.

Section 5.18 Post-Closing Deliveries.

(a) The Borrowers hereby agree to deliver, or cause to be delivered, to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 5.18 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by Administrative Agent in its sole discretion.

All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 5.18, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.18 (and Schedule 5.18) and (y) all representations and warranties relating to the assets set forth on Schedule 5.18 pursuant to the Security Documents shall be required to be true in all material respects immediately after the actions required to be taken under this Section 5.18 (and Schedule 5.18) have been taken (or were required to be taken), except to the extent any such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

Section 5.19 Annual Conference Calls. At the Administrative Agent’s request, within fifteen (15) Business Days (which may be extended for reasonable cause at Borrower Agent’s and the Administrative Agent’s reasonable discretion) after delivery of the financial statements required by Sections 5.01(a), the Borrower Agent shall hold a conference call to which the Administrative Agent, the Collateral Agent and the Lenders shall be invited to discuss such financial statements, the financial condition of the Group Members and the results of operations for the relevant reporting period.

Section 5.20 Maintenance of IP Rights. Maintain, preserve and protect such Group Member’s rights and interests with respect to all Material IP Rights owned, licensed or used by such Group Member. Notwithstanding the foregoing or anything else to the contrary in the any Loan Document, each Group Member may abandon, cancel, terminate, permit or allow the lapse, invalidation, expiration, cancellation cessation or termination of, or fail to maintain, pursue, preserve or protect any of its respective Intellectual Property that are, in the reasonable business judgment of the Borrower Agent, no longer economically practicable, commercially desirable to maintain or useful, in each case, in the conduct of the Group Members taken as a whole, or to the extent any such abandonment, lapse, cancellation, termination, cessation or failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.

NEGATIVE COVENANTS

Each of the Credit Parties warrants, covenants and agrees with each Lender that at all times after the Closing Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations and unasserted expense reimbursement obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (except to the extent cash collateralized in accordance with this Agreement or to the extent backstopped), none of the Credit Parties will, nor will cause each of its Restricted Subsidiaries to (it being understood that for purposes of this Article VI (other than Section 6.11), “Credit Parties” and “Group Members” shall exclude Holdings):

Section 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and Section 2.22 hereof);

(b) the Permitted Surviving Indebtedness outstanding on the Closing Date and Permitted Refinancings thereof;

(c) Indebtedness incurred under the Second Lien Documents as in effect on the First Amendment Effective Date (after giving effect to the transactions contemplated on the First Amendment Effective Date, and including Indebtedness incurred after the First Amendment Effective Date pursuant to Section 2.20, Section 2.21 and Section 2.22 of the Second Lien Credit Agreement), any “Permitted Incremental Equivalent Debt” (as defined under the Second Lien Credit Agreement (as in effect on the First Amendment Effective Date)) or any Permitted Refinancing (as permitted under the First Lien/Second Lien Intercreditor Agreement) thereof;

(d) Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(e) Indebtedness in respect of Purchase Money Obligations or Capital Lease Obligations, Indebtedness incurred in connection with financing Real Property (regardless of when initially acquired) and Indebtedness incurred in connection with Sale Leaseback Transactions, and any Permitted Refinancings thereof, in an amount not to exceed, at any time outstanding, $20,000,000 for such Purchase Money Obligations and Capital Lease Obligations, $10,00,000 for such Indebtedness incurred in connection with financing Real Property and $10,000,000 for such Indebtedness incurred in connection with Sale Leaseback Transactions;

(f) Indebtedness in respect of (x) appeal bonds or similar instruments and (y) payment, bid, performance or surety bonds, or other similar bonds, completion guarantees, or similar instruments, workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, letters of credit, and bankers acceptances issued for the account of any Group Member, in each case listed under this clause (y), in the ordinary course of business, and including guarantees or obligations of any Group Member with respect to letters of credit supporting such appeal, payment, bid, performance or surety or other similar bonds, completion guarantees, or similar instruments, workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(g) Contingent Obligations in respect of Indebtedness otherwise permitted to be incurred by such Group Member under this Section 6.01 and Investments constituting Indebtedness permitted under Section 6.03 (other than Section 6.03(n));

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j) Indebtedness in respect of netting services or overdraft protection or otherwise in connection with deposit or securities accounts in the ordinary course of business;

(k) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(l) unsecured Indebtedness of Holdings to its Subsidiaries at such times and in such amounts necessary to permit Holdings to receive any Dividend permitted to be made to Holdings pursuant to Section 6.06, so long as, as of the applicable date of determination, a Dividend for such purposes would otherwise be permitted to be made pursuant to Section 6.06; provided that any such Indebtedness shall be deemed to utilize on a dollar-for-dollar basis the relevant basket under Section 6.06);

(m) subject to Section 6.03(f), intercompany Indebtedness owing (i) by and among the Credit Parties, (ii) by Restricted Subsidiaries that are not Credit Parties to Restricted Subsidiaries that are not Credit Parties, (iii) by Restricted Subsidiaries that are not Credit Parties to Credit Parties, provided that outstanding Indebtedness under this clause (m)(iii) (together with Investments made pursuant to Indebtedness outstanding under Section 6.03(f)(iv)) shall not exceed the sum of (x) $20,000,000 at any time plus (y) any amounts available under the Cumulative Amount, and (iv) by Credit Parties to Subsidiaries that are not Credit Parties, provided that Indebtedness under this clause (m)(iv) shall be unsecured and (x) shall not exceed $10,000,000 at any time outstanding or (y) shall be subordinated to the Obligations pursuant to the terms of the Intercompany Subordination Agreement or other subordination terms reasonably acceptable to the Administrative Agent;

(n) Indebtedness owing to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) of any Group Member in connection with the repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) of any Group Member not to exceed the sum of (i) $10,000,000 in the case of Indebtedness not ranking junior to the Obligations plus (ii) $20,000,000 in the case of Subordinated Indebtedness, in each case, at any time outstanding;

(o) Indebtedness arising as a direct result of judgments, orders, awards or decrees against any Borrower or any Restricted Subsidiaries, in each case not constituting an Event of Default;

(p) unsecured Indebtedness representing any Taxes to the extent such Taxes are being contested by any Group Member in good faith by appropriate proceedings and adequate reserves are being maintained by the Group Members in accordance with GAAP;

(q) [Reserved];

(r) Indebtedness of any Person outstanding prior to the date on which such Person becomes a Restricted Subsidiary (in a transaction otherwise permitted hereunder) or is merged, amalgamated or consolidated with or into a Restricted Subsidiary and, in each case, not created in contemplation of or in connection with such event;

(s) Indebtedness of Restricted Subsidiaries that are not Credit Parties (but only to the extent non-recourse to the Credit Parties), and any guarantees thereof by Restricted Subsidiaries that are not Credit Parties; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (s) by Restricted Subsidiaries that are not Credit Parties (taken together with any Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred pursuant to Section 6.01(t) or (u)) shall not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets at any time outstanding;

(t) unsecured Junior Indebtedness; provided that (i) no Event of Default shall have occurred and be continuing or shall immediately occur upon the incurrence of such Junior Indebtedness and (ii) immediately after giving effect to each such incurrence and the application of the proceeds therefrom, the Fixed Charge Coverage computed on a Pro Forma Basis is not less than 2.00 to 1.00, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (t) by Restricted Subsidiaries that are not Credit Parties (taken together with any Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred pursuant to Section 6.01(s) or (u)) shall not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets at any time outstanding;

(u) Senior Unsecured Indebtedness; provided that (i) no Event of Default shall have occurred and be continuing or shall immediately occur upon the incurrence of such Senior Unsecured Indebtedness and (ii) immediately after giving effect to each such incurrence and the application of the proceeds therefrom, the Fixed Charge Coverage computed on a Pro Forma Basis is not less than 2.00 to 1.00, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (u) by Restricted Subsidiaries that are not Credit Parties (taken together with any Indebtedness of Restricted Subsidiaries that are not Credit Parties incurred pursuant to Section 6.01(s) or (t)) shall not exceed the greater of $40,000,000 and 4.0% of Consolidated Total Assets at any time outstanding;

(v) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(w) Indebtedness in the amount of the aggregate cash equity contributions made to the Borrower Agent after the Closing Date;

(x) additional Indebtedness of the Borrowers and the Restricted Subsidiaries; provided that, immediately after giving effect to any of incurrence of Indebtedness under this clause (x), the sum of the aggregate principal amount of Indebtedness outstanding under this clause (x) shall not exceed the greater of $50,000,000 and 5.0% of Consolidated Total Assets at such time;

(y) Indebtedness in respect of any documentary letter of credit or similar instrument not to exceed $5,000,000 in the aggregate at any time outstanding; and

(z) Indebtedness constituting Permitted Incremental Equivalent Debt and any Permitted Refinancing incurred, issued or otherwise obtained to refinance (in whole or in part) such Indebtedness.

Section 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a) Liens for Taxes not yet due and payable or delinquent and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b) Liens in respect of property of any Group Member imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business or otherwise pertaining to Indebtedness permitted under Section 6.01(f) and (h) which do not in the aggregate materially detract from the value of the property of the Group Members, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Group Members, taken as a whole, and which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(c) any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date (excluding the amount of any premiums or penalties and accrued and unpaid interest paid thereon, in each case, with such renewal, replacement, exchange, refinancing or extension and the amount of reasonable fees and expenses incurred by any Group Member in connection therewith) and (ii) does not encumber any property in a material manner other than the property subject thereto on the Closing Date and any proceeds therefrom (any such Lien, an “Existing Lien”);

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or other minor irregularities with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business and operations of the Group Members at such Real Property and the value, use and occupancy thereof;

(e) Liens to the extent arising out of judgments, orders, attachments, decrees or awards not resulting in an Event of Default;

(f) Liens (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents;

(g) Leases, subleases, licenses and sublicenses of the properties (other than Intellectual Property) of any Group Member granted by such Group Member to third parties, in each case entered into in the ordinary course of such Group Member’s business;

(h) any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Security Documents;

(i) Liens which may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use or occupancy of any real property, or in the case of any Real Property subject to a mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Administrative Agent;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Member in the ordinary course of business in accordance with the past practices of such Group Member;

(k) Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that (other than with respect to any Sale Leaseback Transaction) any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Group Member;

(l) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Group Member, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m) Liens on property or assets of a person existing at the time such person or asset is acquired or merged with or into or consolidated with any Group Member to the extent not prohibited hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable (as reasonably determined by the Borrowers) to the lienholders than such existing Lien;

(n) (i) Liens granted pursuant to the Security Documents to secure the Secured Obligations (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and Section 2.22 hereof), (ii) any Liens securing Permitted Incremental Equivalent Debt, Permitted Pari Passu Refinancing Debt and Permitted Junior Refinancing Debt; provided, in each case, that such Liens are subject to any subordination or intercreditor requirements set forth in the applicable definitions referenced above in this Section 6.02(n) and (iii) Liens securing the Second Lien Obligations, any “Permitted Incremental Equivalent Debt” (as defined under the Second Lien Credit Agreement (as in effect on the First Amendment Effective Date)) and Permitted Refinancings in respect thereof to the extent such Liens are subordinated to the Liens securing the Obligations in accordance with, and subject to, the terms of the First Lien/Second Lien Intercreditor Agreement;

(o) licenses and sublicenses of Intellectual Property granted by any Group Member in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Group Members;

(p) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(q) Liens securing Indebtedness incurred pursuant to Section 6.01(s); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens do not extend to the property (or Equity Interests) of any Credit Party;

(r) any interest or title of a lessor, sublessor, licensor, sublicensor, licensee or sublicensee under any lease, sublease, license or sublicense entered into by any Group Member in the ordinary course of its business;

(s) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents and goods covered thereby and proceeds thereof;

(t) Liens attaching solely to cash earnest money deposits in connection with an Investment permitted by Section 6.03 (other than Section 6.03(j));

(u) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(v) Liens granted by a Restricted Subsidiary that is not a Credit Party in favor of a Credit Party in respect of Indebtedness or other obligations owed by such Restricted Subsidiary to such Credit Party;

(w) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto under Section 6.01(k);

(x) Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(y) Liens of any Group Member with respect to Indebtedness and other obligations that do not in the aggregate exceed the greater of $10,000,000 and 1.0% of Consolidated Total Assets at any time;

(z) Liens on assets or property of Foreign Subsidiaries that are not Credit Parties securing Indebtedness and other obligations of each Foreign Subsidiary that is not a Credit Party permitted to be incurred pursuant to Section 6.01;

(aa) Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed the amount applicable to Section 6.01(x); and

(bb) Liens securing Indebtedness permitted under Section 6.01(y).

Section 6.03 Investment, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any Equity Interests, bonds, notes, debentures, guarantees or other securities of, or make any capital contribution to, any other person (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a) The Group Members may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b) (i) Investments outstanding on the Closing Date and identified on Schedule 6.03(b) and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment described in clause (i) above; provided that the amount of any Investment permitted pursuant to this clause (ii) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 6.03;

(c) the Group Members may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, and other cash equivalent Investments that are permitted by the Group Members’ investment policy as in effect on the Closing Date (a copy of which will be provided to the Administrative Agent upon its written request who may share with Lenders (subject to customary access letters)), (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d) Hedging Obligations permitted by Section 6.01(d);

(e) loans and advances (x) to directors, employees and officers of any Group Member in the ordinary course of business, or otherwise for bona fide business purposes in an aggregate amount not to exceed $7,500,000 at any time outstanding and (y) to directors, employees and officers of any Group Member (whether or not currently serving as such) to purchase Equity Interests of Holdings or any of its direct or indirect parent companies (provided that any such amount loaned or advanced is simultaneously used to purchase such Equity Interests) to the extent paid in cash, such amounts shall be contributed to a Credit Party, and such loans shall not exceed in the aggregate, in any fiscal year of Holdings, $20,000,000;

(f) Investments (i) by any Group Member in a Credit Party, (ii) by any Group Member in any Person that, in connection with an Investment that is a Permitted Acquisition, becomes a Subsidiary Guarantor, (iii) by any Group Member that is not a Subsidiary Guarantor in any other Group Member or Unrestricted Subsidiary; provided that any such Investments under this clause (f)(iii) in any other Group Member that is a Credit Party that constitute Indebtedness shall be subject to the limitations set forth in Section 6.01(m)(iv), and (iv) by any Credit Party in any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that Investments under clause (f)(iv) (together with outstanding intercompany Indebtedness outstanding under Section 6.01(m)(iii)) by a Borrower or a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor shall not exceed at any time outstanding the sum of (x) $20,000,000 plus (y) any amounts available under the Cumulative Amount;

(g) Investments in securities or other assets of trade creditors or customers in the ordinary course of business received in settlement of bona fide disputes or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h) Investments held by any Group Member as a result of consideration received in connection with an Asset Sale or other disposition made in compliance with Section 6.05 (other than Section 6.05(e));

(i) Permitted Acquisitions;

(j) any Group Member may make pledges and deposits permitted under Section 6.02;

(k) any Group Member may make a loan that could otherwise be made as a distribution permitted under Section 6.06 (with a commensurate dollar-for-dollar reduction of their ability to make additional distributions under such Section);

(l) Investments consisting of earnest money deposits required in connection with a Permitted Acquisition;

(m) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Group Member (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(n) Contingent Obligations and other Indebtedness permitted by Section 6.01 (other than Section 6.01(g)) and transactions permitted under Section 6.04 (other than Section 6.04(b));

(o) acquisitions of Term Loans by any Group Member pursuant to Section 10.04(b)(vii) and acquisitions of Second Lien Loans by any Group Member pursuant to Section 10.04(b)(vii) of the Second Lien Credit Agreement;

(p) Investments in deposit and investment accounts (including, for the avoidance of doubt, eurocurrency investment accounts) opened in the ordinary course of business with financial institutions;

(q) unsecured intercompany advances by any Group Member to Holdings for purposes and in amounts that would otherwise be permitted to be made as Dividends to Holdings pursuant to Section 6.06; provided that the principal amount of any such loans shall reduce dollar-for-dollar the amounts that would otherwise be permitted to be paid for such purpose in the form of Dividends pursuant to such Section;

(r) Investments to the extent constituting the reinvestment of the Net Cash Proceeds arising from any Asset Sale or Casualty Events to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or Capital Assets or assets that are otherwise useful in the business of the Group Members;

(s) Investments consisting of endorsements for collection or deposit in the ordinary course of business of any Group Member;

(t) purchases and other acquisitions of inventory, materials, equipment, intangible property and other assets in the ordinary course of business;

(u) (i) leases and subleases of real or personal property and (ii) licenses and sublicenses of Intellectual Property and other personal property in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Group Members;

(v) Investments to the extent that payment for such Investments is made solely with cash contributions from the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings or Holdings’ Equity Interests which are contributed as cash common equity to any Credit Party and Not Otherwise Applied; provided that such Equity Interest amounts used pursuant to this clause (v) do not increase the Cumulative Amount and are not from Equity Cure Contributions;

(w) Investments in other joint ventures of any Group Member; provided that the aggregate amount of such Investments outstanding at any time under this subclause (w) shall not exceed $20,000,000;

(x) so long as no Default or Event of Default shall have occurred and be continuing at the time of the making of such Investment or would immediately result therefrom, other Investments in an aggregate amount not to exceed the Cumulative Amount;

(y) other Investments in an aggregate amount at any time not to exceed the greater of (x) $50,000,000 and (y) 5.0% of Consolidated Total Assets at any time outstanding, plus the aggregate total of all other amounts available as a Restricted Debt Payment under Section 6.09(a)(iv)(I), plus the aggregate total of all other amounts available as a Dividend under Section 6.06(j), which the Borrower Agent may, from time to time, elect to re-allocate to the making of Investments pursuant to this Section 6.03(y);

(z) to the extent constituting Investments, (i) advances in respect of transfer pricing and cost-sharing arrangements (i.e. “cost-plus” arrangements) that are (A) in the ordinary course of business and consistent with the Group Members’ historical practices and (B) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment;

(aa) [Reserved]; and

(bb) unlimited additional Investments, provided that (i) at the time of making such Investment, no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom and (ii) on a Pro Forma Basis, the Total Leverage Ratio shall be no greater than 6.00:1.00 determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be.

The amount of any Investment shall be the initial amount of such Investment less all returns of principal, capital, Dividends and other cash returns thereof (including, without limitation, any repayments, interest, returns, profits, distributions, income or similar amounts received in cash in respect of any Investment in an Unrestricted Subsidiary and the designation thereof) and less all liabilities expressly assumed by another person in connection with the sale of such Investment.

Section 6.04 Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate a merger or consolidation, except that the following shall be permitted:

(a) Asset Sales or other dispositions in compliance with Section 6.05 (other than clause (d) thereof);

(b) Investments permitted pursuant to Section 6.03 (other than clause (n) thereof);

(c) (x) any Group Member (other than a Borrower) may merge or consolidate with or into a Borrower or any Subsidiary Guarantor (as long as a Borrower is the surviving person in the case of any merger or consolidation involving a Borrower, and such Subsidiary Guarantor is the surviving person in the case of any merger or consolidation involving such Subsidiary Guarantor (other than mergers or consolidations involving a Borrower); and (y) any Restricted Subsidiary (other than a Borrower) that is not a Guarantor may merge or consolidate with or into any other Restricted Subsidiary that is not a Guarantor (as long as a Borrower is the surviving person in the case of any merger or consolidation involving the Borrower);

(d) a merger or consolidation pursuant to, and in accordance with, the definition of “Permitted Acquisition” to the extent necessary to consummate such Permitted Acquisition;

(e) any Restricted Subsidiary (subject to clause (f) below in the case of a Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect; and

(f) a Borrower may merge or consolidate with another Borrower or dissolve, liquidate or wind up its affairs; provided that if TransFirst 1 is not the surviving person of any such merger or consolidation, the surviving person of such merger or consolidation shall assume all of TransFirst 1’s rights and obligations hereunder and under the other Loan Documents in its role as Lead Borrower and Borrower Agent; provided further, that any such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect and that at least one of the Borrowers shall remain in existence at all times after giving effect to any such dissolution, liquidation or winding up (and if TransFirst 1 is dissolved, liquidated or wound up pursuant to this clause (f), one of the other Borrowers shall assume all of TransFirst 1’s rights and obligations hereunder and under the other Loan Documents in its role as Lead Borrower and Borrower Agent).

Section 6.05 Asset Sales. Sell, lease, assign, transfer or otherwise dispose of any property, except that the following shall be permitted:

(a) (x) sales, transfers, leases and other dispositions of inventory in the ordinary course of business, property no longer used or useful in the business or worn out, obsolete or surplus property by any Group Member in the ordinary course of business, (y) the abandonment, allowance to lapse or other disposition of Intellectual Property that is, in the reasonable business judgment of the Borrower Agent, immaterial or no longer economically practicable to maintain or (z) sales, transfers, leases and other dispositions of property by any Group Member (including Intellectual Property) that is, in the reasonable business judgment of the Borrower Agent, immaterial or no longer used or useful in the business;

(b) any sale, lease, assignment, transfer or disposition; provided that (i) such sale, lease, assignment, transfer or disposition shall be for fair market value and (ii) with respect to any aggregate consideration received in respect thereof in excess of $10,000,000, at least 75% of the purchase price for all property subject to such sale, lease, assignment, transfer or disposition shall be paid in cash or Cash Equivalents (with assumed liabilities treated as cash and other Designated Noncash Consideration treated as cash subject to total Designated Noncash Consideration outstanding at any time does not exceed 3.0% of Consolidated Total Assets);

(c) (x) leases and subleases of real or personal property in the ordinary course of business and (y) licenses and sublicenses of Intellectual Property otherwise permitted under Section 6.02;

(d) transactions in compliance with Section 6.04 (other than Section 6.04(a));

(e) Investments in compliance with Section 6.03 (other than Section 6.03(h)), Liens in compliance with Section 6.02 and Dividends in compliance with Section 6.06;

(f) sales of any non-core assets acquired in connection with any Permitted Acquisitions or Investments in compliance with Section 6.03 (other than Section 6.03(h));

(g) sale, discounts of or forgiveness of customer delinquent notes or accounts receivable (including, in all events, the disposition of delinquent accounts receivable pursuant to any factoring arrangement) in the ordinary course of business in connection with settlement, collection or compromise thereof;

(h) use of cash and disposition of Cash Equivalents in the ordinary course of business;

(i) [Reserved];

(j) sales, transfers, leases and other dispositions (i) to a Borrower or to any other Credit Party, (ii) to any Restricted Subsidiary that is not a Credit Party from another Restricted Subsidiary that is not a Credit Party, or (iii) to any of the Restricted Subsidiaries that are not Credit Parties from a Credit Party so long as (A) the consideration received from a Restricted Subsidiary that is not a Credit Party by a Credit Party is not below fair market value to the extent no material adverse impact on the value of the (y) Collateral granted to the Collateral Agent for the benefit of the Secured Parties or (z) Guarantees in favor of the Secured Parties, (B) to the extent any consideration received from a Restricted Subsidiary that is not a Credit Party by a Credit Party is less than fair market value, then such amount below fair market value shall not exceed $25,000,000 in the aggregate during the term of this Agreement, (C) to the extent the consideration received from a Restricted Subsidiary that is not a Credit Party is not below fair market value but there is a material adverse impact on the value of the Collateral granted to the Collateral Agent for the benefit of the Secured Parties, the fair market value of such sales, transfers, leases or other dispositions does not exceed $15,000,000 in the aggregate during the term of this Agreement or (D) [Reserved];

(k) sales, transfers, leases and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(l) sales, transfers, leases and other dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.03(h) or another asset received as consideration for the disposition of any asset permitted by this Section;

(m) sales or disposition of immaterial Equity Interests to qualify directors where required by applicable Requirements of Law or to satisfy other similar Requirements of Law with respect to the ownership of Equity Interests;

(n) any trade-in of equipment in exchange for other equipment in the ordinary course of business;

(o) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Group Member;

(p) the sale or disposition of Unrestricted Subsidiaries;

(q) the sale or disposition of assest that are not Collateral in an amount not to exceed $10,000,000 in the aggregate; provided that any such sale or disposition shall be for fair market value;

(r) the unwinding or terminating of Hedge Agreements;

(s) other sales or dispositions in an amount not to exceed $2,500,000 per transaction (or series of related transactions); and

(t) Sale Leaseback Transactions in an amount not to exceed $10,000,000 in the aggregate.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Credit Party) shall be sold automatically free and clear of the Liens created by the Security Documents and the Agents shall take all actions they reasonably deem appropriate in order to effect the foregoing.

Section 6.06 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Group Member, except that the following shall be permitted (subject to the provisos in each of sub-clause (l) of Section 6.01 and sub-clause (q) of Section 6.03:

(a) (i) Dividends by any Group Member (x) to any Borrower or any Subsidiary Guarantor, (y) to any Subsidiary that is not a Guarantor, provided that any such Dividend under this clause (y) is either (I) paid only in Equity Interests (other than Disqualified Capital Stock) or (II) if paid in cash, is paid to all shareholders on a pro rata basis, and (z) consisting of Dividends, to Holdings paid only in Equity Interests in kind and (ii) subject to compliance with Section 5.10, Section 5.11 and any applicable Security Document, Dividends by any Group Member to Holdings; provided, that, with respect to any such Dividend to Holdings, such Dividend is substantially simultaneously contributed to the common capital of any Subsidiary of Holdings;

(b) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, payments to Holdings (or any direct or indirect parent company of Holdings) to permit Holdings (or any such direct or indirect parent company of Holdings) to repurchase or redeem Qualified Capital Stock of Holdings (or any direct or indirect parent company) held by current or former officers, directors or employees or former officers, directors or employees (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of any Group Member, upon their death, disability, retirement, severance or termination of employment or service or to make payments on Indebtedness issued to buy such Qualified Capital Stock upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration (for the avoidance of doubt excluding cancellation of Indebtedness owed by such person) paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (i) $7,500,000, plus (ii) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (b); provided further, that any Dividends or payments permitted to be made (but not made) pursuant to subclause (i) of this subsection (b) in a given fiscal year of Holdings may be carried forward to future fiscal years of Holdings or carried back and made in the immediately preceding fiscal year of Holdings; provided further that during an Event of Default any payments described in this clause may accrue and shall be permitted to be paid upon such Event of Default no longer existing so long as no other Event of Default is continuing at such time;

(c) the Group Members (in the aggregate) may make Dividends, directly or indirectly, to Holdings (which Holdings may pay to any direct or indirect parent company of Holdings) to permit Holdings (or any such direct or indirect parent company) to pay, for any taxable period for which any Group Member or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state or local income tax purposes (a “Tax Group”) of which Holdings or any direct or indirect parent company of Holdings is the common parent, any consolidated, combined or similar income Taxes of such Tax Group that are due and payable by Holdings or such direct or indirect parent company of Holdings for such taxable period, but only to the extent attributable to such Group Member and/or its applicable Subsidiaries, provided that (y) the amount of such Dividends for any taxable period shall not exceed the amount of such Taxes that such Group Member and/or its applicable Subsidiaries would have paid had such Group Members and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate tax group) and (z) Dividends in respect of an Unrestricted Subsidiary shall be permitted only to the extent that Dividends were made by such Unrestricted Subsidiary to such Group Member or any of its Subsidiaries for such purpose;

(d) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(e) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom and the Total Leverage Ratio, computed on a Pro Forma Basis (including after giving effect to such Dividend) on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be, shall be equal to or less than 5.30 to 1.00, the Group Members may make Dividends to Holdings’ direct or indirect equity holders;

(f) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, the Group Members may make Dividends to Holdings’ direct or indirect equity holders using the Cumulative Amount; provided that immediately after giving effect to such Dividend, the Total Leverage Ratio computed on a Pro Forma Basis (including after giving effect to such Dividend) shall not be greater than 6.30 to 1.00, such compliance to be determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be;

(g) Dividends made solely in Equity Interests of Holdings (other than Disqualified Capital Stock);

(h) (i) payments expressly permitted by Section 6.07(d) may be paid as a Dividend; provided that any such Dividends shall reduce dollar-for-dollar the amounts that would otherwise be permitted to be paid by pursuant to Section 6.07(d) and (ii) so long as no Event of Default has occurred and is then continuing or would be immediately result therefrom, payments expressly permitted by Section 6.07(i) may be paid as a Dividend; provided that any such Dividends shall reduce dollar-for-dollar the amounts that would otherwise be permitted to be paid pursuant to Section 6.07(i);

(i) so long as no Default or Event of Default shall have occurred and be continuing at the time of the making of such Dividends or would immediately result therefrom, Dividends to the extent that payment for such Dividends is made solely with cash contributions from the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings, which are contributed as cash common equity to any Credit Party and not otherwise applied; provided that such Equity Interest amounts used pursuant to this clause (i) do not increase the Cumulative Amount and are not from Equity Cure Contributions;

(j) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, additional Dividends may be made by any Group Member or Holdings to any Person in an aggregate amount not to exceed $25,000,000, less the aggregate amount re-allocated to Section 6.03(y) by the Borrowers pursuant to Section 6.03(y);

(k) distributions for administrative, overhead and related expenses of Holdings or any direct or indirect parent thereof to the extent attributable to the operations or ownership of the Group Members in an aggregate amount not to exceed $2,500,000 in any fiscal year; and

(l) the Special Distribution.

Section 6.07 Transactions with Affiliates. Except as otherwise permitted hereunder, as set forth on Schedule 6.07, enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Group Member (other than (i) between or among Credit Parties or (ii) between or among Subsidiaries that are not Credit Parties), other than on terms and conditions at least as favorable to such Group Member (or, in the case of a transaction between a Credit Party and a Subsidiary that is not a Credit Party, such Credit Party) as would reasonably be obtained by such Group Member at that time in a comparable arm’s-length transaction with a person other than an Affiliate (as reasonably determined by the Borrowers), except that the following shall be permitted:

(a) (u) Dividends permitted by Section 6.06, (v) Liens granted pursuant to Section 6.02, (w) intercompany Investments permitted by Section 6.03 and Indebtedness resulting therefrom permitted under Section 6.01, (x) transactions permitted by Section 6.04 or Section 6.11, (y) intercompany dispositions permitted under Section 6.05 and (z) payments of intercompany Indebtedness permitted under Section 6.09;

(b) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements and severance agreements, in each case approved by the Board of Directors of the applicable Borrower or direct or indirect parent entity of such Borrower or the applicable Subsidiary;

(c) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(d) subject to the proviso in Section 6.06(h), the payment of all reasonable and documented out-of-pocket expenses and indemnification claims as may be set forth in any agreement with the Equity Investors relating to the services provided to the Group Members by the Equity Investors (including reasonable and documented out-of-pocket expenses paid pursuant to the Management Services Agreement);

(e) [Reserved];

(f) any transaction with an Affiliate where the only consideration paid by any Credit Party is Qualified Capital Stock of Holdings (or Equity Interests of the direct or indirect parent company of Holdings);

(g) agreements relating to Intellectual Property not interfering in any material respect with the ordinary conduct of business of or the value of such Intellectual Property to such Group Member or materially impairing the security interest granted under the Security Agreement therein held by the Collateral Agent;

(h) any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.07, and any amendment or modification with respect to such agreement, arrangement or transaction, and the performance of obligations thereunder, so long as such amendment or modification is not materially adverse to the interests of the Lenders;

(i) subject to the proviso to Section 6.06(h), so long as no Event of Default has occurred and is then continuing under Section 8.01(a), (b), (g) or (h) or would immediately result therefrom, payments of Management Fees to Vista Equity Partners III, LLC and to its Affiliates pursuant to the terms of the Management Services Agreement (and the Borrowers and their Subsidiaries may make distributions, directly or indirectly, to Holdings to fund such payments), (x) with respect to annual Management Fees payable quarterly pursuant to the Management Services Agreement, and (y) with respect to transaction fees payable in connection with any Permitted Acquisition or other Investment permitted hereunder, Asset Sale, or other disposition and/or discontinued lines of business or initial public offering (each a “Specified Transaction”), in the amount set forth in the Management Services Agreement; provided, that (1) any amounts thereof that remain unpaid under the foregoing clauses (x) and (y) as a result of the existence of an Event of Default under Section 8.01(a), (b), (g) or (h) shall continue to accrue and shall be payable in addition to other Management Fees and transaction fees in respect of Specified Transactions then due and payable at such time as no Event of Default under Section 8.01(a), (b), (g) or (h) remains in existence or would immediately be caused by such payment; (2) the maximum amount of such Management Fees permitted to be paid hereunder may be increased dollar for dollar with the Net Cash Proceeds of any Eligible Equity Issuance to the extent Not Otherwise Applied and (3) the Management Services Agreement may be amended if not materially adverse to the Lenders or amended to term out any fees thereunder in connection with an initial public offering;

(j) the Transactions as contemplated by the Transaction Documents, including the payment of any fees, costs or expenses related to such Transactions; and

(k) (x) transactions pursuant to provisions of the Loan Documents with the Equity Investors and Affiliated Debt Funds (in each case, in their respective capacities as Lenders) and (y) transactions pursuant to provisions of the Second Lien Documents with the Equity Investors and Affiliated Debt Funds (in each case, in their respective capacities as lenders thereunder).

Section 6.08 First Lien Leverage Ratio. Except with the written consent of the Required Revolving Lenders and subject to the last paragraph of this Section 6.08, permit the First Lien Leverage Ratio as of the last day of any Test Period set forth below to be greater than the ratio set forth below opposite such Test Period below:

Test Period Ended	First Lien Leverage Ratio
June 30, 2015	7.80:1.00
September 30, 2015	7.80:1.00
December 31, 2015	7.70:1.00
March 31, 2016	7.60:1.00
June 30, 2016	7.30:1.00
September 30, 2016	7.10:1.00
December 31, 2016	6.90:1.00
March 31, 2017	6.70:1.00
June 30, 2017	6.60:1.00

Test Period Ended	First Lien Leverage Ratio
September 30, 2017	6.60:1.00
December 31, 2017	5.80:1.00
March 31, 2018	5.80:1.00
June 30, 2018	5.80:1.00
September 30, 2018	5.80:1.00
December 31, 2018 and thereafter	5.25:1.00

Notwithstanding the foregoing, this Section 6.08 shall be in effect (and shall only be in effect) when any Revolving Loans and undrawn amounts of Letters of Credit are outstanding (but excluding up to $2,500,000 of undrawn Letters of Credit and Letters of Credit which have been cash collateralized or back-stopped in an amount equal to 103% of the maximum stated amount of such Letter of Credit) in excess of 30% of the Revolving Commitments as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as the case may be (it being understood that calculation of compliance with this Section 6.08 shall be determined as of the last day of each Test Period).

Section 6.09 Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc. Directly or indirectly:

(a) make any voluntary or optional payment or prepayment on, or repurchase, redemption or acquisition for value of, or any prepayment or redemption as a result of any Asset Sale, change of control or similar event of, any Indebtedness outstanding under documents evidencing (i) the Second Lien Obligations, (ii) any Senior Unsecured Indebtedness, (iii) any Junior Indebtedness, (iv) any Indebtedness secured on a basis junior to the Loans, or (v) any Permitted Junior Refinancing Debt or any Permitted Unsecured Refinancing Debt (“Restricted Debt Payment”) except (A) to the extent not prohibited by this Agreement, any applicable Intercreditor Agreement or any other subordination terms applicable to any such Subordinated Indebtedness (including pursuant to a Permitted Refinancing), with the Cumulative Amount, so long as no Event of Default has occurred and is then continuing and the Total Leverage Ratio computed on a Pro Forma Basis shall not be greater than 6.30:1.00, as determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be, (B) in connection with any Permitted Refinancing thereof or to the extent made with the proceeds of Qualified Capital Stock of Holdings and provided that in the case of any refinancing of Permitted Junior Refinancing Debt, such refinancing must be permitted by any applicable Intercreditor Agreement or, if applicable, the other customary subordination documentation related to such Permitted Junior Refinancing Debt; (C) prepaying, on or before the Closing Date, the existing Indebtedness of Holdings and its Subsidiaries in connection with the Refinancing Transaction, (D) prepaying, redeeming, purchasing, defeasing or otherwise satisfying prior to the scheduled maturity thereof (or set apart any property for such purpose) (1) in the case of any

Group Member that is not a Credit Party, owing by such Group Member to any other Group Member, (2) otherwise, any Indebtedness owing to any Credit Party and (3) so long as no Event of Default is continuing or would immediately result therefrom, any mandatory prepayments of Indebtedness incurred under clauses (b) and (e) of Section 6.01 and any Permitted Refinancing thereof, (E) making regularly scheduled or otherwise required repayments or redemptions of such Indebtedness (other than Indebtedness owing to any Affiliate of the Borrowers) but only, in the case of Subordinated Indebtedness, to the extent permitted by the subordination provisions thereof, (F) making (i) regularly scheduled interest payments on the Second Lien Obligations (and any Permitted Refinancing thereof) and (ii) mandatory prepayments of the Second Lien Obligations (and any Permitted Refinancing) with Declined Proceeds to the extent not prohibited by the First Lien/Second Lien Intercreditor Agreement, (G) converting (or exchanging) any Indebtedness to (or for) Qualified Capital Stock of Holdings, (H) any AHYDO catch-up payments with respect thereto, (I) so long as no Event of Default has occurred and is then continuing, making prepayments, redemptions, purchases, defeasance or other satisfaction of Indebtedness in an amount not to exceed $15,000,000 per year less the aggregate amount re-allocated to Section 6.03(y) by the Borrowers pursuant to Section 6.03(y), (J) so long as no Event of Default has occurred and is then continuing and the Total Leverage Ratio computed on a Pro Forma Basis shall not be greater than 5.30:1.00, as determined on the basis of the financial statements most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be, making prepayments, redemptions, purchases, defeasance or other satisfaction of Indebtedness and (K) any payments permitted under the Intercompany Subordination Agreement or the other subordination terms approved by the Administrative Agent pursuant to Section 6.01(m)(iv) hereunder; and

(b) amend or modify any of its Organizational Documents other than (i) amendments and modifications permitted under the terms of the Loan Documents, to the extent made in accordance with such terms, (ii) any such amendments or modifications or such new agreements which are not materially adverse to the interests of the Lenders; provided that, for the avoidance of doubt, any Group Member may issue Equity Interests so long as such issuance is not otherwise prohibited by this Agreement, and may amend or modify its Organizational Documents to authorize the issuance of any such Equity Interest and (iii) any amendments or modifications required by applicable law.

Section 6.10 Change in Nature of Business.

With respect to any Group Member, engage in any material line of business substantially different from those lines of business conducted by any Group Member on the Closing Date or any business reasonably related, similar, corollary, ancillary, complementary or incidental thereto or reasonable extensions thereof.

Section 6.11 Holding Company Status. With respect to Holdings, engage in any business or activity, hold any assets or incur any Indebtedness or other liabilities, other than (i) its ownership of Equity Interests in TransFirst 1, cash and Cash Equivalents, notes of officers, directors and employees permitted hereunder, and all other assets incidental to its ownership of Equity Interests in TransFirst 1 or related to the management of its investment in TransFirst 1, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies including the Credit Parties, (iv) executing, delivering and the performance of rights and obligations under the Loan Documents, the Second Lien Documents, the other Transaction Documents, any documents and agreement to any Permitted Acquisition or Investment permitted hereunder to which it is a party, (v) performance of rights and obligations under any Management Services Agreement to which it is a party, (vi) making any Dividend permitted by Section 6.06, (vii) purchasing or acquiring Qualified Capital Stock in TransFirst 1, (viii) making capital contributions to TransFirst 1, (ix) taking actions in furtherance of and consummating a Qualifying IPO, and fulfilling all initial and ongoing obligations related thereto, (x) executing, delivering and the performance of rights and obligations under any employment agreements and any documents related thereto, (xi) purchasing Obligations or Second Lien Obligations in accordance with this Agreement or the Second Lien Credit Agreement, as applicable, (xii) the buyback and sales of equity from or to officers, directors and managers of Holdings and its Subsidiaries and other persons in accordance with Section 6.06(b), (xiii) the making of loans to officers, directors (or comparable position), and employees and others in exchange for Equity Interests of any Credit Party or its Subsidiaries purchased by such officers, directors (or comparable position), employees or others pursuant to Section 6.03(e) and the acceptance of notes related thereto, (xiv) transactions expressly described herein as involving Holdings and permitted under this Agreement, (xv) [Reserved], and (xvi) activities incidental to the businesses or activities described in clauses (i)-(xv) above.

Section 6.12 No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents; (ii) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (iii) the Second Lien Documents; (iv) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Credit Party to secure the Secured Obligations; (v) customary covenants and restrictions in any indenture, agreement, document, instrument or other arrangement relating to non-material assets or business of any Subsidiary existing prior to the consummation of a Permitted Acquisition in which such Subsidiary was acquired (and not created in contemplation of such Permitted Acquisition); (vi) customary restrictions on cash or other deposits; (vii) net worth provisions in leases and other agreements entered into by a Group Member in the ordinary course of business; (viii) contractual encumbrances or restrictions existing on the Closing Date and identified on Schedule 6.12; and (ix) any prohibition or limitation that (I) exists pursuant to applicable Requirements of Law, (II) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.05, stock sale agreement, joint venture agreement, sale/leaseback agreement, purchase agreements, or acquisition agreements (including by way of merger, acquisition or consolidation) entered into by a Credit Party or any Subsidiary solely to the extent pending the consummation of such transaction, which covenant or restriction is limited to the assets that are the subject of such agreements, (III) restricts subletting or assignment of leasehold interests contained in any Lease governing a leasehold interest of a Credit Party or a Subsidiary, or (IV) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in immediately preceding clauses (i), (ii), (iii), (iv), (v), (vi) or (viii) of this Section 6.12; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

ARTICLE VII.

GUARANTEE

Section 7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers, and all other Secured Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document or any Secured Cash Management Agreement or Secured Hedging Agreement entered into with a counterparty that is a Secured Party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision hereof or in any other Loan Document to the contrary, no Obligation in respect of any Secured Hedging Agreement shall be payable by or from the assets of any Credit Party if such Credit Party, is not, at the later of (i) the time such Secured Hedging Agreement is entered into and (ii) the date such person becomes a Credit Party, an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, and no Credit Party shall be deemed to have entered into or guaranteed any Hedging Agreement at any time that such Credit Party is not an eligible contract participant.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.01 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.01, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.01 shall remain in full force and effect until the termination of this Guaranty in accordance with Section 7.09 hereof. Each Qualified ECP Guarantor intends that this Section 7.01 constitute, and this Section 7.01 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment of Guaranteed Obligations and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full (other than contingent indemnity obligations)). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, Issuing Bank or any Lender or Agent or other Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 9.10.

The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the

Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment of the Guaranteed Obligations without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and permitted assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, in each case, as a result of any proceedings in bankruptcy or reorganization or pursuant to a Debtor Relief Law.

Section 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that, until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than contingent indemnification obligations, unasserted expense reimbursement obligations and Letters of Credit that have been cash collateralized or backstopped) and the expiration or termination of the Commitments of the Lenders under this Agreement, it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrowers or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Credit Party permitted pursuant to Section 6.01(m) shall be subordinated to such Credit Party’s Secured Obligations; provided that upon the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnification obligations, unasserted expense reimbursement obligations and Letters of Credit that have been cash collateralized or backstopped) and the expiration or termination of the Commitments of the Lenders under this Agreement and the cancellation or expiration of all Letters of Credit (except to the extent cash collateralized or backstopped), without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.

Section 7.05 Remedies. Subject to the terms of any applicable Intercreditor Agreement, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion or action under New York CPLR Section 3213.

Section 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is a Borrower or a Restricted Subsidiary, such Transferred Guarantor shall, effective immediately upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be automatically released, and, so long as the Borrower Agent shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents, so long as the Borrower Agent shall have provided the Agents such certifications or documents as any Agent shall reasonably request in order to demonstrate compliance with this Agreement.

Section 7.10 Right of Contribution. Each Guarantor (other than Holdings) hereby agrees that to the extent that such Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment, in an amount not to exceed the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in any action or proceeding involving any state corporate, limited partnership or limited liability law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally. Each such Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Issuing Bank, and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, and the Lenders for the full amount guaranteed by such Guarantor hereunder.

ARTICLE VIII.

EVENTS OF DEFAULT

Section 8.01 Events of Default. For so long as this Agreement remains outstanding, upon the occurrence and during the continuance of the following events (“Events of Default”):

(a) default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Group Member in any Loan Document, Borrowing Request, LC Request or any representation, warranty, statement or information contained in any certificate furnished by or on behalf of any Group Member pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(d) default shall be made in the due observance or performance by any Group Member of any covenant, condition or agreement contained in Sections 5.02(a) or 5.03(a) (only with respect to legal existence in a Borrower’s state of organization), or in Article VI; provided, that (a) the failure of a Borrower to observe or perform its obligations under Section 6.08 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have elected to exercise remedies as a result of such Event of Default and (b) an Event of Default under Section 6.08 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have terminated the Commitments and declared the Revolving Loans due and payable (which such Event of Default for purposes of any Term Loans shall terminate automatically and immediately upon the Required Revolving Lenders rescinding such acceleration and/or waiving such Event of Default with respect to the Revolving Loans); provided, further, that an Event of Default under Section 6.08 is subject to a cure pursuant to Section 8.03;

(e) default shall be made in the due observance or performance by any Group Member of any covenant, condition or agreement contained in any Loan Document other than those specified in paragraphs (a), (b) or (d) immediately above and such default shall continue unremedied or shall not be waived for a period of 30 days after receipt of written notice thereof from the Administrative Agent to the Borrower Agent;

(f) any Credit Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause (with or without the giving of notice, and taking into account any applicable grace periods or waivers), such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms); provided further that, other than in the case of the Second Lien Loans, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate principal amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $20,000,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Credit Parties if such Hedging Obligations were terminated at such time);

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Group Member (other than any Immaterial Subsidiary), or of all or substantially all of the property of any Group Member (other than any Immaterial Subsidiary), under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Member (other than any Immaterial Subsidiary) or for all or substantially of the property of any Group Member (other than any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Group Member (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) any Group Member (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Member or for a substantial part of the property of any Group Member (other than any Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or (vii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing;

(i) [reserved];

(j) one or more final, non-appealable judgments, orders or decrees for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against any Group Member (other than any Immaterial Subsidiary so long as no other Group Member has liability in excess of $20,000,000 (taking into account the items in clauses (i) and (ii) below) or any combination thereof (other than to the extent covered by (i) insurance (except for any deductibles) that has not been denied and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation) and the same shall remain undischarged, unvacated or unbonded for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Group Member (other than any Immaterial Subsidiary so long as no other Group Member has liability in excess of $20,000,000 (taking into account the items in clauses (i) and (ii) above)) to enforce any such judgment;

(k) one or more ERISA Events or any failures to meet funding or other applicable legal requirements with respect to Foreign Plans shall have occurred that, when taken together with all other such ERISA Events and any failures to meet funding or other applicable legal requirements with respect to Foreign Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) any security interest and Lien on any material portion of the Collateral purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document and except for Permitted Liens and except as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specifically required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent or Secured Party)) in favor of the Collateral Agent, in each case, (other than actions or inactions taken as a direct result of the advice of or at the direction of a Group Member) or shall be asserted by any Borrower or any other Credit Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

(m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny any portion of its liability or obligation for the Obligations; or

(n) there shall have occurred a Change in Control.

then, and in every such event (other than an event with respect to the Borrowers described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders (or with respect to an Event of Default subject to the provisos in Section 8.01(d), the Required Revolving Lenders), and at the request of the Required Lenders (or with respect to an Event of Default subject to the provisos in Section 8.01(d), the Required Revolving Lenders) shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times, subject to the terms of any applicable Intercreditor Agreement: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any Event of Default under this Agreement or similarly defined term under any other Loan Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and Borrowers are in compliance with this Agreement and/or such other Loan Document.

Section 8.02 Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral or the Guarantees pursuant to the exercise by the Administrative Agent or the Collateral Agent, as the case may be, in accordance with the terms of the Loan Documents, of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Administrative Agent or the Collateral Agent, as the case may be, as follows:

(a) first, to the payment of all reasonable and documented costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent or the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Cash Management Agreements and Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) fourth, to the payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit) and any breakage, termination or other payments under Cash Management Agreements and Hedging Agreements constituting Secured Obligations and any interest accrued thereon; and

(e) fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 8.02, the Credit Parties shall remain liable, jointly and severally, for any deficiency. For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no amount received directly or indirectly from any Credit Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Excluded Swap Obligations and Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements shall be excluded from the application described above in clauses (a) - (e) of the first sentence of this Section 8.02 if the Administrative Agent has not received written notice thereof, together with such supporting documentation from the applicable Cash Management Bank or Hedge Bank, as the case may be, as may be reasonably necessary to determine the amount of the Obligations owed thereunder. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto and be deemed to be (and agrees to be) subject to the provisions in Sections 10.09, 10.10 and 10.12 as a party hereto.

Section 8.03 Equity Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, but subject to Section 8.03(b) and (c), solely for the purpose of determining whether an Event of Default has occurred under the First Lien Leverage Ratio set forth in Section 6.08 (the “Financial Covenant”) as of the end of any fiscal quarter (such fiscal quarter, a “Cure Quarter”), the then existing direct or indirect equity holders of Holdings shall have the right to make an equity investment, directly or indirectly, (which equity shall not be Disqualified Capital Stock) in Holdings in cash, which Holdings shall subsequently contribute, directly or indirectly, to TransFirst 1 in cash (which equity contribution shall not be Disqualified Capital Stock in TransFirst 1) after the last day of the applicable fiscal quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, with respect to such applicable fiscal quarter (the “Cure Expiration Date”), and such cash will, if so designated by Holdings, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the Financial Covenant at the end of such fiscal quarter and the subsequent three fiscal quarters (any such equity contribution so included in the calculation of Consolidated EBITDA, an “Equity Cure Contribution,” and the amount of such Equity Cure Contribution, the “Cure Amount”); provided that such Equity Cure Contribution is Not Otherwise Applied (including, without limitation, utilized as an increase to the Cumulative Amount). All Equity Cure Contributions shall be disregarded for all purposes of this Agreement other than inclusion in the calculation of Consolidated EBITDA for the purpose of determining compliance with the Financial Covenant at the end of such fiscal quarter and the subsequent three fiscal quarters, including disregarding for purposes of the determination of the Cumulative Amount and all components thereof and any baskets with respect to the covenants contained in Article VI. There shall be no pro forma reduction in Consolidated Indebtedness in connection with any Equity Cure Contribution for determining compliance with the Financial Covenant under Section 6.08; provided, that such Equity Cure Contribution shall reduce Consolidated Indebtedness in future quarters to the extent used to prepay any Loans. No Equity Cure Contribution shall be greater than the amount required for the Borrowers to be in compliance with the Financial Covenant. Notwithstanding anything to the contrary contained in Section 8.01, (A) upon receipt of the Cure Amount by Holdings (and the subsequent contribution in cash to TransFirst 1 (which equity contribution shall not be Disqualified Capital Stock in TransFirst 1)) in an amount at least necessary to cause the Borrowers to be in compliance with the Financial Covenant at the end of such fiscal quarter, the Financial Covenant under Section 6.08 shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant under Section 6.08 and any Default or Event of Default related to any failure to comply with the Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents and (B) upon receipt by the Administrative Agent of a notice from the Borrower Agent, within fifteen (15) Business Days of delivery of the Compliance Certificate required to be delivered pursuant to Section 5.01(c), intending to cure such Event of Default (“Notice of Intent to Cure”) through the Cure Expiration Date: (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Financial Covenant unless such failure is not cured pursuant to the Notice of Intent to Cure on or prior to the Cure Expiration Date, (ii) the Borrowers shall not be permitted to borrow Revolving Loans and new Letters of Credit shall not be issued unless and until the Equity Cure Contribution is made or all existing Events of Default are waived or cured, (iii) none of the Administrative Agent, the Collateral Agent or any Lender shall exercise any of the remedial rights otherwise available to it upon an Event of Default, including the right to accelerate the Loans or to foreclose on the Collateral solely on the basis of an Event of Default having occurred as a result of a violation of Section 6.08, unless the Equity Cure Contribution is not made on or before the expiration of the Cure Period and (iv) if the Equity Cure Contribution is not made on or before the expiration of the Cure Period, such Event of Default or potential Event of Default shall spring into existence after such time and the Administrative Agent, the Collateral Agent and any Lender may take any actions or remedies pursuant to this Agreement and the other Loan Documents.

(b) There shall be no more than five Equity Cure Contributions made during the term of this Agreement and no more than two Equity Cure Contributions made during any four consecutive fiscal quarters. No Equity Cure Contribution shall be any greater than the minimum amount required for the Borrowers to be in compliance with the Financial Covenant in the applicable Cure Quarter.

(c) Notwithstanding Section 8.03(a), if a Default or an Event of Default would have occurred and be continuing had the Borrowers not had the option to exercise the cure right as set forth above and not exercised such cure right pursuant to the foregoing provisions, the Borrowers shall not be permitted, from the applicable date of receipt by the Administrative Agent of the Notice of Intent to Cure with respect to the applicable fiscal quarter, until such Default or Event of Default is cured in accordance with the terms of this Section 8.03 or otherwise or waived in accordance with Section 10.02, to request any Borrowings or request any other extensions of credit under the Revolving Commitments (including any Borrowing of Swing Line Loans and/or issuance or extension (including automatic renewals pursuant to Section 2.18(c)) of any Letter of Credit) or otherwise request any other extension of credit under this Agreement, unless otherwise agreed by the Required Revolving Lenders.

ARTICLE IX.

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints Jefferies to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and irrevocably authorizes the Administrative Agent (including through its agents or employees) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions (except for the provisions in Sections 9.01, 9.06, 9.10). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential counterparty to Hedging Agreements and a potential Cash Management Bank) and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and such Lender and the Issuing Bank acknowledges and agrees that the Administrative Agent may also act, subject to and in accordance with the terms of the First Lien/Second Lien Intercreditor Agreement, as the collateral agent for the lenders and other secured parties under the Second Lien Documents. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.03), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Any entity holding Collateral for and on behalf of the Administrative Agent in its role as collateral agent shall be deemed to be appointed as a sub-agent of the Administrative Agent in accordance with the provisions of Section 9.05.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or an Issuing Bank.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or that the Liens granted to the Collateral Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Each party to this Agreement acknowledges and agrees that the Administrative Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Credit Parties. The Administrative Agent shall not be liable for any action taken or not taken by any such service provider.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more co-agents, sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply, without limiting the foregoing, to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrowers and such notice shall also be effective in respect of its role as Collateral Agent unless the Administrative Agent otherwise agrees in writing. If the Lender acting as Administrative Agent is replaced pursuant to Section 2.16(b), then such Lender shall be deemed to have submitted its notice of resignation as Administrative Agent concurrent with such replacement. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrowers’ consent (absent an Event of Default under Section 8.01(a), (b), (g) or (h)), to appoint a successor that is not a Disqualified Institution, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, with any prohibited appointment to be absolutely void ab initio. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above (including the Borrowers’ consent and that such successor not be a Disqualified Institution), with any prohibited appointment to be absolutely void ab initio. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security granted to or held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 2.15 and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any resignation by Jefferies as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If Jefferies resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Reimbursement Obligations pursuant to Section 2.18(e). If Jefferies resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.17. Upon the appointment by the Borrowers of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and/or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Jefferies to effectively assume the obligations of Jefferies with respect to such Letters of Credit.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Credit Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and Issuing Bank acknowledges that the Administrative Agent and its Affiliates have not made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or any Issuing Bank, the Administrative Agent shall not have any duty or responsibility (either express or implied) to provide any Lender or Issuing Bank with any credit or other information concerning any Credit Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of a Credit Party, that may come in to the possession of the Administrative Agent or any of its Affiliates.

Section 9.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank hereunder.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be reasonably necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.05 and 10.03 or otherwise allowed in such judicial proceeding);

(b) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 10.03. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential secured counterparty to a Hedging Agreement or as a Cash Management Bank) and the Issuing Bank irrevocably authorize the Administrative Agent and Collateral Agent, at their option and in their discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and unasserted expense reimbursement obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedging Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been cash collateralized or backstopped), (ii) that is sold or otherwise disposed (other than to a Credit Party) of or to be sold or otherwise disposed of as part of or in connection with any conveyance, sale, transfer or other disposition permitted hereunder or under any other Loan Document, (iii) in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or (iv) subject to Sections 2.05 and 10.03, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is expressly permitted to be senior to the Liens securing the Obligations pursuant to Section 6.02;

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents; and

(d) to enter into any Intercreditor Agreement or other intercreditor or subordination agreement it deems reasonable in connection with any refinancing notes (including, without limitation, Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Unsecured Refinancing Debt), Permitted Incremental Equivalent Debt or other obligations not prohibited hereunder and that if any such Intercreditor Agreement or other intercreditor or subordination agreement is posted to the Lenders three (3) Business Days before being executed and the Required Lenders shall not have objected to such Intercreditor Agreement or other intercreditor or subordination agreement the Required Lenders shall be deemed to agree that the Administrative Agent’s or the Collateral Agent’s entry into such Intercreditor Agreement or other intercreditor or subordination agreement is reasonable and to have consented to such Intercreditor Agreement or other intercreditor or subordination agreement is and such Agent’s execution thereof.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11 Secured Cash Management Agreements and Secured Hedging Agreements. Except as otherwise expressly set forth herein no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.10, any Guaranty or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to or direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9.11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, as the case may be.

Section 9.12 Withholding Tax. To the extent required by any applicable Requirements of Law (including for this purpose, pursuant to any agreements entered into with a Governmental Authority), the Agents may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other Governmental Authority asserts a claim that an Agent did not properly withhold Tax from any amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so) for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including any interest, additions to Tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Agent shall be deemed presumptively correct absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agents under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of an Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. Unless required by applicable laws, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid to or for the account of such Lender. For the avoidance of doubt, for the purposes of this Section 9.12, the term “Lender” shall include the Swing Line Lender and the Issuing Bank.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows:

if to any Credit Party, to the Borrower Agent at:

TransFirst Inc.

1393 Veterans Memorial Highway, Suite 307S

Hauppauge, New York 11788

Attention: Chief Financial Officer

Phone: (631) 840-6900

Fax: (631) 724-1720

Email: legalnotice@transfirst.com

with a copy to (which shall not constitute notice):

Vista Equity Partners

401 Congress Avenue, Suite 3100

Austin, TX 78701

Attention: Monti Saroya

Phone: (512) 730-2400

Fax: (512) 730-2453

Email: msaroya@vistaequitypartners.com

Vista Equity Partners

150 California Street - 18th Floor

San Francisco, CA 94111

Attention: Kevin Sofield and Christina Lema

Phone: (415) 765-6500

Fax: (415) 765-6666

Email: ksofield@vistaequitypartners.com;

clema@vistaequitypartners.com

and (which shall not constitute notice):

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention: Francesco Penati; Brian Ford

Fax: (415) 439-1500

Email: fpenati@kirkland.com; bford@kirkland.com

if to the Administrative Agent or the Collateral Agent at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

E-Mail: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

if to Jefferies in its capacity as an Issuing Bank to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

Email: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

if to the Swing Line Lender to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

E-Mail: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); notices sent by electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent by 6 p.m. New York City time on a Business Day for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notices delivered through electronic communications (other than electronic mail) to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (excluding electronic mail (which is covered above) in paragraph (a) e-mail but including Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrowers may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing paragraph (a) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, etc. Any party hereto may change its address or telecopier number or electronic mail address for notices and other communications hereunder by written notice to the other parties hereto.

(d) Posting. Each Credit Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Intent to Cure, (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(e) Platform. Each Credit Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Credit Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

(f) Public/Private. (i) Each Credit Party hereby authorizes the Administrative Agent to distribute (A) to Public Siders all Communications that the Borrowers identify in writing contains no MNPI (“Public Side Communications”), and the Borrower represents and warrants that no such Public Side Communications contain any MNPI, and, at the reasonable written request of the Administrative Agent, the Borrowers shall use commercially reasonable efforts to identify Public Side Communications by clearly and conspicuously marking the same as “PUBLIC”; and (B) to Private Siders all Communications other than Public Side Communications (such Communications, “Private Side Communications”). The Borrowers agree to designate as Private Side Communications only those Communications or portions thereof that it reasonably believes in good faith constitute MNPI, and agrees to use all commercially reasonable efforts not to designate any Communications provided under Section 5.01(a), (b) and (c) as Private Side Communications. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to the Borrowers’ or their Affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws assuming that Holdings is a public reporting company under federal securities laws (regardless of whether Holdings is actually a public reporting company under federal securities laws)) with respect to Holdings, its Affiliates, its Subsidiaries and any of their respective securities.

(i) Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

(ii) Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable Requirements of Law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Section 10.02 Waivers; Amendment.

(a) Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Required Consents. Subject to Sections 10.02(d) and (e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Administrative Agent or, in the case of any other Loan Document (other than the Fee Letters, which may be amended in accordance with their respective terms), pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Credit Party or Credit Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i) increase the Commitment of any Lender without the written consent of such Lender (other than with respect to any Incremental Facilities to which such Lender has agreed) (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender) unless consented to by each Lender directly and adversely affected thereby (but not the Required Lenders);

(ii) reduce the principal amount or premium, if any, of any Loan or LC Disbursement or reduce the rate of interest thereon, including any provision establishing a minimum rate (other than any waiver, extension or reduction of interest pursuant to Section 2.06(c) or any waivers thereof or any waivers or extensions of mandatory prepayments), or reduce any fees (including any Fees or any prepayment fee or premium) payable hereunder, without the written consent of each Lender directly and adversely affected thereby but not the Required Lenders (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

(iii) (A) extend the scheduled final maturity of any Term Loan, or any scheduled date of payment of principal amount of any Term Loan under Section 2.09 (other than, for the avoidance of doubt, any mandatory prepayment) except in accordance with Section 2.20, Section 2.21, and Section 2.22 in any case, (B) postpone the date for payment of any Reimbursement Obligation or any interest, premium or fees payable hereunder (other than waivers of default interest, Defaults or Events of Default, waivers or extension of any mandatory prepayments or default interest), or (C) postpone the scheduled date of expiration of any Revolving Commitment beyond the Revolving

Maturity Date or any Letter of Credit beyond the Letter of Credit Expiration Date, except in accordance with Section 2.20, Section 2.21, and Section 2.22 in any case, without the written consent of each Lender directly and adversely affected thereby (other than the Required Lenders);

(iv) release Holdings or any Borrower or release all or substantially all of the value of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article IX), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

(v) release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Classes of Loans pursuant to Section 2.20 or consented to by the Required Lenders may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);

(vi) change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a) and 2.18(d) (except in connection with any transaction permitted under Section 2.20, Section 2.21, and Section 2.22 or Section 10.04(b)), without the written consent of each Lender directly and adversely affected thereby (other than the Required Lenders);

(vii) change any provision of this Section 10.02(b) or (c) or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans pursuant to Section 2.20 or consented to by the Required Lenders); or

(viii) change the percentage set forth in the definition of “Required Lenders,” “Required Class Lenders,” “Required Revolving Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any Additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(ix) change or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(x) change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank; or

(xi) make any change or amendment which shall (i) unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any document relating to any Letter of Credit issued or to be issued by it, (ii) unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement or (iii) unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document.

Notwithstanding anything herein to the contrary, (I) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b) and, but only to the extent that any such matter disproportionately affects such Defaulting Lender, clauses (vi)–(viii) of such proviso, and (II) this Agreement and any other Loan Document may be amended, modified or supplemented solely with the consent of the Administrative Agent (or the Collateral Agent, as applicable) and the Borrowers, each in their sole discretion, without the need to obtain the consent of any other Lender if such amendment, modification or supplement is delivered in order to cure ambiguities, defects, errors, mistakes, omissions in this Agreement or the applicable Loan Document or, in the case of any applicable Intercreditor Agreement (or any other intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Credit Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01 and defined terms referenced therein)), if such amendment relates to Obligations other than the Obligations hereunder, or to grant a new Lien for the benefit of the Secured Parties or extend an Existing Lien over additional property.

(c) Collateral. Without the consent of any other person, but subject to the terms of any applicable Intercreditor Agreement, the applicable Credit Party or Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion (including to cover additional amounts as secured obligations thereunder) or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d) Refinancing Facilities. Refinancing Amendments may be consummated as contemplated by Section 2.22.

(e) Amendments to Financial Covenant and Waivers of Events of Default Under Section 6.08. Notwithstanding anything set forth herein to the contrary, no amendment to Section 6.08, Section 8.01(d) (solely as it relates to an Event of Default under Section 6.08), Section 8.03, or the defined terms as used therein (but not as used in other Sections), no consent to departure therefrom, and no waiver with respect to a Default or Event of Default under Section 6.08 shall be effective without the prior written consent of the Borrowers and the

Required Revolving Lenders. Any such amendment, consent to departure or waiver without the written consent of the Borrowers and the Required Revolving Lenders shall be void ab initio, it being understood no other Lender shall be required to consent.

(f) Non-Consenting Lenders. The Borrowers may, at their sole expense and effort, upon notice to a Non-Consenting Lender and the Administrative Agent, require such Lender to (i) be paid off in full for all of its Loans and interest due related thereto and relinquish all rights it has under the Loan Documents, or (ii) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.19 and 2.20) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment, or, solely in the case of Term Loans, the Borrowers (in which case such Term Loans shall, after such assignment, be immediately deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and the other Loan Documents) or any Affiliated Debt Fund), provided (i) the Borrowers shall have paid to the Administrative Agent (unless waived by the Administrative Agent) the assignment fee (if any) specified in Section 10.04(b); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable (including any amount pursuant to Section 2.10(j) if a Repricing Event has occurred) to it hereunder in connection with any prepayment of its Loans and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) such assignment does not conflict with applicable Law; and (iv) the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(g) Additional Credit Facilities. Subject to Sections 2.21 and 2.22 hereof, this Agreement may be amended (or amended and restated) (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

Section 10.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall on a joint and several basis pay, promptly following written demand therefor: (i) all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to the Lead Arrangers, the Administrative Agent, the Collateral Agent and their respective Affiliates, taken as a whole (plus additional counsel desirable due to actual or potential conflicts of interest among such parties), plus, if reasonably necessary, the reasonable fees, charges and disbursements of one local counsel per relevant material jurisdiction, for the Administrative Agent and/or the Collateral Agent (plus additional counsel desirable due to actual or potential conflicts of interest among such parties)) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the preparation, negotiation, execution, delivery, filing and administration of this Agreement including any expenses incurred as a result of trades not permitted by Section 10.04 and the other Loan Documents and any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Swing Line Lender in connection with any Swing Line Loans or amendment, renewal or extension thereof or any demand for payment thereunder, (iv) all reasonable and documented out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of any one counsel to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, taken as a whole (plus additional counsel desirable due to actual or potential conflicts of interest among such parties), plus, if reasonably necessary, the reasonable and documented out-of-pocket fees, charges and disbursements of one local counsel per relevant material jurisdiction (plus additional counsel desirable due to actual or potential conflicts of interest among such parties) and consultants for the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (v) all documentary, stamp, registration and similar Taxes and charges in respect of the Loan Documents.

(b) Indemnification by the Borrowers. The Borrowers shall on a joint and several basis indemnify the Lead Arrangers, the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and the Issuing Bank, the Swing Line Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual and direct losses (other than lost profits), claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees and reasonable out-of-pocket expenses of one counsel for all Indemnitees (plus additional counsel desirable due to actual or potential conflicts of interest among the Indemnitees) plus, if reasonably necessary, the reasonable and documented out-of-pocket fees and expenses of one local counsel per relevant material jurisdiction (plus additional counsel desirable due to actual or potential conflicts of interest among such parties) and consultants) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any Real Property or facility now or hereafter owned, leased or operated by any Group Member at any time, or any Environmental Claim related in any way to any Group Member, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnitee or its Related Parties, (x) result from a claim brought by any Borrower or any other Credit Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Credit Party has obtained a final non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) arises from disputes arising solely among indemnified persons that do not involve any act or omission by any Group Member or its Affiliate and is unrelated to any dispute involving, or any claim by, an Agent, any Lender or Secured Party against any Group Member or its Affiliates, or (z) entering into a settlement agreement related thereto without the written consent of the Borrowers (which consent shall not to be unreasonably withheld or delayed) (for the avoidance of doubt, if settled with the Borrowers’ written consent, or if there is a final judgment for the plaintiff against an indemnified person in any proceeding, the Borrowers shall indemnify and hold harmless each indemnified person to the extent and in the manner set forth above); provided that the Borrowers shall have no obligation to reimburse any indemnified person for fees and expenses unless such indemnified person provides an undertaking in which such indemnified person agrees to refund and return any and all amounts paid by the Borrowers to such indemnified person to the extent any of the foregoing items described in clauses (w) through (z) occurs.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the Issuing Bank, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay (whether or not any such amount arises, in whole or in part, out of the comparative, contributory or sole negligence of the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent thereof), the Issuing Bank, the Swing Line Lender or such Related Party) to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof) or the Issuing Bank in its capacity as such, the Swing Line Lender or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof) or Issuing Bank in connection with such capacity and (ii) such indemnity for the Issuing Bank shall not include losses incurred by the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Issuing Bank’s rights against any Defaulting Lender). The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereby waives, any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages (other than those damages resulting from bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and nonappealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than thirty (30) Business Days after written demand (including detailed invoices) therefor.

Section 10.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swing Line Lender and each Lender (and any other attempted assignment or transfer by the Borrowers shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest in accordance with paragraph (f) of this Section. Nothing in this Agreement or any other Loan Document, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except in the case of any assignment (a) of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, or (b) to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $3,000,000, in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, or $1,000,000, in the case of any assignment in respect of Term Loans and/or Term Loan Commitments, and, in each case $1,000,000 increments thereof, or if less, all of such Lender’s remaining Loans and commitments of the applicable Class (provided, that contemporaneous assignments to or by two or more affiliated Approved Funds shall be aggregated for purposes of meeting such minimum transfer amount), unless each of the Administrative Agent, and so long as no Event of Default under Section 8.01(a), (b), (g), or (h) has occurred and is continuing, the Borrower Agent otherwise consents (such consent not to be unreasonably withheld or delayed, and which consent shall be deemed to have been given by the Borrower Agent if the Borrower Agent has not responded within ten (10) Business Days of a written request for such consent); provided that such consent of the Borrower Agent shall not be required in connection with the primary syndication of the Revolving Commitments and Term Loans to persons (or any Affiliate or Approved Fund thereof) which the Borrower Agent has previously consented to in writing (including by email);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced by the Administrative Agent in its discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(iv) no assignment shall be made to a Disqualified Institution without the Borrower Agent’s consent in writing (which consent may be withheld in its sole discretion), and upon an inquiry by any Lender to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Institutions; provided that the Administrative Agent shall not be responsible for, nor have any liability in connection with, maintaining, updating, monitoring or enforcing the list of Disqualified Institutions unless caused by or is the result of the negligence (including, without limitation, gross negligence), bad faith or willful misconduct of the Administrative Agent or its Related Parties, and each Borrower jointly and severally agrees to indemnify the Administrative Agent for any loss, cost or expense arising from any assignment to a Disqualified Institution that is not caused by or does not result from the negligence (including, without limitation, gross negligence), bad faith or willful misconduct of the Administrative Agent or its Related Parties.

(v) (i) notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans (but not, for the avoidance of doubt, any Revolving Commitments) to any Person who is or, after giving effect to such assignment, would be an Equity Investor (other than Affiliated Debt Funds) or an Affiliate of Holdings (other than Holdings, any Borrower or any of their respective subsidiaries or any natural person) (collectively, the “Sponsor Investors”) (without the consent of any Person); provided that (1) the assigning Lender and each Sponsor Investor purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an Affiliate Assignment and Assumption via an electronic settlement system or by manual execution, (2) at the time of such assignment after giving effect to such assignment, the aggregate principal amount of all Term Loans held by the Sponsor Investors shall not exceed 25% of the aggregate principal amount of all Term Loans then outstanding under this Agreement, (3) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Affiliate Assignment and Assumption and (4) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Sponsor Investor.

(A) notwithstanding anything to the contrary in this Agreement, the Sponsor Investors shall not have any right to (1) attend (including by telephone or electronic means) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Credit Parties are not invited or (2) receive any information or material provided by the Administrative Agent or any Lender solely to the Lenders or any communication by or among the Administrative Agent and/or one or more Lenders or have access to the Platform used to distribute information to the Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives.

(B) notwithstanding anything in Section 10.04(b) or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders (or all Lenders or affected Lenders) have consented (or not consented)

to any amendment, modification, waiver or consent with respect to any of the terms of any Loan Document or any departure by any Credit Party therefrom, the Loans of such Sponsor Investor shall not be included in the calculation of Required Lenders (or if such non-voting designation is unenforceable for any reason, such Sponsor Investor shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Investors); provided that no amendment, modification, waiver or consent with respect to any Loan Document shall deprive such Sponsor Investor of its pro rata share of any payments to which such Sponsor Investor is entitled under the Loan Documents and the Sponsor Investor shall be entitled to vote on any amendment pursuant to Section 10.02(b)(i) - (xi) or which disproportionately affects such Sponsor Investor; and in furtherance of the foregoing, the Sponsor Investor agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.04(b)(v); provided that if the Sponsor Investor fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph.

(vi) (A) notwithstanding anything to the contrary herein, each Sponsor Investor, in its capacity as a Term Loan Lender, in its sole and absolute discretion, may make one or more capital contributions or assignments of Term Loans that it acquires in accordance with Section 10.04(b)(v) directly or indirectly to Holdings or a Borrower solely in exchange for Equity Interests of Holdings (other than Disqualified Capital Stock) upon written notice to the Administrative Agent. Immediately upon Holdings’ or a Borrower’s acquisition of Term Loans from a Sponsor Investor, (x) such Term Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and such Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such capital contribution or assignment.

(vii) notwithstanding anything to the contrary contained in this Section 10.04(b) or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to Holdings, any Borrower or any of their Subsidiaries on a non-pro rata basis, subject to the following limitations:

(A) no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(B) Holdings, any Borrower or any of their Subsidiaries shall repurchase such Term Loans through either (y) conducting one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the Term Loans provided that, (A) notice of such Offer Process shall be made to all Term Loan Lenders, and (B) such Offer Process is conducted pursuant to procedures mutually established by the Administrative Agent and the Borrowers which are consistent with this Section 10.04(b)(vii) or (z) open market purchases on a non-pro rata basis;

(C) with respect to all repurchases made by Holdings, a Borrower or any of their Subsidiaries pursuant to this Section 10.04(b)(vii), none of Holdings, any Borrower or any of their respective Subsidiaries shall be required to make any representations that Holdings, such Borrower or such Subsidiary is not in possession of any information regarding Holdings, its Subsidiaries or its Affiliates, or their assets, Borrowers’ ability to perform their Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Affiliate Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (v) the repurchases are in compliance with Sections 6.03 and 6.06 hereof, (w) no Default or Event of Default has occurred and is continuing or would result from such repurchase, (x) Holdings, such Borrower or such Subsidiary shall not use the proceeds of any Revolving Loans or Swing Line Loans to acquire such Term Loans, (y) the assigning Lender and Holdings, such Borrower or such Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Affiliate Assignment and Assumption in form and substance reasonably satisfactory to the Administrative Agent and (z) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Affiliate Assignment and Assumption; and

(D) following repurchase by Holdings, such Borrower or such Subsidiary pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, such Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and the Borrowers shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrowers). In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.04(b)(vii) the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

Subject to the recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the date such recordation in the Register is made, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption or Affiliate Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption or Affiliate Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an

Assignment and Assumption or Affiliate Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12, 2.13, 2.15, and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.04.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at one of its offices in New York City a copy of each Assignment and Assumption and Affiliate Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptively correct absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by the Borrowers, the Issuing Bank (with respect to its own interests), the Collateral Agent, the Swing Line Lender (with respect to its own interests) and any Lender (with respect to its own interests), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, or the Issuing Bank sell participations to any person (other than a natural person or a Borrower or any of its Affiliates or, any Disqualified Institutions) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(i) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with regard to (a) reductions of principal, interest or fees owing to such Participant (other than waivers, reductions or extensions of any mandatory prepayment or default interest) in clause (ii) of the first proviso in Section 10.02(b), (b) extensions of final scheduled maturity or times for payment of interest or fees owing to such participant (other than waivers of default interest, defaults or events of default, waivers or extensions of any mandatory prepayments or default interest) with respect to clauses (iii)(A), (B) and (D) of Section 10.02(b) and (c) releases of Collateral or guarantees requiring the approval of all Lenders with respect to clauses (vi) and (vii) of Section 10.02(b), in each case, that directly affects such Participant. Subject to paragraph (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, and 2.15 (subject to the requirements of those Sections; provided that any documentation required to be provided by a Participant pursuant to Section 2.15(e) shall be provided exclusively to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant shall be subject to Section 2.14 as though it were a Lender. Notwithstanding anything to the contrary, no Lender shall enter into any agreement with any Participant that will permit such Participant to influence or control the voting rights of such Lender except with regard to (a) reductions of principal, interest or fees owing to such Participant (other than waivers, reductions or extensions of any mandatory prepayment or default interest) in clause (ii) of the first proviso in Section 10.02(b), (b) extensions of final scheduled maturity or times for payment of interest or fees owing to such participant (other than waivers of default interest, defaults or events of default, waivers or extensions of any mandatory prepayments or default interest) with respect to clauses (iii)(A), (B) and (D) of Section 10.02(b) and (c) releases of Collateral or guarantees requiring the approval of all Lenders with respect to clauses (vi) and (vii) of Section 10.02(b), in each case, that directly affects such Participant.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and to confirm a Participant is not a Disqualified Institution. The entries in a Participant Register shall be presumptively correct absent manifest error, and such Lender shall treat each person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iii) Any such participation that does not comply with this Section shall be void ab initio and, promptly following such Lender becoming aware that any such participation has been made in breach of this Section, the Participant Register shall be modified by it to reverse such participation and shall be disclosed to the Borrowers and the Administrative Agent.

(iv) The Administrative Agent shall have no responsibility (in its capacity as Administrative Agent) for (i) maintaining a Participant Register and (ii) any Lender’s compliance with this Section, including any sale of participations to a Disqualified Institution in violation hereof by any Lender.

(e) Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent or except to the extent the right to greater payment results from a Change in Law after the Participant becomes a Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrowers or the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or Affiliate Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article X (other than Section 10.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party (but excluding amounts held in payroll, employee benefits, tax and other fiduciary or trust accounts) against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b) Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

Section 10.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (in each case, other than to a Disqualified Institution) (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, numbering, administration and settlement services provider and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and in connection with any pledge or assignment made pursuant to Section 10.04(f), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Credit Party or to the credit facilities hereunder, (g) with the prior consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers; provided, that with respect to clauses (b) and (c) above, if the Administrative Agent, any Lender or the Issuing Bank receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information, or believes that it is legally required to disclose any of the Information to a third party, it shall, in advance of such disclosure, to the extent practicable and legally permissible, promptly provide to the Borrowers written notice of any such request or requirement so that the applicable Borrower or the applicable Credit Party (or Subsidiary thereof) may seek a protective order or other remedy; provided, further, that it shall (1) exercise reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide the Borrowers, in advance of such disclosure, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself, and (3) to the extent legally permissible, reasonably cooperate with the applicable Borrower or applicable Credit Party (or Subsidiary thereof) to the extent such Borrower or such Credit Party (or Subsidiary thereof) seeks to limit such disclosures. For purposes of this Section, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries. Except with respect to disclosing any Information to any Disqualified Institution, any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

Section 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests that is required in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 10.14 Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 10.15 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Credit Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Credit Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Credit Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Obligations) available to, or a discharge of, the Credit Parties.

Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arrangers and the Lenders are arm’s-length commercial transactions between each Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, and the Lenders, on the other hand, (B) each of the Borrowers and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to any Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17 Intercreditor Agreement.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any applicable Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of any applicable Intercreditor Agreement, on the other hand, the terms and provisions of such Intercreditor Agreement shall control, and (c) each Lender authorizes the Administrative Agent and/or the Collateral Agent to execute any such Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b) Each Secured Party hereby agrees that the Administrative Agent and/or Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Credit Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01 and defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of Jefferies (or its affiliated designee, representative or agent) on its behalf as collateral agent, respectively, thereunder.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TYCHE MERGER SUB, INC.,

By:
Name:
Title:

TRANSFIRST INC.,

By:
Name:
Title:

TRANSFIRST PARENT CORP.,

By:
Name:
Title:

TRANSFIRST HOLDINGS, INC.,

By:
Name:
Title:

TYCHE HOLDINGS, LLC,

By:
Name:
Title:

TRANSFIRST, LLC,

By:
Name:
Title:

TRANSFIRST THIRD PARTY SALES, LLC,

By:
Name:
Title:

TRANSFIRST ASSOCIATION SALES, LLC,

By:
Name:
Title:

TRANSFIRST CORPORATE SALES, LLC,

By:
Name:
Title:

TRANSFIRST HEALTH AND GOVERNMENT SERVICES, LLC,

By:
Name:
Title:

ME ACQUISITION, LLC,

By:
Name:
Title:

CN ACQUISITION, LLC,

By:
Name:
Title:

TRANSFIRST EPAYMENT, LLC,

By:
Name:
Title:

TRANSFIRST EPAYMENT SERVICES, LLC,

By:
Name:
Title:

PAYMENT RESOURCES INTERNATIONAL, LLC,

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Administrative Agent, Collateral Agent, Lender, Swing Line Lender and Issuing Bank

By:
Name:
Title:

APOLLO INVESTMENT CORPORATION,
as a Lender

By:
Name:
Title:

MIDCAP FINANCIAL, LLC, as a Lender

By:
Name:
Title:

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Lender

By:
Name:
Title:

VERGER CAPITAL FUND LLC,
as a Lender

By:
Name:
Title:

NZC GUGGENHEIM FUND LLC, as a Lender

By:
Name:
Title:

WESTERN REGIONAL INSURANCE COMPANY, INC., as a Lender

By:
Name:
Title:

ANNEX A

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Jefferies Finance LLC	$700,000,000	100%

Total	$700,000,000	100%

Revolving Commitments

Lender	Revolving Commitments	Pro Rata Share
Jefferies Finance LLC	$30,000,000	60%
Apollo Investment Corporation	$3,000,000	6%
MidCap Financial, LLC	$2,000,000	4%
Nomura Corporate Funding Americas, LLC	$7,500,000	15%
Verger Capital Fund LLC	$500,000	1%
NZC Guggenheim Fund LLC	$6,700,000	13.4%
Western Regional Insurance Company, Inc.	$300,000	0.6%

Total	$50,000,000	100%

Schedule 3.03

Governmental Approvals; Compliance with Laws

None.

Schedule 3.05(b)

Real Property

1.	Owned Properties: None.

2.	Leased Properties located at the following locations:

a.	3131 South Vaughn Way, Suite 350, Aurora, Colorado 80014 - Cherry Creek Place I Office Building Lease, dated March 20, 2008, between TransFirst Holdings, Inc. and PCCP JANEZ CHERRY CREEK, LLC, as amended by the First Amendment to Office Building Lease, dated June 2, 2009

b.	12202 Airport Way, Suites 100, 200 & 300, Broomfield, Colorado 80021 - Lease, Mountain View Corporate Center Broomfield, CO, Suites 100, 200 & 300, dated March 19, 2010, between TransFirst Holdings, Inc. and Hines VAF Mountain View, L.P., as amended or supplemented by the First Amendment to Office Lease, dated March 5, 2012

c.	5665 Plaza Drive, Suite 100, Cypress, California 90630 – Lease, dated as of October 31, 2001, between RST Ventures, Inc. (f/k/a Montrenes Financial Services, Inc.) and RREEF America REIT II Corp. CC, as amended by the Addendum, dated January 10, 2003, the First Amendment, dated July 7, 2006, the Second Amendment, dated August 13, 2008, the Third Amendment, dated September 9, 2008, the Fourth Amendment, dated October 23, 2008, and the Fifth Amendment, dated April 11, 2014

d.	One Lincoln Centre, 5400 LBJ Freeway, Suite 900, Dallas, Texas 75240 - Office Lease Agreement at One Lincoln Centre, dated October 3, 2008, between TransFirst Holdings, Inc. and Teachers Insurance and Annuity Association of America, as amended by the First Amendment, dated January 10, 2014

e.	Highwoods Office Park, Cool Springs IV Building, 6840 Carothers Parkway, Suite 205, Franklin, Tennessee 37067 – Office Lease, dated October 31, 2012, between Solveras, LLC and HRLP Riverwood, LLC, as amended by the Commencement Agreement and First Amendment to Lease, dated March 25, 2013

f.	1393 Veterans Memorial Highway, 3rd floor, Hauppauge, New York - Lease Agreement, dated May 21, 2008, between TransFirst Holdings, Inc. and 1300 Veterans Associates, L.P., as amended by the First Amendment to Lease, dated March 12, 2009, the Letter Agreement, dated May 27, 2009, the Storage Agreement, dated April 5, 2010, and the Second Amendment to Lease, dated May 14, 2012

g.	West Dodge Road Executive Suites, 12925 West Dodge Road, Omaha, Nebraska 68154 – Lease Agreement, dated April 28, 2014, between TransFirst, LLC and West Dodge Road Executive Suites, LLC

h.	725 Cool Springs, Suite 600, Franklin, Tennessee - Online Office Agreement, dated January 30, 2014, between Regus Management Group, LLC and TransFirst, LLC

3.	The Company operates data centers in co-location facilities provided by third parties in Aurora, Colorado and Irvine, California.

Schedule 3.06(b)

Intellectual Property

Registered Patents:

None.

Patent applications:

1.	“SYSTEMS AND METHODS FOR MARKETING BASED ON CREDIT BUREAU INQUIRIES” Application No. 13/082,883. Owner: ME Acquisition, LLC

Registered trademarks and service marks and applications to register trademarks and service marks:

1.	“ELAPP” (design) Registration No. 4,114,695 Owner: TransFirst Holdings, Inc.

2.	“ELAPP” (word) Registration No. 3,751,494 Owner: TransFirst Holdings, Inc.

3.	“FIRST IN SECURE ELECTRONIC PAYMENTS” (word) Registration No. 3,573,527 Owner: TransFirst Holdings, Inc.

4.	“MERCHANT EXPRESS” Registration No. 3,254,401 Owner: ME Acquisition, LLC

5.	“MERCHANT ACCOUNTS EXPRESS” Registration No. 3,052,667 Owner: ME Acquisition, LLC

6.	“PAYFOX” (design) Registration No. 3,975,849 Owner: TransFirst Holdings, Inc.

7.	“PAYFOX” (word) Registration No. 3,975,823 Owner: TransFirst Holdings, Inc.

8.	“SOLVERAS” (word) Registration No. 4,050,277 Owner: TransFirst Association Sales, LLC

9.	“SOLVERAS SMARTPAY” (word) Registration No. 4,050,278 Owner: TransFirst Association Sales, LLC

10.	(Circle with “TF”) (design) Registration No. 2,735,323 Owner: TransFirst , LLC

11.	(Circle with “TF”, the words “TransFirst” and “First in Secure Electronic Payments”) Registration No. 3,573,526 Owner: TransFirst Holdings, Inc.

12.	(Circle with “TF”, the words “TransFirst” and “First in Secure Electronic Payments”) (No priority claim) Registration No. 684576 (CTM) and Serial No. 6848576

13.	“TRANSFIRST FIRST IN SECURE ELECTRONIC PAYMENTS Y DISEÑO” Registration No 1,067,717 (Mexico)

14.	“TRANSACTION CENTRAL” (word) Registration No. 4,072,267 Owner: TransFirst, LLC

15.	“TRANSFIRST” (word) Registration No. 684576 (CTM) and Serial No. 6848576

16.	“TRANSFIRST” (word) Registration No. 1,173,126 (Mexico)

17.	“TRANSFIRST” (word) Registration No. 2,640,830 Owner: TransFirst, LLC

18.	“TransFirst ePayment Services” (design) Registration No. 2,911,244 Owner: TransFirst, LLC

19.	“TRANSFIRST EPAYMENT SERVICES” (word) Registration No. 2,908,835 Owner: TransFirst, LLC

20.	“TRANSFIRST MERCHANT SERVICES” (word) Registration No. 3,604,316 Owner: TransFirst Holdings, Inc.

21.	“TRANSGUARD” (word) Registration No. 3,708,686 Owner: TransFirst Holdings, Inc.

22.	“TRANSACTION EXPRESS” (word) Registration No. 4,207,907 Owner: TransFirst, LLC

23.	“TRANSFREEDOM” (word) Registration No. 4,188,792 Owner: TransFirst, LLC

24.	“TRANSACTION EXPRESS” (design) Registration No. 4,248,378 Owner: TransFirst, LLC

25.	“PROCESSNOW” (word) Registration No. 4,463,562 Owner: TransFirst, LLC

26.	“MERCHANT-FLO” (design) (pending) 85/864,794 Owner: ME Acquisition, LLC

27.	“MERCHANT-FLO” (word) Registration No. 4,338,072 Owner: ME Acquisition, LLC

Copyrights

Owner	Title	Registration No.	Registration Date
TransFirst ePayment Services, LLC*	The Credit Processing System 2000	TXu452166	1/16/1991
TransFirst ePayment, LLC*	Payment Management System	TX5316750	11/20/2000
TransFirst ePayment, LLC*	DPISecure	TX5438540	8/29/2001

*	Title update is in process.

Domain Names

Domain Name	Business Unit
1acceptcreditcards.com	Merchant Express
1merchantaccountsolutions.com	Merchant Express
acceptcardsonline.com	Merchant Express
accept-credit-card-software.com	Merchant Express
advancedmerchantsolution.com	Merchant Express
amerchants.com	Merchant Express
ascotmerchantservices.com	Merchant Express
bankcardcapital.com	solveras
bankdepositsolutions.com	solveras
bankdepositsolutions.net	solveras
bettermerchantaccount.com	Merchant Express
bezing.biz	solveras
bezing.com	solveras
bezing.net	solveras
bezing.org	solveras
bpsmerchant.net	TransFirst LLC
businesspaymentsystems.net	Merchant Express
card-fraud.com	Merchant Express
cardsolvemerchant.com	Merchant Express
carolinamerchantservices.com	Merchant Express
cbtventures.info	solveras
cbtventures.net	solveras
clickmerchant.net	Merchant Express
compliance101.com	TransFirst LLC
creditcardatm.com	Merchant Express
creditcardpossystems.com	Merchant Express
credit-card-processing-pro.com	Merchant Express
creditcardprocessingsource.com	Merchant Express

creditcardsetc.net	Merchant Express
custompaymentsolutions.com	Merchant Express
cvamerchantservices.com	Merchant Express
eastcoastmerchantservices.com	Merchant Express
etcgate.com	TransFirst LLC
etcgate.net	TransFirst LLC
etcgateway.com	TransFirst LLC
etcgateway.net	TransFirst LLC
etc-pay.com	TransFirst LLC
etc-pay.net	TransFirst LLC
etcpayment.com	TransFirst LLC
etcpayment.net	TransFirst LLC
etcpaynow.com	TransFirst LLC
etc-paynow.com	TransFirst LLC
etcpaynow.net	TransFirst LLC
etc-payonline.com	TransFirst LLC
etcsecure.com	TransFirst LLC
etcsecure.net	TransFirst LLC
etctransact.com	TransFirst LLC
etctransact.net	TransFirst LLC
etransactioncentral.com	TransFirst LLC
etransactioncentral.net	TransFirst LLC
ezwebezmerchant.com	Merchant Express
freeterminal.com	TransFirst LLC
gamertipz.com	solveras
gamertipz.net	solveras
gettingamerchantaccount.com	Merchant Express
go-mccs.com	Merchant Express
her-merchant-account.com	Merchant Express
highriskmerchantprocessing.com	Merchant Express
highriskmerchantsolutions.com	Merchant Express
how-to-get-an-inexpensive-merchant-account.com	Merchant Express
imerchantsite.com	Merchant Express
ispmerchantaccounts.com	Merchant Express
medomains.net	Merchant Express
merchanexpress.com	Merchant Express
merchantaccount.com	Merchant Account
merchantaccountcentral.com	Merchant Express
merchantaccountexpress.com	Merchant Express
merchantaccounting.com	Merchant Express
merchantaccounts.com	TransFirst
merchantaccountsexpress.com	Merchant Express
merchantadvancecorp.com	Merchant Express
merchantcardacceptance.com	Merchant Express
merchant-creditcard-account.com	Merchant Express
merchantcreditcardlaw.com	Merchant Express
merchantexpres.com	Merchant Express
merchantexpress.biz	Merchant Express
merchantexpress.com	Merchant Express
merchant-express.com	Merchant Express
merchantexpress.net	Merchant Express
merchantexpress.org	Merchant Express

merchantexpress.us	Merchant Express
merchantexpress.xxx	Merchant Express
merchantexpressapplication.com	Merchant Express
merchantexpresscart.com	Merchant Express
merchantexpressreview.net	Merchant Express
merchantexpressreview.org	Merchant Express
merchantexpressreviews.com	Merchant Express
merchantexpressreviews.net	Merchant Express
merchantexpressreviews.org	Merchant Express
merchantflo.com	TransFirst LLC
merchantpaperlessdisclosures.com	TransFirst LLC
merchant-referral.com	TransFirst LLC
merchantreportingmandate.com	TransFirst LLC
merchantreportingmandate.net	TransFirst LLC
merchants1st.com	Merchant Express
merchants1st.com	TransFirst LLC
merchantsaccountsreviews.com	TransFirst LLC
merchantsave.net	TransFirst LLC
merchantsavings.com	TransFirst LLC
merchantschoice.net	TransFirst LLC
merchantservices-merchant-account.com	TransFirst LLC
merchantsetup.com	TransFirst LLC
merchantsreview.com	TransFirst LLC
merchantvapp.com	TransFirst LLC
myetcgate.com	TransFirst LLC
myetconline.com	TransFirst LLC
myetc-pay.com	TransFirst LLC
myetcsecure.com	TransFirst LLC
nationalmerchantservices.com	TransFirst LLC
nexttranz.com	solveras
ngfgolfpay.com	TransFirst LLC
ngfgolfpay.net	TransFirst LLC
noo-man.com	solveras
noo-man.info	solveras
noo-man.net	solveras
oc2net.net	TransFirst LLC
officedepotmerchantservices.com	TransFirst LLC
offshore-merchant-account-services.com	TransFirst LLC
paradynecorp.net	solveras
paradyneinc.com	solveras
paradyneinc.net	solveras
paradynepayments.com	solveras
paradynepayments.net	solveras
passioninc.info	solveras
passioninc.net	solveras
pay-etc.com	TransFirst LLC
pay-etc.net	TransFirst LLC
payflex.net	TransFirst LLC

payfox.com	TransFirst LLC
payfoxmobile.com	TransFirst LLC
payfoxreview.com	TransFirst LLC
payfoxreview.net	TransFirst LLC
payfoxreview.org	TransFirst LLC
payfoxreviews.com	TransFirst LLC
payfoxreviews.net	TransFirst LLC
payfoxreviews.org	TransFirst LLC
paymentresource.com	TransFirst LLC
paymentventures.com	solveras
primerchants.com	TransFirst LLC
processcreditcards.net	TransFirst LLC
processnow.com	TransFirst LLC
process-now.net	TransFirst LLC
profitwithtransfirst.com	TransFirst LLC
pungle.info	solveras
pungle.net	solveras
pungle.us	solveras
realtimemerchant.com	Merchant Express
realtimemerchant.com	TransFirst LLC
realtimerightnow.info	solveras
realtimerightnow.net	solveras
sitebuilderexpress.com	TransFirst LLC
smartpaymentsolutions.com	solveras
SMARTPS.COM	solveras
solveras.com	solveras
solveras.net	solveras
solveraspayment.com	solveras
spschecks.com	solveras
spsgateway.com	solveras
switomerchant.com	Merchant Express
tfmarketing.info	TransFirst LLC
tfsales.com	TransFirst LLC
tftest.net	TransFirst LLC
tfulm.com	TransFirst LLC
transactionexpress.com	TransFirst LLC
transactionexpress.xxx	TransFirst LLC
transactionexpressgateway.com	TransFirst LLC
transactionexpressgateway.net	TransFirst LLC
transactionexpressgateway.org	TransFirst LLC
transfirst.biz	TransFirst LLC
transfirst.com	TransFirst LLC
transfirst.net	TransFirst LLC
transfirstagent.com	TransFirst LLC
transfirstagent.net	TransFirst LLC
transfirstassociation.com	TransFirst LLC
transfirstcorporate.com	TransFirst LLC
transfirstcorporate.net	TransFirst LLC
transfirstcorporate.org	TransFirst LLC

transfirstisa.com	TransFirst LLC
transfirstisa.net	TransFirst LLC
transfirstiso.com	TransFirst LLC
transfirstiso.net	TransFirst LLC
transfirstmerchantreviews.com	TransFirst LLC
transfirstpartnership.com	TransFirst LLC
transfirstpartnership.com	TransFirst LLC
transfirstreview.com	TransFirst LLC
transfirstreview.net	TransFirst LLC
transfirstreview.org	TransFirst LLC
transfirstreviews.com	TransFirst LLC
transfirstreviews.net	TransFirst LLC
transfirstreviews.org	TransFirst LLC
transfirstsales.com	TransFirst LLC

bayareamerchantservices.com

sbtcbanknow.com

transfirstswe.net

transfreedom.com

transfreedom.net

transfreedom.org

transfreedom.xxx

usamerchantsource.com

w9validation.com

w-9validation.com

w9validation.net

w-9validation.net

w9validationprocess.com

w-9validationprocess.com

w9validationprocess.net

w-9validationprocess.net

webuyfuturecreditcardsales.com

xpresscart.com

yestotransfirst.com

emvlaws.org*

emvregulations.info*

emvregulations.org*

emvsolutions.us*

transfirstcypress.com*

*	These domain names were registered by a former employee, Stephanie Wells, who was employed at the time of registration, without the knowledge of the Company. Company does not currently own these domain names but is working to transfer ownership from the former employee to the Company.

Licenses*

1. License, Implementation and Support Agreement, dated December 31, 2008, by and between Postilion, Inc. and TransFirst, LLC, as amended or supplemented by Amendment, dated April 9, 2010, Amendment, dated February 10, 2012, Addendum, dated May 29, 2012 and Addendum, dated October 9, 2012

2. Master Technical Solutions Agreement, dated July 14, 2011, by and between Planet Merchant Processing, Inc. and TransFirst, LLC as amended by Amendment No. 1 to the Master Technical Solutions Agreement between Planet Merchant Processing, Inc. and TransFirst, LLC dated April 4, 2012, Amendment No. 2 to the Master Technical Solutions Agreement between Planet Merchant Processing, Inc. and TransFirst, LLC dated August 8, 2013, Amendment No. 2 (sic) dated September 18, 2013 and Amendment No. 3 dated November 7, 2014.

3. Services and Source Code License Agreement by and between VeriFone, Inc. and TransFirst, LLC, dated April 16, 2014

*	All licenses are non-exclusive.

Schedule 3.06(c)

Violations or Proceedings

Protegrity, Inc.: TransFirst is in receipt of a letter dated October 1, 2013 from patent counsel representing Protegrity Corporation that alleges that TransFirst is infringing or possibly infringing Protegrity Corporation’s U.S. patents numbered 6,321,201, 7,325,129, 7,490,248, 6,963,980 and 8,402,281. The letter is not specific regarding TransFirst’s products or services at issue or the claims of Protegrity Corporation’s patents that are being infringed. The Company filed a declaratory judgment action against Protegrity Corporation and Protegrity USA, Inc. on July 30, 2014 in the United States District Court for the Northern District of Texas. Protegrity has filed an answer, and the parties are due to confer by November 3, 2014 regarding a number of issues, including a proposed schedule.

SecuredPay Solutions, Inc.: TransFirst is in receipt of a letter dated October 14, 2013 from patent counsel representing SecuredPay Solutions, Inc. (“SecuredPay”) that alleges that TransFirst’s PayFox product is covered by several claims of SecuredPay’s U.S. patents numbered 7,721,969, 8,356,754, 8,011,587 and 8,490,878. The letter offered TransFirst a license to SecuredPay’s patents and requested that TransFirst respond on or before November 1, 2013. TransFirst has not responded.

Schedule 3.07

Subsidiaries

Credit Party	Jurisdiction of Organization	Percentage Owned	Owner
Tyche Holdings, LLC	Delaware	100%	Tyche Finance, LLC
Tyche Merger Sub, Inc.	Delaware	100%	Tyche Holdings, LLC
TransFirst Inc.	Delaware	100%	Tyche Holdings, LLC
TransFirst Parent Corp.	Delaware	100%	TransFirst Inc.
TransFirst Holdings, Inc.	Delaware	100%	TransFirst Parent Corp.
TransFirst, LLC	Delaware	100%	TransFirst Holdings, Inc.
TransFirst Third Party Sales, LLC	Delaware	100%	TransFirst Holdings, Inc.
TransFirst Association Sales, LLC	Tennessee	100%	TransFirst Third Party Sales, LLC
TransFirst Corporate Sales, LLC	Delaware	100%	TransFirst Third Party Sales, LLC
TransFirst Health and Government Services, LLC	Delaware	100%	TransFirst Holdings, Inc.
ME Acquisition, LLC	Delaware	100%	TransFirst Holdings, Inc.
CN Acquisition, LLC	Delaware	100%	ME Acquisition, LLC
TransFirst ePayment, LLC	Nevada	100%	TransFirst Holdings, Inc.
TransFirst ePayment Services, LLC	Delaware	100%	TransFirst ePayment, LLC
Payment Resources International, LLC	Delaware	100%	TransFirst Holdings, Inc.

Schedule 3.08

Litigation

None.

Schedule 3.18

Insurance

Insurer	Nature of Coverage	Policy Number
Axis Insurance Company	Crime Policy

Hartford Casualty Insurance Company	Umbrella Liability Policy

Twin City Fire Insurance Company	Workers Compensation and Employers Liability Policy

Hartford Fire Insurance Company	Commercial General Liability
Employee Benefits Liability

Sentinel Insurance Company, Limited	Commercial Automobile Coverage

Hartford Fire Insurance Company	Property Choice

Ironshore Specialty Insurance Company	Management & Company Liability

Employment Practices Liability Limit

Fiduciary Liability Limit

AIG Specialty Insurance Company	Specialty Professional Liability Insurance

Media Content Insurance

Security and Privacy Liability Insurance

Event Management Insurance

Cyber Extortion Insurance

E&O Insurance

Ironshore Insurance Services	Excess E&O Insurance
2nd Excess E&O
Indian Harbor Insurance Company
3rd Excess E&O
Aspen Specialty Insurance Company
Merchant Breach Insurance
AIG Specialty Insurance Company

Schedule 5.18

Post-Closing Deliveries

Within ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree), the Credit Parties shall satisfy the requirements of Section 5.04(b) of the Credit Agreement.

16

Schedule 6.01(b)

Permitted Surviving Indebtedness

Debtor’s Name	Contractual Obligation Governing Indebtedness	Principal Amount of Indebtedness (as of September 30, 2014)	Date of Issuance	Date of Expiry
TransFirst Holdings, Inc.	Irrevocable Standby Letter of Credit Number AS0009883	$850,000	2/13/12	2/13/15
TransFirst Holdings, Inc.	Irrevocable Standby Letter of Credit Number AS0119485U	$100,000	12/13/13	12/13/14

That certain Promissory Note, dated November 12, 2014, issued by Tyche Merger Sub, Inc. in favor of Tyche Holdings, LLC

17

Schedule 6.02(c)

Existing Liens

1. Liens arising in connection with obligations pursuant to that certain Clearing and Settlement Services Agreement, dated July 23, 2004, by and between TransFirst Holdings, Inc. and Columbus Bank and Trust Company, as amended by First Amendment, dated June 22, 2005, Second Amendment, dated September 28, 2007, Third Amendment (No. 1), dated December 23, 2011, Third Amendment (No. 2), dated June 19, 2013, Fourth Amendment, dated July 29, 2013, Fifth Amendment, dated August 30, 2013, and Sixth Amendment, dated September 16, 2013

2. Liens arising in connection with obligations pursuant to that certain Amended and Restated Merchant Financial Services Agreement, dated September 16, 2014, by and between Wells Fargo Bank, NA and TransFirst Holdings, Inc.

3. Liens arising in connection with obligations pursuant to that certain Sponsorship Agreement, dated June 9, 2014, by and between TransFirst Holdings, Inc. and Deutsche Bank AG New York Branch

18

Schedule 6.03(b)

Existing Investments

Equity ownership described in Schedule 3.07

Independent Sales Organization Agreement, dated March 27, 2004, by and between TransFirst Third Party Sales, LLC and MBA Group Service, LLC, pursuant to which the Company may advance up to a total of $1 million.

Independent Sales Contractor Master Agreement between TransFirst ePayment Services, LLC, Foroosh Corporation d/b/a Click and Pledge and Payment-as-a-Service Corporation d/b/a Click and Pledge, dated September 10, 2007, as amended May 11, 2011 and October 9, 2012; along with a Promissory Note dated May 11, 2011 in the original principal amount of $1,500,000, as amended October 9, 2012, October 10, 2013 and June 23, 2014

Referral Agreement between eGov Strategies Limited Liability Company and TransFirst Health and Government Services, LLC, dated as of November 25, 2008, as amended by the First Amendment dated December 15, 2010 and the Second Amendment dated February 25, 2013 ; along with an Original Promissory Note dated February 25, 2013 in the original principal amount of up to $600,000, replaced by the Amended and Restated Promissory Note dated May 20, 2014 in the original principal amount of up to $600,000.

That certain Promissory Note, dated November 12, 2014, issued by Tyche Merger Sub, Inc. in favor of Tyche Holdings, LLC

That certain Second Amended and Restated Promissory Note, dated as of October 10, 2013, issued by Foroosh Corporation, Payment-as-a-Services and Kamran Razvan in favor of TransFirst ePayment Services, LLC

19

Schedule 6.07

Transactions with Affiliates

That certain Promissory Note, dated November 12, 2014, issued by Tyche Merger Sub, Inc. in favor of Tyche Holdings, LLC

20

Schedule 6.12

Burdensome Agreements

None.

21

EXHIBIT A

[Form of]

ADMINISTRATIVE QUESTIONNAIRE

(On file with the Administrative Agent)

A-1

EXHIBIT B

[Form of]

ASSIGNMENT AND ASSUMPTION

(See Attached)

B-1

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert Name of Assignor] (the “Assignor”) and [Insert Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Borrower(s):	Tyche Merger Sub, Inc., TransFirst Inc., TransFirst Parent Corp. and TransFirst Holdings, Inc. (collectively, the “Borrowers”)

4.	Administrative Agent:	Jefferies Finance LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The First Lien Credit Agreement dated as of November 12, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Lenders parties thereto, Jefferies Finance LLC, as Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
Term Loans	$	$		%
Revolving Commitments	$	$		%
	$	$		%

[7.	Trade Date: ][2]

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[2]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][3] Accepted:

JEFFERIES FINANCE LLC, as
Administrative Agent

By:
Name:
Title:

[Consented to and][4] Accepted:

JEFFERIES FINANCE LLC, as
Swing Line Lender and Issuing Bank

By:
Name:
Title:

[Consented to:][5]

TRANSFIRST INC.

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Swing Line Lender and Issuing Bank is required by the terms of the Credit Agreement
[5]	To be added only if the consent of the Borrower Agent is required by the terms of the Credit Agreement.

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of Holdings, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it is not a Defaulting Lender, a Sponsor Investor, Holdings or a Subsidiary of Holdings, (viii) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form provided by the Administrative Agent and (ix) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. The provisions set forth in Sections 10.09(b), (c) and (d) and Section 10.10 of the Credit Agreement shall apply herein mutatis mutandis.

EXHIBIT C

[Form of]

BORROWING REQUEST

Jefferies Finance LLC,

as Administrative Agent for

the Lenders referred to below and

as Swing Line Lender

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

E-Mail: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

Re: TransFirst	[Date]

Ladies and Gentlemen:

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower Agent hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and that in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

The undersigned hereby requests (select one):

☐ A Borrowing of Revolving Loans	☐ Borrowing of Term Loans

1.	On (a Business Day).[1]

2.	In the amount of $ .[2]

3.	Comprised of .
[Type of Loan requested]

4.	[For Eurodollar Rate Loans: with an Interest Period of months.[3]

5.	Below is the location and number of the deposit account to which the funds of such proposed Borrowing are to be disbursed.

                                                                           [The Borrower Agent hereby represents and warrants on the date of the proposed Borrowing that the conditions specified in Sections 4.02(b), and (c) of the Credit Agreement are satisfied as of the date of the proposed Borrowing (specified above) (both immediately before and immediately after giving effect to such Borrowing).]4

[Signature Page Follows]

[1]	In the case of a Eurodollar Borrowing, this Borrowing Request is required to be delivered to the Administrative Agent not later than 1:00 p.m., New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), three Business Days before the date of the proposed Borrowing. In the case of an ABR Borrowing, this Borrowing Request is required to be delivered to the Administrative Agent not later than 12:00 noon, New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), one Business Day before the date of the proposed Borrowing.
[2]	The minimum amount for ABR Loans is $500,000 (or, with respect to Revolving Loans, such lesser amount available under the Revolving Commitments), and in integral multiples of $100,000 (unless, with respect to Revolving Loans, the available amount under the Revolving Commitments is less). The minimum amount for Eurodollar Loans is $500,000, and in integral multiples of $100,000 (unless, with respect to Revolving Loans, the available amount under the Revolving Commitments is less).
[3]	Interest Periods available are one, two, three or six months (or twelve months if agreed to by all relevant affected Lenders).
[4]	To be included in Borrowing Requests other than in connection with the Closing Date.

[TYCHE MERGER SUB, INC. // TRANSFIRST INC.][5],

By:
Name:
Title:

[5]	Update for appropriate Borrower Agent.

EXHIBIT D

[Form of]

COMPLIANCE CERTIFICATE

This compliance certificate (this “Certificate”) is delivered to you pursuant to Section 5.01(c) of the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement. As of the date hereof, I certify, not in my individual capacity, but in my capacity as an officer as follows:

1. I am the duly elected, qualified and acting [specify type of Financial Officer] of the Borrower Agent.

2. I have reviewed and am familiar with the contents of this Certificate.

3. Attached hereto as Attachment 1 are the financial statements for the fiscal [quarter][year] ended [                    ] (the “Financial Statements”). I have no knowledge of the occurrence and continuation, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below]1.

4. Attached hereto as Attachment 2 are the computations of the First Lien Leverage Ratio, the Total Leverage Ratio and the Fixed Charge Coverage Ratio.

[5. Attached hereto as Attachment [3] are the computations showing the Borrower Agent’s calculation of “Excess Cash Flow.”]2

[6. Attached hereto as Attachment [4] is a list of any reclassifications pursuant to Section 1.11 of the Credit Agreement of Indebtedness, Liens, Investments, Asset Sales or other dispositions or Restricted Debt Payments from one clause of Section 6.01, 6.02, 6.03, 6.04 or 6.09, as applicable, of the Credit Agreement, to another clause of the relevant Section.]3

[7. Attached hereto as Attachment [5] is the amount of the Cumulative Amount as of the date of this Certificate.]4

[1]	To include any corrective action taken or proposed to be taken with respect to such known Default or Event of Default.
[2]	To be inserted only in connection with the delivery of annual financial statements pursuant to Section 5.01(a) of the Credit Agreement beginning with the first full fiscal year after the Closing Date.
[3]	To be inserted only if such a reclassification has been made during the relevant fiscal quarter/year.
[4]	To be inserted only if the Cumulative Amount is actually used during the relevant fiscal quarter/year.

IN WITNESS WHEREOF, I execute this Certificate this      day of                     , 20    .

By:
Name:
	Title:	[Financial Officer]

ATTACHMENT 1

TO

COMPLIANCE CERTIFICATE

Financial Statements

The information described herein is as of [                    ], and pertains to [the fiscal [quarter] [year] ended [                    ]].

ATTACHMENT 2

TO

COMPLIANCE CERTIFICATE

First Lien Leverage Ratio and Total Leverage Ratio

1.	Determination of Consolidated Indebtedness

(a) The sum of (without duplication), determined on a consolidated basis for Holdings and its Restricted Subsidiaries

	(i)	the aggregate amount of all Indebtedness and other obligations, whether current or long-term, for borrowed money (including all Indebtedness under the Credit Agreement and under the other Loan Documents) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments	$

	(ii)	all Purchase Money Obligations	$

	(iii)	all obligations arising under (i) letters of credit (excluding the undrawn amount thereof but including all other LC Exposure), bankers’ acceptances and bank guaranties (excluding the amounts available thereunder as to which demand for payment has not yet been made) and (ii) payment, bid, performance and surety bonds (in each case, excluding the amounts available thereunder as to which demand for payment has not yet been made) and similar instruments	$

	(iv)	all obligations of such person assumed as the deferred purchase price of property or services when due and payable but only to the extent constituting Indebtedness	$

	(v)	Capital Lease Obligations	$

	(vi)	Attributable Indebtedness	$

	(vii)	without duplication, all Contingent Obligations with respect to outstanding Indebtedness of the types specified in clauses (i) through (vi) above of Persons other than Holdings or any of its Restricted Subsidiaries	$

	(viii)	all Indebtedness of the types referred to in clauses (i) through (vii) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or any of its Restricted Subsidiaries is a general partner or joint venturer, to the extent such Indebtedness is recourse to Holdings or any of its Restricted Subsidiaries	$

Minus

	(b)	The aggregate amount of Consolidated Indebtedness that is not secured by a first priority Lien	$

	(c)	The aggregate amount of :

	(i)	unrestricted cash and Cash Equivalents held in accounts of Holdings and its Restricted Subsidiaries (whether or not held in an account pledged to the Administrative Agent or the Collateral Agent);	$

	(ii)	cash and Cash Equivalents restricted in favor of the credit facilities (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on Collateral along with the credit facilities (provided that any such Liens are subordinated or pari passu to the Liens in favor of the Administrative Agent or the Collateral Agent), including any Indebtedness incurred under the Credit Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and Section 2.22 of the Credit Agreement) and the Second Lien Documents; provided, for the avoidance of doubt, the proceeds of an Equity Cure Contribution shall not be included.	$

2.	Determination of Consolidated EBITDA

	The consolidated net income (or loss) attributable to Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP excluding (without duplication) the amounts set forth in clauses (a) through (g) below		$

Minus

	(a)	the net income (or loss) of any person that is not a Restricted Subsidiary of Holdings, except to the extent that cash in an amount equal to any such income has actually been received by Holdings or (subject to clause (b) below) any of its Restricted Subsidiaries during such period	$

	(b)	the net income of any Restricted Subsidiary of Holdings during such period to the extent that the declaration or payment of Dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than the Credit Agreement, any other Loan Document or any Second Lien Document or any refinancings thereof), instrument, or Requirement of Law applicable to that Restricted Subsidiary or its equity holders during such period (unless such restriction or limitation has been waived), except that Holdings’ equity in net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income	$

(c)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Holdings or any of its Restricted Subsidiaries upon any Asset Sale or other disposition by Holdings or any of its Restricted Subsidiaries	$

(d)	any foreign currency translation gains or losses (including losses related to currency remeasurements of Indebtedness)	$

(e)	non-cash gains and losses resulting from any reappraisal, revaluation or write-up or write-down of assets	$

(f)	unrealized gains and losses, and the impact of any revaluation, with respect to Hedging Obligations	$

(g)	gains or losses due solely to the cumulative effect of any change in accounting principles	$

Plus (in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income (other than in respect of clauses (m) and (y) below) and without duplication)

(h)	Consolidated Interest Expense	$

(i)	Consolidated Amortization Expense	$

(j)	Consolidated Depreciation Expense	$

(k)	Consolidated Tax Expense	$

(l)	Consolidated Transaction Costs	$

(m)	(x) pro forma adjustments previously identified in the “bank case” projection model delivered to the Administrative Agent on October 7, 2014, including incremental revenue and associated “EBITDA” from the American Express opportunity identified therein and (y) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrowers (as set forth in a certificate of Financial Officer of the Borrower Agent delivered to the Administrative Agent) in good faith to be reasonably anticipated to be realizable within twenty (24) months of the date thereof that are factually supportable and reasonably identifiable (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided further that, the aggregate amount pursuant to this clause (m)(y), clause (u) below or the definition of Pro Forma Basis in any period of four consecutive	$

fiscal quarters shall not exceed 25% of Consolidated EBITDA for such period, prior to giving effect to the pro forma adjustments for such period; provided that such 25% limitation will not apply to the extent such adjustments (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency);

(n)	any fees, expenses, costs or charges (other than depreciation or amortization expense) related to any consummated, anticipated, unsuccessful or attempted equity offering, issuance or repurchase, other Equity Issuance, Debt Issuance (including a refinancing thereof, whether or not successful), Dividend, Investment, acquisition (including the Closing Date Acquisition and any Permitted Acquisition) (including (x) bonuses paid to employees in connection with any Permitted Acquisition and other investments permitted hereunder, (y) fees, costs and expenses incurred in connection with the de-listing of public targets and compliance with public company requirements in connection any Permitted Acquisition and (z) to the extent arising in the context of “take private” Permitted Acquisitions, litigation expenses and settlement amounts), Asset Sale or other disposition, repayment of Indebtedness or recapitalization or the breakage of any hedging arrangement permitted under the Credit Agreement or the incurrence of Indebtedness permitted to be incurred under the Credit Agreement (including a refinancing thereof) (in each case, whether or not successful), including such fees, expenses, costs or charges related to (i) the offering, syndication, assignment and administration of the loans under the Second Lien Documents, the Loan Documents and any other credit facilities (including, and together with, fees, expenses, costs or charges of S&P and Moody’s in order to comply with the terms of Section 5.13 of the Credit Agreement) and (ii) any refinancing, extension, waiver, forbearance, amendment or other modification of the Second Lien Documents, the Loan Documents and any other credit facilities (in each case, whether consummated, anticipated, unsuccessful, attempted or otherwise)	$

(o)	(1) the aggregate amount of all other non-cash items (including, without limitation, purchase accounting adjustments under ASC 805 or similar acquisition accounting under GAAP or similar provisions under GAAP) reducing Consolidated Net Income (including any non-cash expense relating to the vesting of warrants), (2) net non-cash exchange, translation or performance	$

losses relating to foreign currency transactions and currency fluctuations and (3) cash charges resulting from the application of ASC 805 (including with respect to Earn-Outs incurred by Holdings, the Borrowers or any of their Restricted Subsidiaries in connection with any Permitted Acquisition)

(p)	(1) the amount of management, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and similar fees and expenses and related indemnities and expenses paid or accrued to the Equity Investors to the extent permitted under the Credit Agreement and expenses, in each case under this subclause (1), required to be paid pursuant to the Management Services Agreement as in effect on the Closing Date and (2) directors’ fees and expenses paid or accrued	$

(q)	expenses and payments that are covered by indemnification, reimbursement, guaranty or purchase price adjustment provisions in any agreement entered into by Holdings or any of its Restricted Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement in such period or an earlier period if not added back to Consolidated EBITDA in such earlier period	$

(r)	Insurance Loss Addbacks; provided that if both (i) such amount is added back to Consolidated EBITDA for the completed one-year period applicable thereto and (ii) if not so reimbursed or received by Holdings or its Restricted Subsidiaries within the one-year period applicable thereto, such Insurance Loss Addback shall be subtracted in the subsequent Test Period	$

(s)	the aggregate amount of expenses or losses incurred by Holdings or one of its Restricted Subsidiaries relating to business interruption to the extent covered by insurance provided by an unaffiliated insurance company and (y) actually reimbursed or otherwise paid to Holdings or such Restricted Subsidiary or (z) so long as such amount is reasonably expected to be received by Holdings or such Restricted Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss (provided that, if both (i) such amount is added back to Consolidated EBITDA for the completed one-year period applicable thereto and (ii) if not so reimbursed or received by Holdings or such Subsidiary within such one-year period, then such expenses or losses shall be subtracted in the subsequent calculation period)	$

(t)	any extraordinary (as determined in accordance with GAAP), unusual or non-recurring expenses, losses or charges incurred	$

(u)	restructuring charges, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, accruals or reserves (including restructuring costs related to Permitted	$

Acquisitions and other Investments permitted hereunder and adjustments to existing reserves) and business optimization expense; provided that, the aggregate amount pursuant to this clause (u), clause (m)(y) above and the definition of Pro Forma Basis in any period of four consecutive fiscal quarters shall not exceed 25% of Consolidated EBITDA for such period, prior to giving effect to the pro forma adjustments for such period; provided that such 25% limitation will not apply to the extent such adjustments (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency)

(v)	solely for purposes of determining compliance with Section 6.08 of the Credit Agreement, in respect of any period which includes a Cure Quarter, the Cure Amount in connection with an Equity Cure Contribution in respect of such Cure Quarter	$

(w)	(i) compensation expenses resulting from the repurchase of Equity Interests of of Holdings or any of its parent companies from employees, directors or consultants of Holdings or any of its Restricted Subsidiaries, in each case, to the extent permitted by this Agreement, (ii) non cash costs and expenses relating to any equity based compensation or equity based incentive plan of Holdings (or its direct or indirect parent company) or any of its Restricted Subsidiaries; and (iii) compensation payments resulting from payments to employees, directors or officers of Holdings and its Restricted Subsidiaries paid in connection with Dividends that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or a substitution for, ordinary salary or ordinary payroll payments	$

(x)	the unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of Holdings or any of its Restricted Subsidiaries	$

(y)	other adjustments that (i) are recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent and the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Credit Party or (ii) are determined on a basis consistent with Article 11 of Regulation S-X	$

promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency)

Minus, (in each case only to the extent (and in the same proportion) added in determining such Consolidated Net Income and without duplications) the aggregate amount of

	(i) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business)	$

	(ii) any extraordinary (as determined in accordance with GAAP), unusual or non recurring gains increasing Consolidated Net Income for such period.	$

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Fixed Charge Coverage Ratio, the Total Leverage Ratio and the First Lien Leverage Ratio for any period that includes the fiscal quarters ended on December 31, 2013, March 31, 2014, June 30, 2014 or September 30, 2014 Consolidated EBITDA shall be deemed to be $33,402,000, $29,908,000, $37,267,000 and $39,073,000, respectively, in each case, as adjusted on a Pro Forma Basis and to give effect to any adjustments in clause (f) and (r) above, as applicable; it being agreed that for purposes of calculating any financial ratio or test in connection with a Subject Transaction, Consolidated EBITDA shall be calculated in a manner consistent with Consolidated EBITDA for each quarterly period set forth above and the adjustments set forth above in this definition. Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction.

3.	FIRST LIEN LEVERAGE RATIO: The ratio of item 1 to item 2	[ ]:1.00

4.	TOTAL LEVERAGE RATIO: The ratio of item 1 (but without giving effect to the deduction set forth in clause (b) thereof of the aggregate amount of Consolidated Indebtedness that is not secured by a first priority Lien) to item 2	[ ]:1.00

Fixed Charge Coverage Ratio

5.	Determination of Fixed Charges

	The scheduled payments of principal on Consolidated Indebtedness for such period plus Consolidated Interest Expense payable in cash of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis	$

6.	FIXED CHARGE COVERAGE RATIO: The ratio of item 2 to item 5	[ ]:1.00

ATTACHMENT 3

TO

COMPLIANCE CERTIFICATE5

[Set forth calculation of Excess Cash Flow]

[5]	To be inserted only in connection with the delivery of annual financial statements pursuant to Section 5.01(a) of the Credit Agreement beginning with the fiscal year ending December 31, 2015.

ATTACHMENT 4

TO

COMPLIANCE CERTIFICATE

[Set forth any reclassifications pursuant to Section 1.11 of the Credit Agreement of Indebtedness, Liens, Investments, Asset Sales or other dispositions or Restricted Debt Payments from one clause of Section 6.01, 6.02, 6.03, 6.04 or 6.09, as applicable, of the Credit Agreement, to another clause of the relevant Section]6

[6]	To be inserted only if such a reclassification has been made during the relevant fiscal quarter/year.

ATTACHMENT 5

TO

COMPLIANCE CERTIFICATE

[Set forth calculation of Cumulative Amount as of the date of the attached Certificate]7

[7]	To be inserted only if the Cumulative Amount is actually used during the relevant fiscal quarter/year.

EXHIBIT E

[Form of]

INTEREST ELECTION REQUEST

[Date]

Jefferies Finance LLC,

as Administrative Agent for

the Lenders referred to below and

as Swing Line Lender

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

E-Mail: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

Ladies and Gentlemen:

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 2.08 of the Credit Agreement, the Borrower Agent hereby gives the Administrative Agent notice that the Borrowers hereby request1:

[Option A - Conversion of Eurodollar Borrowings to ABR Borrowings: to convert $         in principal amount of presently outstanding Eurodollar                      Borrowings2 with a final Interest Payment Date of                  ,          to ABR Borrowings on             ,          (which is a Business Day).]

[1]	Request must be made (i) in the case of a Eurodollar Interest Election Request, not later than 1:00 p.m., New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), three (3) Business Days before the date of the proposed Interest Election Request or (ii) in the case of an ABR Interest Election Request, not later than 12:00 noon, New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), one Business Day before the date of the proposed Interest Election Request.
[2]	Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

[Option B - Conversion of ABR Borrowings to Eurodollar Borrowings: to convert $            in principal amount of presently outstanding ABR             Borrowings3 to Eurodollar Borrowings on             ,             (which is a Business Day). The Interest Period for such Eurodollar Borrowings is             4 month[s].]

[Option C - Continuation of Eurodollar Borrowings as Eurodollar Borrowings: to continue as Eurodollar Borrowings $            in presently outstanding Eurodollar             Borrowings5 with a final Interest Payment Date of             ,             (which is a Business Day). The Interest Period for such Eurodollar Borrowings is             month[s].]

[remainder of page intentionally left blank]

[3]	Identify as ABR Term Borrowings or ABR Revolving Borrowings.
[4]	Interest Periods available are one, two, three or six months (or twelve months if agreed to by all relevant affected Lenders).
[5]	Identify as Eurodollar Term Borrowings or Eurodollar Revolving Borrowings.

Very truly yours,

TRANSFIRST INC., as Borrower Agent:

By:
Name:
Title:

EXHIBIT F

[Form of]

JOINDER AGREEMENT

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers and the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of the Borrowers; and

WHEREAS, pursuant to Section 5.10(b) of the Credit Agreement subject to certain limitations and exceptions set forth therein, the undersigned Wholly Owned Restricted Subsidiary that is not an Excluded Subsidiary (the “New Credit Party”) is required to become a Subsidiary Guarantor or, at the Borrower Agent’s election, a Borrower under the Credit Agreement by executing a Joinder Agreement and, in the case of a New Credit Party that becomes a Borrower, delivery of applicable customary “know your customer” information as may be reasonably requested by the Administrative Agent.

NOW, THEREFORE, the Administrative Agent and the New Credit Party hereby agree as follows:

1. Joinder as [Guarantor][Borrower]. In accordance with Section 5.10 of the Credit Agreement, the New Credit Party by its signature below becomes a [Subsidiary Guarantor][Borrower] under the Credit Agreement with the same force and effect as if originally named therein as a [Subsidiary Guarantor][Borrower], but in any event subject to the same terms, provisions and limitations set forth in [Article VII of]1 the Credit Agreement. The New Credit Party hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a [Subsidiary Guarantor][Borrower]. Each reference to a [Subsidiary Guarantor][Borrower] in the Credit Agreement shall be deemed to include the New Credit Party.

2. Representations and Warranties. Upon supplementing the schedules to the Credit Agreement with the schedules attached hereto as Exhibit A, the New Credit Party represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document applicable to the undersigned as a [Subsidiary Guarantor][Borrower]

[1]	To be included only in the case of a new Subsidiary Guarantor.

is true and correct in all material respects both immediately after giving effect to this Joinder Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Credit Party, any Agent or any Lender shall be governed by the terms of Section 10.01 of the Credit Agreement.

7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[Name of New Credit Party]

By:
Name:
Title:

Address for Notices:

JEFFERIES FINANCE LLC, as
Administrative Agent

By:
Name:
Title:

EXHIBIT A

SUPPLEMENTAL SCHEDULES TO CREDIT AGREEMENT

[see attached]

EXHIBIT G

[Form of]

LC REQUEST

[Date]

Jefferies Finance LLC,

as Administrative Agent for

the Lenders referred to below,

as Swing Line Lender and

as Issuing Bank

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

E-Mail: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

Re:	TransFirst

Ladies and Gentlemen:

Reference to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. The Borrower Agent hereby gives notice, pursuant to Section 2.18(b) of the Credit Agreement, that the Borrowers hereby request the issuance of a Letter of Credit under the Credit Agreement, and in connection therewith set forth below the information relating to such issuance (the “Proposed Issuance”):

(i)	The requested date of the Proposed Issuance: (which is a Business Day)		[1]

(ii)	The stated or face amount of the proposed Letter of Credit:	$

(iii)	The requested expiration date of such Letter of Credit:

[1]	This LC Request is required to be delivered to the Administrative Agent not later than 11:00 a.m., New York City time the third Business Day preceding the requested date of issuance, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

(iv)	The Proposed Issuance is requested for the account of the [insert applicable Borrower] [Holdings] [Wholly Owned Restricted Subsidiary (provided that the Borrowers shall remain jointly and severally liable as co-applicants)].

(v)	The name and address of the beneficiary of such requested Letter of Credit is:

(vi)	Whether such Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit: .

(vii)	Any documents to be presented by such beneficiary in connection with any drawing under the requested Letter of Credit, including any certificate(s), application or form of such requested Letter of Credit, are attached hereto as Attachment 1 or described therein.

[In connection with a request for an amendment, renewal or extension of any outstanding Letter of Credit, the Borrower Agent sets forth the information below relating to such proposed amendment, renewal or extension:

(i)	A copy or description of the outstanding Letter of Credit requested to be amended, renewed or extended is attached hereto as Attachment 2.

(ii)	The proposed date of amendment, renewal or extension thereof: (which shall be a Business Day)

(iii)	The nature of the proposed amendment, renewal or extension:

][2]

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the [Proposed Issuance [or, as applicable,] on the date that any renewal or extension of an outstanding Letter of Credit becomes effective hereunder]3:

(A) the representations and warranties contained in each Loan Document are true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of the [Proposed Issuance [and //or] renewal or extension of an outstanding Letter of Credit] 4, as though made on and as of such date, other than any such representations and warranties that, by their terms, are specifically made as of an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date;

[2]	To be included if a Letter of Credit is being renewed or extended.
[3]	Conform as necessary.
[4]	Conform as necessary.

(B) no event has occurred and is continuing, or would result immediately result after giving effect to the [Proposed Issuance [and //or] renewal or extension of an outstanding Letter of Credit]5 requested hereby, that constitutes a Default or an Event of Default; and

(C) the LC Exposure does not exceed the LC Sublimit and the total Revolving Exposures do not exceed the total Revolving Commitments.

[5]	Conform as necessary.

Very truly yours,

[TYCHE MERGER SUB, INC. // TRANSFIRST INC.][6],,

By:
Name:
Title:

[6]	Update for appropriate Borrower Agent.

ATTACHMENT 1

TO

LC REQUEST

[Documents to be Presented in Connection with any Drawing under the Requested Letter of Credit]

[ATTACHMENT 2

TO

LC REQUEST

[Copy or Description of Outstanding Letter of Credit]7

[7]	Include to the extent applicable.

EXHIBIT H-1

[Form of]

TERM NOTE

$[        ]

FOR VALUE RECEIVED, the undersigned,

[Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”)]1, TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”) and TransFirst Holdings, Inc., a Delaware corporation (the “TransFirst 3” and, together with [Merger Sub,]2 TransFirst 1 and TransFirst 2, the “Borrowers”), hereby promise to pay to [                    ] or its registered assigns (the “Lender”) on the Term Loan Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of [        ] DOLLARS or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

[1]	Include bracketed language if delivered on the Closing Date.
[2]	Included bracketed language if delivered on the Closing Date.

H-1-1

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, due and payable, to the extent provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law and provided in the Credit Agreement) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT AND ANY PROHIBITED TRANSFER OF ASSIGNMENT (INCLUDING ANY TRANSFEROR ASSIGNMENT TO A DISQUALIFIED INSTITUTION) SHALL BE ABSOLUTELY VOID AB INITIO. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[remainder of page intentionally left blank]

H-1-2

[TYCHE MERGER SUB, INC.][3]

By:
Name:
Title:

TRANSFIRST INC.

By:
Name:
Title:

TRANSFIRST PARENT CORP.

By:
Name:
Title:

TRANSFIRST HOLDINGS, INC.

By:
Name:
Title:

[3]	Update for appropriate Borrower.

H-1-3

EXHIBIT H-2

[Form of]

REVOLVING NOTE

$[        ]

FOR VALUE RECEIVED, the undersigned,

[Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”)]1, TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”) and TransFirst Holdings, Inc., a Delaware corporation (the “TransFirst 3” and, together with [Merger Sub,]2 TransFirst 1 and TransFirst 2, the “Borrowers”), hereby promise to pay to [                    ] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) [        ] DOLLARS and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

[1]	Include bracketed language if delivered on the Closing Date.
[2]	Included bracketed language if delivered on the Closing Date.

H-2-1

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, due and payable, to the extent provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law and provided in the Credit Agreement) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT AND ANY PROHIBITED TRANSFER OF ASSIGNMENT (INCLUDING ANY TRANSFEROR ASSIGNMENT TO A DISQUALIFIED INSTITUTION) SHALL BE ABSOLUTELY VOID AB INITIO. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[remainder of page intentionally left blank]

H-2-2

[TYCHE MERGER SUB, INC.][3]

By:
Name:
Title:

TRANSFIRST INC.

By:
Name:
Title:

TRANSFIRST PARENT CORP.

By:
Name:
Title:

TRANSFIRST HOLDINGS, INC.

By:
Name:
Title:

[3]	Update for appropriate Borrower.

H-2-3

EXHIBIT H-3

[Form of]

SWING LINE NOTE

$[        ]

FOR VALUE RECEIVED, the undersigned,

[Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”)]1, TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”) and TransFirst Holdings, Inc., a Delaware corporation (the “TransFirst 3” and, together with [Merger Sub,]2 TransFirst 1 and TransFirst 2, the “Borrowers”), hereby promise to pay to [                    ] or its registered assigns (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) [            ] DOLLARS and (b) the aggregate unpaid principal amount of all Swing Line Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof; provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the First Lien Credit Agreement, dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. This Note is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

[1]	Include bracketed language if delivered on the Closing Date.
[2]	Included bracketed language if delivered on the Closing Date.

H-3-1

Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, due and payable to the extent provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law and provided in the Credit Agreement) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT AND ANY PROHIBITED TRANSFER OF ASSIGNMENT (INCLUDING ANY TRANSFEROR ASSIGNMENT TO A DISQUALIFIED INSTITUTION) SHALL BE ABSOLUTELY VOID AB INITIO. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[remainder of page intentionally left blank]

H-3-2

[TYCHE MERGER SUB, INC.][3]

By:
Name:
Title:

TRANSFIRST INC.

By:
Name:
Title:

TRANSFIRST PARENT CORP.

By:
Name:
Title:

TRANSFIRST HOLDINGS, INC.

By:
Name:
Title:

[3]	Update for appropriate Borrower.

H-3-3

EXHIBIT I

[Form of]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

(See Attached)

I-1

EXECUTION COPY

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of November 12, 2014

among

JEFFERIES FINANCE LLC,

as Senior Representative for the

First Lien Credit Agreement Secured Parties,

JEFFERIES FINANCE LLC,

as the Junior Priority Representative for the

Second Lien Credit Agreement Secured Parties

and

each additional Representative from time to time party hereto,

and acknowledged and agreed to by

TYCHE HOLDINGS, LLC,

as Holdings,

TYCHE MERGER SUB, INC.,

as a Borrower

TRANSFIRST INC.,

as a Borrower,

TRANSFIRST PARENT CORP.,

as a Borrower,

TRANSFIRST HOLDINGS, INC.,

as a Borrower,

and

the other Grantors party hereto

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2014 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among JEFFERIES FINANCE LLC, as Representative for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”) and as Administrative Agent for the First Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), JEFFERIES FINANCE LLC, as Representative for the Second Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”) and as Administrative Agent for the Second Lien Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Administrative Agent”), and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09, and acknowledged and agreed to by TYCHE MERGER SUB, INC., a Delaware corporation (“Merger Sub”), TRANSFIRST INC., a Delaware corporation (the “Company”), TRANSFIRST PARENT CORP., a Delaware corporation (the “Parent”), TRANSFIRST HOLDINGS, INC., a Delaware corporation (“TransFirst Holdings” and, together with Merger Sub, the Company and the Parent, the “Borrowers”), TYCHE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and the other Grantors (as defined below) from time to time party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Credit Agreement Secured Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Priority Debt” means any Indebtedness that is issued or guaranteed by a Borrower and/or any other Grantor (and not guaranteed by any Subsidiary that is not a Guarantor) (other than Indebtedness constituting Second Lien Credit Agreement Obligations), which Indebtedness and guarantees are secured by the Junior Priority Collateral (or any portion thereof) on a pari passu basis or a junior priority basis (but without regard to control of remedies, other than as provided by the terms of the applicable Additional Junior Priority Debt Documents) with the Second Lien Credit Agreement Obligations and any other Junior Priority Debt Obligations and which the applicable Additional Junior Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Obligations (and which is not secured by Liens on any assets of a Borrower or any other Grantor other than the Junior Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional Junior Priority Debt incurred by a Borrower, then the Grantors, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Additional Junior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the promissory notes, loan agreements, indentures, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Additional Junior Priority Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Junior Priority Debt, all amounts owing pursuant to the terms of such Additional Junior Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees, and expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether such interest is an allowed claim under such Insolvency or Liquidation Proceeding), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Junior Priority Debt Document.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by a Borrower or any other Grantor under any related Additional Junior Priority Debt Documents.

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by a Borrower and/or any Guarantor (other than Indebtedness constituting First Lien Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis or a junior priority basis (but without regard to control of remedies) with the First Lien Credit Agreement Obligations (but in either case on a senior priority basis to the Junior Priority Debt Obligations); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) become a party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in the applicable Sections thereof providing for the joinder of additional Indebtedness thereto; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by a Borrower, then the Grantors, the First Lien Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, loan agreements, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Additional Senior Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest, fees, and expenses that accrue after the commencement of an Insolvency or Liquidation Proceeding, regardless of whether such interest is an allowed or allowable claim under such Insolvency or Liquidation Proceeding), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by a Borrower or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Second Lien Collateral Agent, until such time as the Second Lien Credit Agreement ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the agent designated as the controlling agent under the Second Lien Intercreditor Agreement at such time; provided that if the Representatives for all Junior Priority Debt then outstanding are not a party to the Second Lien Intercreditor Agreement at such time then the Junior Priority Representative designated from time to time by the Junior Priority Majority Representatives, in a notice to the Designated Senior Representative and the Lead Borrower, as the “Designated Junior Priority Representative” for purposes hereof; it being understood that as of the date of this Agreement, the Designated Senior Representative shall be the Second Lien Collateral Agent.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the agent designated as the controlling agent under the First Lien Intercreditor Agreement at such time; it being understood that as of the date of this Agreement, the Designated Senior Representative shall be the First Lien Collateral Agent. When any Designated Senior Representative other than the First Lien Collateral Agent becomes the Designated Senior Representative it shall send a written notice thereof to the Designated Junior Priority Representative and the Lead Borrower.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by, and no longer required to be secured by, such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the First Lien Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of First Lien Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the First Lien Collateral Agent (under the First Lien Credit Agreement so Refinanced) to the Designated Senior Representative and the Designated Junior Priority Representative as the “First Lien Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of First Lien Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under the First Lien Credit Agreement.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of November 12, 2014, among the Borrowers, Holdings, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent and the First Lien Collateral Agent and the other parties thereto, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“First Lien Credit Agreement Loan Documents” means the First Lien Credit Agreement and the other “Loan Documents” as defined in the First Lien Credit Agreement, in each case, as may be amended, restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“First Lien Credit Agreement Obligations” means the “Secured Obligations” as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Credit Agreement.

“First Lien Intercreditor Agreement” means one or more intercreditor agreements among the Administrative Agent (as defined in the First Lien Credit Agreement) and/or First Lien Collateral Agent, on the one hand, and one or more senior representatives for the holders of Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt (to the extent constituting Additional Senior Debt), Credit Agreement Refinancing Indebtedness and/or other Additional Senior Debt, in each case, that are intended to be or are senior to the Junior Priority Debt in any or all respects, on the other hand, and any other Person party thereto (including, without limitation, any Grantor), in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time.

“First Lien Security Agreement” means the “Security Agreement” as defined in the First Lien Credit Agreement, in each case, as may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Grantors” means the Borrowers, Holdings, the other Guarantors, and each of their respective Subsidiaries or direct or indirect parent company of each Borrower which has granted a security interest pursuant to any Collateral Documents to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” has the meaning assigned to such term in the First Lien Credit Agreement.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against a Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of a Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to a Borrower or any other Grantor or any similar case or proceeding relative to a Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to a Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of a Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the First Lien Security Agreement as in effect on the date hereof.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” (or similar term) as defined in any Second Lien Credit Agreement Loan Document or any other Junior Priority Debt Document or any other assets of a Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Second Lien Security Agreement and the other “Security Documents” as defined in the Second Lien Credit Agreement, the Second Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by a Borrower or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Junior Priority Debt” means any Second Lien Credit Agreement Obligations and any Additional Junior Priority Debt.

“Junior Priority Debt Documents” means the Second Lien Credit Agreement Loan Documents and any Additional Junior Priority Debt Documents, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Junior Priority Debt Facilities” means the Second Lien Credit Agreement and any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Obligations” means the Second Lien Credit Agreement Obligations and any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means the Second Lien Credit Agreement Secured Parties and any Additional Junior Priority Debt Parties.

“Junior Priority Enforcement Date” means, with respect to any Junior Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s receipt of written notice from such Junior Priority Representative that (x) such Junior Priority Representative is the Designated Junior Priority Representative and that an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) has occurred and is continuing and (y) the Junior Priority Debt Obligations of the series with respect to which such Junior Priority Representative is the Junior Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Priority Debt Document; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then aggregate principal amount of Junior Priority Debt Obligations then outstanding that agree to vote together.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Representative” means (i) in the case of the Second Lien Credit Agreement Obligations, the Second Lien Collateral Agent and (ii) in the case of any Junior Priority Debt Facility incurred after the date hereof, the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment for security, encumbrance, charge, arrangement to provide preference or priority, or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to be a Lien.

“Merger Sub” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Parent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” means plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an

Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement and all other Proceeds (as defined in the New York UCC) of Shared Collateral.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligation” has the meaning assigned to such term in Section 8.10.

“Representatives” means the Senior Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent under the Second Lien Credit Agreement.

“Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of November 12, 2014, among the Borrowers, Holdings, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent and the Second Lien Collateral Agent and the other parties thereto, as further amended, restated, amended and restated, replaced, extended, renewed, Refinanced, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Second Lien Credit Agreement Loan Documents” means the Second Lien Credit Agreement and the other “Loan Documents” as defined in the Second Lien Credit Agreement, in each case, as may be amended, restated, amended and restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Second Lien Credit Agreement Obligations” means the “Obligations” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Second Lien Credit Agreement.

“Second Lien Intercreditor Agreement” means one or more intercreditor agreements among the Administrative Agent (as defined in the Second Lien Credit Agreement) and/or Second Lien Collateral Agent, on the one hand, and one or more senior representatives for the holders of Permitted Pari Passu Refinancing Debt (as defined in the Second Lien Credit Agreement), Permitted Junior Refinancing Debt (as defined in the Second Lien Credit Agreement) (to the extent constituting Additional Junior Priority Debt), Credit Agreement Refinancing Indebtedness (as defined in the Second Lien Credit Agreement) and/or other Additional Junior Priority Debt, in each case, that are intended to be or are pari passu or junior to the Junior Priority Debt in any or all respects, on the other hand, and any other Person party thereto (including, without limitation, any Grantor), in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time.

“Second Lien Security Agreement” means the “Security Agreement” as defined in the Second Lien Credit Agreement, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this Agreement.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” (or similar term) as defined in any First Lien Credit Agreement Loan Document or any other Senior Debt Document or any other assets of a Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the First Lien Security Agreement and the other “Security Documents” as defined in the First Lien Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by a Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation, in each case, as may be amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with the terms of this agreement.

“Senior Debt Documents” means the First Lien Credit Agreement Loan Documents and any Additional Senior Debt Documents, in each case, as may be amended, restated, modified, supplemented, replaced, extended, renewed and/or Refinanced from time to time in accordance with the terms of this Agreement.

“Senior Facilities” means the First Lien Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the First Lien Credit Agreement Obligations and any Additional Senior Debt Obligations; provided that the aggregate principal or face amount of debt constituting Senior Obligations (excluding any Obligations under Secured Cash Management Agreements or Secured Hedge Agreements) shall not exceed the amount of such debt permitted to be incurred in accordance with the terms of the Junior Priority Debt Documents in effect on the date hereof or on such later date to the extent such amount has been increased.

“Senior Representative” means (i) in the case of any First Lien Credit Agreement Obligations or the First Lien Credit Agreement Secured Parties, the First Lien Collateral Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the First Lien Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or, in each case, their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” means, with respect to any Person a corporation company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, references to “Subsidiary” will be deemed to refer to a Subsidiary of a Borrower.

“TransFirst Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neutral forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

SECTION 1.03. Interpretation. The rules of interpretation specified in the First Lien Credit Agreement (including, without limitation, Sections 1.03 - 1.11 thereof) shall be applicable to this Agreement.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior

Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC of any applicable jurisdiction, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of a Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, restated, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced in whole or in part from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, restatement, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between each Borrower and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of each Borrower and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and that each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No Other Liens. The parties hereto (including the Borrowers, on behalf of the Grantors) agree that it is their intention that the Senior Collateral and Junior Priority Collateral be identical, except to the extent otherwise expressly set forth herein. The parties hereto further agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Senior Obligations, and (b) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Priority Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Priority Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Sections 4.01 and 4.02.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure First Lien Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the First Lien Collateral Agent pursuant to Section 2.18(e) of the First Lien Credit Agreement (or any equivalent successor provision) shall be applied as specified in the First Lien Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against a Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against a Borrower or any other Grantor, any Junior Priority Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared

Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) the Junior Priority Debt Parties may vote with respect to any Plan of Reorganization in a manner that is consistent with and otherwise in accordance with this Agreement, and (F) from and after the Junior Priority Enforcement Date, the Designated Junior Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding (in each case of (A) through (F) above, solely to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a) and in Article VI, the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Subject to Section 3.01(a), the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of a Borrower or any other Grantor) or a Borrower or any other Grantor may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that a Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral or upon the exercise of any other remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents (including the Second Lien Intercreditor Agreement).

SECTION 4.02. Payments Over. Subject to Article VI hereof, unless and until the Discharge of Senior Obligations has occurred and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, any Shared Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, whether or not in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of a Borrower) by, or with the consent of, the Designated Senior Representative or otherwise permitted under the Senior Debt Documents, other than a release granted upon or following the Discharge of Senior Obligations, the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall (whether or not any Insolvency or Liquidation Proceeding is pending at such time) terminate and be released, immediately and automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by a Borrower or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at such Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release. The Designated Senior Representative hereby agrees to take action reasonably requested by the Grantors to carry out the terms of this Section 5.01(b) or to accomplish the purposes of Section 5.01(a).

(c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make any payments in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative; provided, notwithstanding anything to the contrary, any action or compliance with respect to the foregoing by any Grantor shall not cause a default or event of default to exist under any Senior Debt Document or any Junior Priority Debt Document.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding (other than unasserted contingent indemnification obligations and expense reimbursement obligations), to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02 to be applied in accordance with the immediately preceding sentence.

SECTION 5.03. Amendments to Debt Documents.

(a) The Senior Debt Documents may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, and/or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Junior Priority Debt Party, all without affecting the Lien priorities provided for herein and the other provisions hereof; provided, however, that, without the consent of the Junior Priority Majority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene the provisions of this Agreement.

(b) Without the prior written consent of the Senior Representatives, no Junior Priority Debt Document may be amended, restated, amended and restated, supplemented, extended, renewed, replaced, restructured, or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would (i) contravene the provisions of this Agreement, (ii) change to earlier dates any scheduled (other than mandatory prepayments) dates for payment of principal (including the final maturity date) on Indebtedness under such Junior Priority Debt Document that would cause any additional scheduled payments (other than mandatory prepayments) of principal Indebtedness to be paid, in each case, only to the extent such payment is scheduled to be paid prior to the final maturity date of any applicable Senior Obligation or (iii) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the maximum aggregate principal amount of term loans and maximum aggregate principal amount of revolving commitments, in each case, permitted to be incurred under the Senior Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing (other than reductions in connection with any costs, expenses or fees incurred in connection therewith). No Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.

(c) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Jefferies Finance LLC, as collateral agent (or permitted successor collateral agent), pursuant to or in connection with the First Lien Credit Agreement, dated as of November 12, 2014, among Holdings, the Borrowers, the lenders from time to time party thereto, Jefferies Finance LLC, as administrative agent and collateral agent and the other parties thereto, as further amended, restated, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Junior Priority Representative] hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of November 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among Jefferies Finance LLC, as First Lien Collateral Agent, Jefferies Finance LLC, as Second Lien Collateral Agent, Holdings, the Borrowers and the Subsidiaries of Holdings from time to time party thereto and affiliated entities party thereto. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(d) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrowers or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrowers or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative within 10 business days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(e) The Borrowers agree to deliver to each of the Designated Senior Representative and the Designated Junior Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Junior Priority Debt Documents and (ii) any new Senior Debt Documents or Junior Priority Debt Documents promptly after effectiveness thereof.

SECTION 5.04. Rights as Unsecured Creditors. Except as otherwise expressly provided for herein, the Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrowers and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral in contravention of this Agreement, or of any other action in contravention of this Agreement. In the event any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations and any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents or granting rights or access to any Shared Collateral subject to such landlord waiver or bailee’s letter or any similar agreement or arrangement and subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraph (a) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(d) The Senior Representatives shall not have, by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense and to the extent not otherwise required to act differently pursuant to the terms of any First Lien Intercreditor Agreement then in effect, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements or notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.

(f) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of a Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Junior Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Senior Obligations, a Borrower or any Subsidiary consummates any Refinancing of or incurs any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative) from the Lead Borrower and the new Senior Representative under the agreement governing such Senior Obligations, each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrowers), including amendments or supplements to this Agreement, as the Lead Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the First Lien Credit Agreement or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Junior Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations (including as a result of the occurrence of any such Purchase Event) and accrued and unpaid interest, fees and expenses, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representative and the Junior Priority Representative, in each case, at no cost or expense of the Grantors. If none of the Junior Priority Debt Parties exercise such right within thirty (30) days of such Purchase Event, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if a Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the use of cash or the sale or use of other collateral or to consent (or not object) to a Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest (a) such use of such cash or other collateral, unless the Designated Senior Representative shall oppose or object to such use of cash collateral (in which case, no Junior Priority Representative nor any other Junior Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); (b) such DIP Financing, unless the Designated Senior Representative shall oppose or object to such DIP Financing (provided that the foregoing shall not prevent the Junior Priority Debt Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction), and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations or the Shared Collateral made by any Senior Representative or any other Senior Secured Party; (d) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or other applicable law; (e) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (f) any order relating to a sale or other disposition of any Shared Collateral of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement (without limiting the foregoing, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provisions of any other Bankruptcy Law) with respect to the Liens granted to such person in respect of such assets), provided that the Junior Priority Debt Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection in any form, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or a superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing all Senior Obligations and all adequate protection Liens granted to the Senior Secured Parties, on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and/or (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement; provided that each Junior Priority Debt Party shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as adequate protection and security for the Senior Obligations and that any Lien on such additional or replacement collateral securing and granted as adequate protection with respect to the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02), and/or (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, are granted adequate protection (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then each Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Priority Debt Parties.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of a Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Junior Priority Debt Obligations, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the assertion by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, or such Junior Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any Plan of Reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan (i) pays off, in cash, in full, the Senior Obligations (other than unasserted contingent indemnification obligations and expense reimbursement obligations) or (ii) is proposed or supported by the number of Senior Class Debt Parties required under Section 1126(c) of the Bankruptcy Code.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.12. Post-Petition Interest.

(a) None of the Junior Priority Representatives or any other Junior Priority Debt Party shall oppose or seek to challenge any claim by any Senior Representative or any other Senior Class Debt Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims held by the Junior Priority Debt Parties).

(b) None of the Senior Representatives or any or other Senior Class Debt Party shall oppose or seek to challenge any claim by the Junior Priority Representative or any other Junior Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Junior Priority Representative on behalf of the Junior Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations).

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to a Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with a Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Credit Agreement or any other Senior Debt Document or of the terms of the Second Lien Credit Agreement or any other Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of a Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) a Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.22, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control. Notwithstanding the foregoing, the relative rights and obligations of the Second Lien Collateral Agent, the Junior Priority Representatives and the Junior Priority Debt Parties (as amongst themselves) with respect to any Junior Priority Collateral shall be governed by the terms of the Second Lien Intercreditor Agreement and in the event of any conflict between the Second Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the Second Lien Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of each Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Lead Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, a Borrower or any Grantor or any of their Subsidiaries or properties (in each case, as determined in the reasonably judgment of the Lead Borrower), in each case, shall require the written consent of the Lead Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Lead Borrower’s consent or which increases the obligations or reduces the rights, or otherwise materially adversely affects, of a Borrower or any Grantor or any of their respective Subsidiaries or properties (in each case, as determined in the reasonably judgment of the Lead Borrower), in each case, with the consent of the Lead Borrower), any Representative that is not a Disqualified Institution may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Borrowers and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings, the Borrowers and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent and in accordance with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. Each Borrower agrees that, if any Restricted Subsidiary that is not an Excluded Subsidiary shall become a Grantor after the date hereof pursuant to the requirements set forth in Section 5.10 of the First Lien Credit Agreement and the Second Lien Credit Agreement, it will promptly cause such Restricted Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Restricted Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by a Borrower or any Grantor to any Representative to take any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the reasonable written request of such Representative, such Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, expressly provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with or waived, except (a) that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished or (b) conditions that require the approval or satisfaction of any other Person or require actions not in the Borrowers’ or any Grantor’s control.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Junior Priority

Debt Documents, each Borrower may incur or issue and sell one or more series or classes of Additional Junior Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a second priority or third priority (or lower priority), subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative;” and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered to the Designated Senior Representative and the Designated Junior Priority Representative a Joinder Agreement substantially in the form of Annex II (if such Representative is a Junior Priority Class Debt Representative) or Annex III (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative, the Designated Junior Priority Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Additional Junior Priority Debt Parties, as applicable;

(ii) the Lead Borrower (a) shall have delivered to the Designated Senior Representative and the Designated Junior Priority Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and the Designated Junior Priority Representative and (II) in the case of Additional Junior Priority Debt Obligations, on a junior basis under each of the Junior Priority Debt Documents and Senior Debt Documents then in effect and (b) if requested, shall have delivered true and complete copies of each of the material Junior Priority Debt Documents or material Senior Debt Documents (in each case, other than any fee or side letters), as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Lead Borrower; and

(iii) the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Refinancings. The Senior Obligations and the Junior Priority Debt may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Senior Debt Document or any Junior Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided that any such refinancing or replacement debt shall satisfy the requirements of Section 8.09. The Designated Junior Priority Representative hereby agrees that at the request of the Lead Borrower, in connection with refinancing or replacement of Senior Obligations in accordance with Section 5.06 (“Replacement Senior Obligations”), it will enter into a customary agreement with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement or otherwise terms and conditions that are customary.

SECTION 8.11. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; provided that nothing in this Agreement shall affect any right that any Representative or Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Collateral Document against any Grantor or its properties in the courts of any jurisdiction;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.12. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to any Borrower or any Grantor, to the Lead Borrower, at its address at:

TransFirst Inc.

1393 Veterans Memorial Highway, Suite 307S

Hauppauge, New York 11788

Attention: Chief Financial Officer

Phone: (631) 840-6900

Fax: (631) 724-1720

Email: legalnotice@transfirst.com

with a copy to (which shall not constitute notice):

Vista Equity Partners

401 Congress Avenue

Suite 3100

Austin, Texas 78701

Attention: Monti Saroya

Phone: (512) 730-2400

Fax: (512) 730-2453

Email: msaroya@vistaequitypartners.com

Vista Equity Partners

150 California Street - 18th Floor

San Francisco, CA 94111

Attention: Kevin Sofield

Office:     (415) 765-7062

ksofield@vistaequitypartners.com

and

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention: Francesco Penati; Brian Ford

Fax: (415) 439-1500

Email: fpenati@kirkland.com; bford@kirkland.com

(ii)	if to the First Lien Collateral Agent, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

Email: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

(iii)	if to the Second Lien Collateral Agent to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, NY 10022

Fax: (212) 284-3444

Email: JFIN.Admin@jefferies.com

Attention: TransFirst Account Manager

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(B) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.15. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Borrowers, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the First Lien Credit Agreement Secured Parties. The Second Lien Collateral Agent represents and warrants that this Agreement is binding upon the Second Lien Credit Agreement Secured Parties.

SECTION 8.19. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the rights or obligations of the Borrowers or any other Grantor, which obligations are absolute and unconditional, to pay the Senior Obligations and the Junior Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21. Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Article 9 of the First Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) the Second Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Second Lien Credit Agreement and the provisions of Article 9 of the Second Lien Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder.

SECTION 8.22. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Credit Agreement, any other Senior Debt Document, the Second Lien Credit Agreement or any other Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrowers or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Credit Agreement, any other Senior Debt Document, the Second Lien Credit Agreement or any other Junior Priority Debt Document.

SECTION 8.23. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JEFFERIES FINANCE LLC,
as First Lien Administrative Agent and First Lien Collateral Agent

By:	/s/ Daniel Duval
	Name:	Daniel Duval
	Title:	Managing Director

JEFFERIES FINANCE LLC, as Second Lien Administrative Agent and Second Lien Collateral Agent

By:	/s/ Daniel Duval
	Name:	Daniel Duval
	Title:	Managing Director

[TransFirst First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

TYCHE HOLDINGS, LLC,
as a Grantor

By:	/s/ Adrian R. Alonso
	Name:	Adrian R. Alonso
	Title:	Vice President

TYCHE MERGER SUB, INC., as a Grantor

By:	/s/ Adrian R. Alonso
	Name:	Adrian R. Alonso
	Title:	Vice President

TRANSFIRST INC., as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST PARENT CORP., as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

[TransFirst First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

TRANSFIRST HOLDINGS, INC.,
as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST THIRD PARTY SALES, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST ASSOCIATION SALES, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

[TransFirst First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

TRANSFIRST CORPORATE SALES, LLC,
as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST HEALTH AND GOVERNMENT SERVICES, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

ME ACQUISITION, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

CN ACQUISITION, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

[TransFirst First Lien/Second Lien Intercreditor Agreement]

Acknowledged and Agreed to by:

TRANSFIRST EPAYMENT, LLC,
as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

TRANSFIRST EPAYMENT SERVICES, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

PAYMENT RESOURCES INTERNATIONAL, LLC, as a Grantor

By:	/s/ Mark W. Travis
	Name:	Mark W. Travis
	Title:	Chief Financial Officer

[TransFirst First Lien/Second Lien Intercreditor Agreement]

ANNEX I

SUPPLEMENT NO. [    ] (“Supplement”) dated as of [            ], 20[    ], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2014 (the “First Lien/Second Lien Intercreditor Agreement”), among JEFFERIES FINANCE LLC, as First Lien Collateral Agent under the First Lien Credit Agreement, JEFFERIES FINANCE LLC, as Second Lien Collateral Agent under the Second Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by TYCHE MERGER SUB, INC., a Delaware corporation (“Merger Sub”), TRANSFIRST INC., a Delaware corporation (the “Company”), TRANSFIRST PARENT CORP., a Delaware corporation (the “Parent”), TRANSFIRST HOLDINGS, INC., a Delaware corporation (“TransFirst Holdings” and, together with Merger Sub, the Company and the Parent, the “Borrowers”), TYCHE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and the other Grantors (as defined therein) from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. The Grantors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the First Lien Credit Agreement, the Second Lien Credit Agreement, certain Additional Senior Debt Documents, and certain Additional Junior Priority Debt Documents, certain newly acquired or organized Restricted Subsidiaries of each Borrower that are not Excluded Subsidiaries are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Restricted Subsidiaries that are not Excluded Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary that is not an Excluded Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Additional Junior Priority Debt Documents and Additional Senior Debt Documents, as applicable.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants on the date hereof to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

Annex I-1

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Lead Borrower as specified in the First Lien/Second Lien Intercreditor Agreement.

SECTION 8. The New Grantor agrees to reimburse each of the Designated Senior Representative and the Designated Junior Priority Representative for its reasonable out-of-pocket and documented expenses in connection with this Supplement (including the reasonable and out-of-pocket and documented fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Priority Representative), in each case, to the extent required by the applicable Senior Debt Documents and Junior Priority Debt Documents, respectively.

[remainder of page intentionally left blank]

Annex I-2

IN WITNESS WHEREOF, the New Grantor, the Designated Senior Representative and the Designated Junior Priority Representative have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

Annex I-3

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] (“Representative Supplement”) dated as of [            ], 20[    ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2014 (the “First Lien/Second Lien Intercreditor Agreement”), among JEFFERIES FINANCE LLC, as First Lien Collateral Agent under the First Lien Credit Agreement, JEFFERIES FINANCE LLC, as Second Lien Collateral Agent under the Second Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by TYCHE MERGER SUB, INC., a Delaware corporation (“Merger Sub”), TRANSFIRST INC., a Delaware corporation (the “Company”), TRANSFIRST PARENT CORP., a Delaware corporation (the “Parent”), TRANSFIRST HOLDINGS, INC., a Delaware corporation (“TransFirst Holdings” and, together with Merger Sub, the Company and the Parent, the “Borrowers”), TYCHE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and the other Grantors (as defined therein) from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of each Borrower to incur Junior Priority Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Priority Collateral Documents relating thereto, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative, the Lead Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such

Annex II-1

Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants on the date hereof to the Designated Senior Representative, the Designated Junior Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Annex II-2

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Lead Borrower agrees to reimburse each of the Designated Senior Representative and the Designated Junior Priority Representative for its reasonable out-of-pocket and documented expenses in connection with this Representative Supplement (including the reasonable out-of-pocket and documented fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Priority Representative), in each case, to the extent required by the applicable Senior Debt Documents and Junior Priority Debt Documents, respectively.

[remainder of page intentionally left blank]

Annex II-3

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Lead Borrower have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as Designated Senior Representative

By:
Name:
Title:

Annex II-4

TRANSFIRST INC.,
as Lead Borrower

By:
Name:
Title:

Annex II-5

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] (“Representative Supplement”) dated as of [            ], 20[    ] to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2014 (the “First Lien/Second Lien Intercreditor Agreement”), among JEFFERIES FINANCE LLC, as First Lien Collateral Agent under the First Lien Credit Agreement, JEFFERIES FINANCE LLC, as Second Lien Collateral Agent under the Second Lien Credit Agreement, and the additional Representatives from time to time party thereto, and acknowledged and agreed to by TYCHE MERGER SUB, INC., a Delaware corporation (“Merger Sub”), TRANSFIRST INC., a Delaware corporation (the “Company”), TRANSFIRST PARENT CORP., a Delaware corporation (the “Parent”), TRANSFIRST HOLDINGS, INC., a Delaware corporation (“TransFirst Holdings” and, together with Merger Sub, the Company and the Parent, the “Borrowers”), TYCHE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and the other Grantors (as defined therein) from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement.

B. As a condition to the ability of each Borrower to incur Senior Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions precedent set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Senior Representative, the Designated Junior Priority Representative, the Lead Borrower and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby

Annex III-1

agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Additional Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants as of the date hereof to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative and the Designated Junior Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Annex III-2

SECTION 8. The Lead Borrower agrees to reimburse each of the Designated Senior Representative and the Designated Junior Priority Representative for its reasonable out-of-pocket and documented expenses in connection with this Representative Supplement (including the reasonable out-of-pocket and documented fees, other charges and disbursements of counsel for the Designated Senior Representative and the Designated Junior Priority Representative), in each case, to the extent required by the applicable Senior Debt Documents and Junior Priority Debt Documents, respectively.

[remainder of page intentionally left blank]

Annex III-3

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Lead Borrower have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of
[ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ],
as Designated Senior Representative

By:
Name:
Title:

Annex III-4

TRANSFIRST INC.,
as Lead Borrower

By:
Name:
Title:

Annex III-5

EXHIBIT J

[Form of]

AFFILIATE ASSIGNMENT AND ASSUMPTION

(See Attached)

J-1

EXHIBIT J

[FORM OF]

AFFILIATE ASSIGNMENT AND ASSUMPTION

This Affiliate Assignment and Assumption (the “Affiliate Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert Name of Assignor] (the “Assignor”) and [Insert Name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliate Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Affiliate Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	and is [a Sponsor Investor][Holdings, any Borrower or any of their Subsidiaries][1]

3.	Borrower(s):	Tyche Merger Sub, Inc., TransFirst Inc., TransFirst Parent Corp. and TransFirst Holdings, Inc. (collectively, the “Borrowers”)

4.	Administrative Agent:	Jefferies Finance LLC, as the administrative agent under the Credit Agreement

[1]	Insert as applicable.

5.	Credit Agreement:	The First Lien Credit Agreement dated as of November 12, 2014 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Lenders parties thereto, Jefferies Finance LLC, as Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest[s]:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans.[2]
Term Loans	$	$		%
	$	$		%

[7.	Trade Date:	][3]

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Affiliate Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][4] Accepted:

JEFFERIES FINANCE LLC, as
Administrative Agent

By:
Name:
Title:

[Consented to:][5]

TRANSFIRST INC.

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower Agent is required by the terms of the Credit Agreement.

ANNEX 1 to Affiliate Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

AFFILIATE ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliate Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document (other than this Affiliate Assignment and Assumption), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents (other than this Affiliate Assignment and Assumption) or any collateral thereunder, (iii) the financial condition of Holdings, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliate Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement [until such time as the Term Loans purchased pursuant to this Affiliate Assignment and Assumption are deemed automatically cancelled for all purposes and no longer outstanding]6, (ii) it is not a Disqualified Institution and it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder [(including, without limitation, Section 10.04(b)(v) and (vi))]7 and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder [until such time as the Term Loans purchased pursuant to this Affiliate Assignment and Assumption are deemed automatically cancelled for all purposes and no longer outstanding]8, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Affiliate Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Affiliate Assignment and Assumption and to purchase the Assigned Interest, (vii) [if such Assignee is a Sponsor Investor, that at the time of the execution and delivery of this Affiliate Assignment and Assumption and after giving effect to the transactions contemplated hereby, the aggregate principal amount of all Term Loans held by the Sponsor Investors

[6]	Insert if Assignee is Holdings, a Borrower or any of their Subsidiaries.
[7]	Insert if Assignee is a Sponsor Investor.
[8]	Insert if Assignee is Holdings, a Borrower or any of their Subsidiaries.

shall not exceed 25% of the aggregate principal amount of all Term Loans then outstanding under the Credit Agreement]9 [if such Assignee is Holdings, a Borrower or any of their Subsidiaries, no Default or Event of Default has occurred and is continuing or would immediately result from the transactions contemplated hereby]10, (viii) if it is not already a Lender under the Credit Agreement, attached to the Affiliate Assignment and Assumption an Administrative Questionnaire in the form provided by the Administrative Agent and (ix) attached to the Affiliate Assignment and Assumption is any documentation required to be delivered by it pursuant to the Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that [(i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender]11 [with respect to the Term Loans purchased pursuant to this Affiliate Assignment and Assumption, such Term Loans shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, a Borrower or a Subsidiary), for all purposes of the Credit Agreement and all other Loan Documents, including, but not limited to (i) the making of, or the application of, any payments to the Lenders under the Credit Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under the Credit Agreement or any other Loan Document or (iii) the determination of Required Lenders, or for any similar or related purpose, under the Credit Agreement or any other Loan Document and the Borrowers shall neither obtain nor have any rights as a Lender under the Credit Agreement or under the other Loan Documents by virtue of such repurchase (and without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrowers)]12.

2. Payments. [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date]13 [Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Effective Date. No interest shall accrue with respect to the Assigned Interest from and after the Effective Date and such Assigned Interest shall, from and after the Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding]14.

3. General Provisions. This Affiliate Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliate Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliate Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Affiliate Assignment and Assumption. This Affiliate Assignment

[9]	Insert if Assignee is a Sponsor Investor.
[10]	Insert if Assignee is Holdings, a Borrower or any of their Subsidiaries.
[11]	Insert if Assignee is a Sponsor Investor.
[12]	Insert if Assignee is Holdings, a Borrower or any of their Subsidiaries.
[13]	Insert if Assignee is a Sponsor Investor.
[14]	Insert if Assignee is Holdings, a Borrower or any of their Subsidiaries and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. The provisions set forth in Sections 10.09(b), (c) and (d) and Section 10.10 of the Credit Agreement shall apply herein mutatis mutandis.

EXHIBIT K-1

TO THE CREDIT AGREEMENT

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower Agent and the Administrative Agent in writing and deliver promptly to the Borrower Agent and the Administrative Agent an updated certificate or other appropriate documentation or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

K-1-1

EXHIBIT K-2

TO THE CREDIT AGREEMENT

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

K-2-1

EXHIBIT K-3

TO THE CREDIT AGREEMENT

[Form of]

NON-BANK CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners is a ten-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the conduct of a U.S. trade or business by the undersigned or its direct or indirect partners that are claiming the portfolio interest exemption.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

K-3-1

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

K-3-2

EXHIBIT K-4

TO THE CREDIT AGREEMENT

[FORM OF]

NON-BANK CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (“TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent (in such capacity together with its successors and assigns, the “Administrative Agent”) for the Lenders, as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the Secured Parties, as Issuing Bank and as the Swing Line Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.15(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners is a ten-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower Agent and the Administrative Agent in writing and deliver promptly to the Borrower Agent and the Administrative Agent an updated certificate or other appropriate documentation or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

K-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

K-4-2

EXHIBIT L

[Form of]

SOLVENCY CERTIFICATE

[●],

This Solvency Certificate is being executed and delivered pursuant to Section 4.01(g) of that certain First Lien Credit Agreement dated as of November 12, 2014 (as amended, amended and restated, supplemented, waived or otherwise modified from time to time, the “First Lien Credit Agreement”) among Tyche Merger Sub, Inc., a Delaware corporation (“Merger Sub”), TransFirst Inc., a Delaware corporation (“TransFirst 1”), TransFirst Parent Corp., a Delaware corporation (“TransFirst 2”), TransFirst Holdings, Inc., a Delaware corporation (the “TransFirst 3” and, together with Merger Sub, TransFirst 1 and TransFirst 2, the “Borrowers”), Tyche Holdings, LLC, a Delaware limited liability company (“Holdings”), each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent, as collateral agent, as Issuing Bank and as the Swing Line Lender, and Section 4.01(g) of that certain Second Lien Credit Agreement dated as of the date hereof among the Borrowers, Holdings, each of the other Guarantors, the Lenders and other agents from time to time party thereto and Jefferies Finance LLC, as administrative agent and as collateral agent (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements” and each a “Credit Agreement”); the terms defined therein being used herein as therein defined.

I, [●], the [chief financial officer/equivalent officer] of Holdings, solely in such capacity and not in an individual capacity, hereby certify that I am the [chief financial officer/equivalent officer] of Holdings and that I am generally familiar with the businesses and assets of Holdings and its Restricted Subsidiaries (taken as a whole), I have made such other investigations and inquiries as I have deemed appropriate and I am duly authorized to execute this Solvency Certificate on behalf of Holdings pursuant to each of the Credit Agreements.

I further certify, solely in my capacity as [chief financial officer/equivalent officer] of Holdings, and not in my individual capacity, as of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreements and the Transactions on the date hereof, that, (i) the sum of the debt (including contingent liabilities) of Holdings and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of Holdings and its Restricted Subsidiaries, taken as a whole; (ii) the capital of Holdings and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings or its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) Holdings and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name:
Title:

EXHIBIT M

PARI PASSU INTERCREDITOR AGREEMENT TERM SHEET

(See Attached)

EXHIBIT M

Pari Passu Intercreditor Agreement

Term Sheet

The following summary is intended to apply to one or more Intercreditor Agreements (each, a “First Lien Intercreditor Agreement”) entered into in connection with an issuance or incurrence of senior secured Indebtedness (equally and ratably secured with the Secured Obligations) permitted under the Credit Agreement (as defined below) (each, “First Lien Pari Passu Debt”). Capitalized terms used but not defined herein shall have the meanings set forth in the First Lien Credit Agreement, dated as of November 12, 2014 (as the same may be amended, restated, supplemented, refinanced or otherwise modified from time to time the “Credit Agreement”), among Tyche Merger Sub, Inc., TransFirst Inc., TransFirst Parent Corp., TransFirst Holdings, Inc., the other Guarantors from time to time party thereto, the lenders and agents from time to time party thereto and Jefferies Finance LLC, as Administrative Agent, Collateral Agent, Swing Line Lender and Issuing Bank. The following is a summary of all of the material terms that will be contained in each First Lien Intercreditor Agreement, but it is not intended to be a definitive list of all of the provisions that will be contained in each First Lien Intercreditor Agreement. Each First Lien Intercreditor Agreement will include, in addition to the provisions set forth herein, provisions that are customary or typical or are otherwise reasonably satisfactory to the Administrative Agent and the Borrower Agent.

Parties	The Administrative Agent, the Collateral Agent and one or more Representatives of the lenders or holders (as applicable) of First Lien Pari Passu Debt (each, a “First Lien Representative”), with the Borrowers, Holdings and each other Credit Party acknowledging and agreeing to the terms of the First Lien Intercreditor Agreement. The Secured Obligations and the First Lien Pari Passu Debt shall collectively constitute “First Lien Obligations”. The Secured Parties, First Lien Representative and holders of First Lien Pari Passu Debt shall collectively constitute “First Lien Secured Parties”.

Existing First Lien/Second Lien Intercreditor Agreement	To the extent the First Lien/Second Lien Intercreditor Agreement is then in effect, (i) each First Lien Representative shall enter into a joinder agreement to the First Lien/Second Lien Intercreditor Agreement as an agent in respect of Additional Senior Debt Obligations (as defined in the First Lien/Second Lien Intercreditor Agreement) in accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement and shall at all times be subject to the First Lien/Second Lien Intercreditor Agreement as

an agent in respect of Additional Senior Debt Obligations in accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement and (ii) the terms of the First Lien/Second Lien Intercreditor Agreement shall prevail in the event of a conflict between the First Lien/Second Lien Intercreditor Agreement and the First Lien Intercreditor Agreement.

Lien Priorities	So long as the Secured Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) are outstanding, the Liens securing any First Lien Pari Passu Debt will be pari passu in all respects to the liens securing the Secured Obligations.

Collateral	The Collateral and the collateral securing any First Lien Pari Passu Debt will be substantially identical, with such differences as are reasonably satisfactory to the Administrative Agent.

If for any reason, the guaranties of, or collateral securing, the First Lien Pari Passu Debt are less extensive than those guarantying or securing, as the case may be, the Secured Obligations, then (a) with regard to Collateral securing the Secured Obligations only, such Collateral shall not be shared with the holders of First Lien Pari Passu Debt and the provisions below under the heading “Application of Proceeds/Turnover” shall not apply to such Collateral or the proceeds thereof and (b) with regard to any amounts received by the Secured Parties pursuant to the respective guaranties, such amounts shall not be shared with the holders of First Lien Pari Passu Debt and the provisions below under the heading “Application of Proceeds/Turnover” shall not apply to such amounts.

Prohibition on Contesting Liens	The Administrative Agent, the Collateral Agent and the First Lien Representatives will not contest or support any other person in contesting, the priority, validity or enforceability of each other’s liens.

No New Liens	Subject to the provisions described above in

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the second paragraph under the heading “Collateral”, if the Administrative Agent,the Collateral Agent or a First Lien Representative acquires any lien on any assets of any Credit Party which assets are not also subject to the lien of the Administrative Agent, the Collateral Agent and each First Lien Representative, as applicable, then the Administrative Agent, the Collateral Agent or such First Lien Representative, as applicable, will hold such lien for the pari passu benefit of the Administrative Agent, the Collateral Agent and the First Lien Representatives until the Administrative Agent, the Collateral Agent and/or each First Lien Representative acquires a lien in such assets.

Enforcement	The Applicable Collateral Agent (as defined below), acting only on the instructions of the Applicable Authorized Representative (as defined below), shall (i) control all decisions related to the exercise of remedies with respect to all or any portion of the Collateral and so long as the Collateral Agent is the Applicable Collateral Agent, no First Lien Representative or holder of First Lien Pari Passu Debt shall seek to exercise any right or remedy with respect to the Collateral and (ii) constitute the controlling agent under the First Lien/Second Lien Intercreditor Agreement to the extent then in effect.

Notwithstanding the equal priority of the Liens securing the Secured Obligations and each series of First Lien Pari Passu Debt, until the date the Discharge of Obligations under the Loan Documents occurs (as defined below), the Applicable Collateral Agent may deal with the Collateral as if the Secured Parties have a Lien senior to the holders of First Lien Pari Passu Debt.

“Applicable Collateral Agent” means, until the earlier of (x) the date the Discharge of Obligations under the Loan Documents occurs and (y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent, and thereafter, a collateral agent representing the holders of First Lien Pari Passu Debt at such time.

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“Applicable Authorized Representative” means, until the earlier of (x) the date the Discharge of Obligations under the Loan Documents occurs and (y) the Non-Controlling Authorized Representative Enforcement Date (unless and until same shall be deemed not to have occurred in accordance with the last proviso to the definition thereof), the Administrative Agent and thereafter, the First Lien Representative of the series of the First Lien Pari Passu Debt constituting the largest outstanding principal amount of any then outstanding series of First Lien Pari Passu Debt (such series, the “Largest First Lien Pari Passu Debt”).

“Discharge of Obligations under the Loan Documents” means the date on which the Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) under the Loan Documents are no longer secured by any of the Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means 180 days (or such alternative period to be agreed among Administrative Agent, First Lien Representative and Borrower Agent) after the acceleration of the Largest First Lien Pari Passu Debt; provided that such date shall be stayed and shall not occur if (1) the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to the Collateral or (2) the Credit Party which has granted a security interest in the Collateral is then a debtor subject to an insolvency or liquidation proceedings; provided further, if the circumstances described in clause (1) or (2) above subsequently occur, the Non-Controlling Authorized Representative Enforcement Date shall be deemed (prospectively only) not to have occurred.

Application of Proceeds/Turnover	Subject to the First Lien/Second Lien Intercreditor Agreement (to the extent then in effect), the proceeds of any liquidation, foreclosure, enforcement or similar action

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related to the Collateral will be applied in the following order of priority (following the prior application of proceeds in accordance with the Intercreditor Agreement):

First, to pay agent fees, expenses and indemnities;

Second, on a pro rata basis, to pay the First Lien Obligations in accordance with the terms of the Loan Documents and the applicable documents relating to each series of such First Lien Pari Passu Debt (treating the payment of principal, interest, premium (if any) and fees in respect to loans constituting First Lien Pari Passu Debt in the same manner as with respect to loans under the Credit Agreement); and

Third, to be applied in accordance with the First Lien Intercreditor Agreement, to the extent any amounts are still owed in respect thereof; otherwise to the Borrower or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing and in addition to the provisions described above in the second paragraph under the heading “Collateral”, each holder of First Lien Obligations shall bear the risk of (x) any failure to perfect (or to create) any Liens securing such First Lien Obligations and (y) any intervening Liens created after the perfection of Liens securing prior perfected First Lien Obligations and before the perfection of Liens securing subsequently incurred First Lien Obligations.

Release of Collateral	The Collateral shall be released automatically from securing the First Lien Pari Passu Debt upon any sale of Collateral in which the liens securing the Secured Obligations are released, in the event that such sale is effected as a result of the Applicable Collateral Agent exercising remedies against all or a portion of the Collateral resulting in a sale or disposition thereof.

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Bankruptcy	In connection with any insolvency proceeding of any Credit Party:

If (1) such Credit Party, as debtor-in-possession, moves for approval of debtor-in-possession financing (a “DIP Financing”) and (2) the Applicable Authorized Representative does not object to such DIP Financing, then (i) to the extent the liens securing such DIP Financing (the “DIP Financing Liens”) are senior to the Liens on any Collateral for the benefit of the holders of First Lien Obligations, each of the Non-Controlling Secured Parties (as defined below) shall subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (as defined below) (other than any Liens of any holders of First Lien Obligations constituting DIP Financing Liens) are subordinated thereto and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any Collateral, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral, in each case so long as (A) the holders of First Lien Obligations retain the benefit of their Liens on such Collateral pledged to the DIP Financing lenders, (B) the holders of First Lien Obligations are granted Liens on any additional collateral pledged to any other holders of First Lien Obligations as adequate protection or otherwise, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied in accordance with the terms of the First Lien Intercreditor Agreement and (D) if any holders of First Lien Obligations are granted adequate protection, in connection with such DIP Financing or cash collateral, the proceeds of such adequate protection are applied in accordance with the terms of the First Lien Intercreditor Agreement.

“Controlling Secured Parties” means, at any time when the Collateral Agent is the Applicable Collateral Agent, the Secured Parties, and at any other time, the holders of First Lien Obligations whose authorized representative is the Applicable Authorized Representative at such time.

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“Non-Controlling Secured Parties” means, at any time, the holders of First Lien Obligations which are not at such time Controlling Secured Parties.

No holder of First Lien Obligations receiving adequate protection shall object to any other holders of First Lien Obligations receiving adequate protection comparable to any adequate protection granted to such holder of First Lien Obligations in connection with a DIP Financing or use of cash collateral.

Amendment of Documents	Documents entered into in connection with the Credit Agreement or the First Lien Pari Passu Debt may be amended, supplemented or otherwise modified, and the Credit Agreement and the First Lien Pari Passu Debt may be refinanced, in each case without the consent of the Administrative Agent, any Secured Party, any First Lien Representative or any holders of any First Lien Pari Passu Debt; provided, that a representative of the holders of any refinancing debt shall bind itself in writing to the terms of the First Lien Intercreditor Agreement.

Notwithstanding the foregoing, no security document entered into in connection with the Credit Agreement or the First Lien Pari Passu Debt may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification would contravene any of the terms of the First Lien Intercreditor Agreement.

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Amendments, Waivers under the First Lien Intercreditor Agreement	The First Lien Intercreditor Agreement may not be amended without the written consent of the Administrative Agent, the Collateral Agent and each First Lien Representative party thereto; provided that additional Credit Parties may be added as parties to the First Lien Intercreditor Agreement in accordance with the provisions thereof without consent of the Administrative Agent, the Collateral Agent or any First Lien Representative; provided further that such amendment, modification or waiver will require the Borrower’s consent if it amends, modifies or waives the rights, interests or liabilities, or affects the privileges of, the Borrower or any Credit Party.

Governing Law	The State of New York

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